     As filed with the Securities and Exchange Commission on July 16, 2001
                                                      Registration No. 333-91093


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                  RELIANT ENERGY TRANSITION BOND COMPANY LLC
    (Exact name of registrant as specified in its certificate of formation)


                  DELAWARE                                      76-0624152
        (State or other jurisdiction                         (I.R.S. Employer
     of incorporation or organization)                      Identification No.)

               1111 LOUISIANA                                 HUGH RICE KELLY
           HOUSTON, TEXAS  77002                              1111 LOUISIANA
               (713) 207-3000                              HOUSTON, TEXAS  77002
     (Address, including zip code, and                         (713) 207-3000
   telephone number, including area code,         (Name, address, including zip code, and
of registrant's principal executive offices)       telephone number, including area code,
                                                             of agent for service)

                                                     Copies to:

                                                --------------------

             CHRISTOPHER J. KELL                     MARGO S. SCHOLIN                    KEVIN P. LEWIS
        SKADDEN, ARPS, SLATE, MEAGHER               BAKER BOTTS L.L.P.               VINSON & ELKINS, L.L.P.
                 & FLOM LLP                           910 LOUISIANA                   3600 FIRST CITY TOWER
              FOUR TIMES SQUARE                      ONE SHELL PLAZA                   1001 FANNIN STREET
       NEW YORK, NEW YORK  10036-6522           HOUSTON, TEXAS  77002-4995            HOUSTON, TEXAS  77002
               (212) 735-2160                         (713) 229-1234                      (713) 758-2222

                                                --------------------


  Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             --------------------

                        CALCULATION OF REGISTRATION FEE


        TITLE OF EACH CLASS OF         AMOUNT TO BE    PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
     SECURITIES TO BE REGISTERED        REGISTERED         PRICE PER UNIT (1)          OFFERING PRICE (1)      REGISTRATION FEE (2)
===================================================================================================================================
Transition Bonds Issuable in Series     $750,700,000               100%                   $750,700,000                $187,703
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest, if any.

(2) Of this amount, a registration fee of $278 was paid in connection with the initial filing of this Registration Statement.


                             --------------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus supplement and the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to completion, dated           , 2001.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED _______, 2001)

               $________________ Transition Bonds, Series 2001-1

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                                     Issuer

                          RELIANT ENERGY, INCORPORATED

                        Seller and the Initial Servicer

                         ____________________________



                                                                                           EXPECTED
                     INITIAL                                                                 FINAL         FINAL
                    PRINCIPAL      INTEREST                 UNDERWRITING         NET        PAYMENT       MATURITY
 CLASS:              BALANCE:        RATE:       PRICE:      DISCOUNTS:       PROCEEDS:      DATE:         DATE:
 ------             ---------      --------      ------     ------------      ---------    ---------      --------
Class __
Class __
Class __
Class __

The total price to the public is $_____. The total amount of the underwriting discounts is $_______. The total amount of proceeds before deduction of expenses (estimated to be $_____________) is $__________.

The underwriters expect to deliver the Series 2001-1 transition bonds through the book-entry facilities of The Depository Trust Company against payment in New York, New York on __________, 2001.

                          ___________________________

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE __ OF THE PROSPECTUS BEFORE YOU INVEST IN THE SERIES 2001-1 TRANSITION BONDS.

The Series 2001-1 transition bonds represent obligations of the issuer, Reliant Energy Transition Bond Company LLC, and are secured only by the assets of the issuer, consisting principally of the transition property. Reliant Energy, Incorporated and its affiliates, other than the issuer, are not liable for any payments on the Series 2001-1 transition bonds.

There currently is no secondary market for the Series 2001-1 transition bonds, and we cannot assure you that one will develop.

Additional information is contained in the prospectus. You should read this prospectus supplement and the prospectus carefully before you invest in the Series 2001-1 transition bonds. This prospectus supplement may not be used to offer and sell the Series 2001-1 transition bonds unless accompanied by the prospectus.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ____________________________

                              MERRILL LYNCH & CO.
                         ____________________________


          The date of this prospectus supplement is            , 2001.

                               TABLE OF CONTENTS

                             Prospectus Supplement

Where You Can Find Information About This Offering................................................................   4
Introduction......................................................................................................   5
The Series 2001-1 Transition Bonds................................................................................   6
     The Collateral...............................................................................................   6
     The Transition Property......................................................................................   7
     Payment and Record Dates and Payment Sources.................................................................   7
     Interest Payments............................................................................................   7
     Principal Payments...........................................................................................   8
     Distribution Following Acceleration..........................................................................  10
     Optional Redemption..........................................................................................  10
Credit Enhancement................................................................................................  10
     Periodic Adjustments of the Transition Charges...............................................................  10
     Collection Account and Subaccounts...........................................................................  11
The Transition Charges............................................................................................  13
Underwriting the Series 2001-1 Transition Bonds...................................................................  13
     The Underwriters' Sales Price for the Series 2001-1 Transition Bonds.........................................  14
     No Assurance as to Resale Price or Resale Liquidity for the Series 2001-1 Transition Bonds...................  14
     Various Types of Underwriter Transactions That May Affect the Price of the Series 2001-1 Transition Bonds....  14
Ratings for the Series 2001-1 Transition Bonds....................................................................  15

                                                   PROSPECTUS

About This Prospectus.............................................................................................   5
Cautionary Statement Regarding Forward-Looking Information........................................................   6
Where You Can Find More Information...............................................................................   7
Prospectus Summary................................................................................................   8
Risk Factors......................................................................................................  17
Reliant Energy....................................................................................................  31
The Texas Electric Choice Plan....................................................................................  33
Reliant Energy's Financing Order..................................................................................  36
The Servicer of the Transition Property...........................................................................  39
The Issuer........................................................................................................  52
Use of Proceeds...................................................................................................  55
The Transition Bonds..............................................................................................  55
Weighted Average Life and Yield Considerations for the Transition Bonds...........................................  62
The Sale Agreement................................................................................................  63
The Servicing Agreement...........................................................................................  68
The Indenture.....................................................................................................  76
How a Bankruptcy May Affect Your Investment.......................................................................  93
Material Federal Income Tax Consequences for the Transition Bondholders...........................................  96
ERISA Considerations..............................................................................................  99
Plan of Distribution for the Transition Bonds..................................................................... 102
Ratings for the Transition Bonds.................................................................................. 102
Legal Matters..................................................................................................... 103
Experts........................................................................................................... 103
Appendix A - Glossary of Defined Terms............................................................................ A-1
Index to Financial Statements of Reliant Energy Transition Bond Company LLC....................................... F-1

               WHERE YOU CAN FIND INFORMATION ABOUT THIS OFFERING

   This prospectus supplement and the prospectus provide information about us, Reliant Energy and the transition bonds. This prospectus supplement describes the specific terms of the series of the transition bonds we are offering, the Series 2001-1 transition bonds. The prospectus describes terms that apply to all series of the transition bonds.


   References in this prospectus supplement and the prospectus to the terms "we," "us," "our" or "the issuer" mean Reliant Energy Transition Bond Company LLC. References to "Reliant Energy" or "the seller" mean Reliant Energy, Incorporated. You can find a glossary of some of the other defined terms we use in this prospectus supplement and the prospectus on page A-1 of the prospectus.

   We have included cross-references to sections in this prospectus supplement and the prospectus where you can find further related discussions. You can also find references to key topics in the table of contents on the previous page.


   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the Series 2001-1 transition bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.


                                      INTRODUCTION

The issuer of the Series 2001-1              Reliant Energy Transition Bond Company LLC, a direct wholly owned
 transition bonds:                           subsidiary of Reliant Energy and a limited liability company formed under Delaware law.  We were formed solely to purchase the transition property, to issue one or more series of the transition bonds secured by the transition property and to perform any activity incidental thereto.

Our address:                                 1111 Louisiana, Suite ____, Houston, Texas  77002

Our telephone number:                        (713) 207-_____

The seller of the transition property:       Reliant Energy, a diversified international energy services company, incorporated under Texas law.  As of July 1, 2001, Reliant
                                             Energy HL&P, its electric utility division, provided electric utility services to approximately 1.7 million retail electric customers in the City of Houston, Texas, and surrounding areas of the Texas Gulf Coast.

Reliant Energy's address:                    1111 Louisiana, Houston, Texas 77002

Reliant Energy's telephone number:           (713) 207-3000

The servicer of the transition property:     Reliant Energy, acting as the initial servicer, and any successor or assignee servicer, referred to in this prospectus supplement and the prospectus as the "servicer," will service the transition property under a servicing agreement with us.

The trustee:                                 Bankers Trust Company, a New York banking corporation

The collection agent:                        Reliant Energy, acting as the initial collection agent, and any successor collection agent, referred to in this prospectus supplement and the prospectus as the "collection agent," will collect transition charges on behalf of the servicer under the intercreditor agreement.

Minimum denomination:                        $1,000, except for one transition bond of each class which may be of a smaller denomination

Risk factors:                                You should carefully consider the risk factors beginning on page 14 of the prospectus before you invest in the Series 2001-1 transition bonds.

                      THE SERIES 2001-1 TRANSITION BONDS

   We will issue the Series 2001-1 transition bonds under an indenture we will enter into with Bankers Trust Company, as trustee, referred to in this prospectus supplement and the prospectus as the "trustee." We will issue the Series 2001-1 transition bonds in denominations of integral multiples of $1,000, except that we may issue one transition bond in each class in a smaller denomination. The Series 2001-1 transition bonds will consist of _______ classes. The initial principal balance, expected final payment date, final maturity date and interest rate for each class of the Series 2001-1 transition bonds are stated in Table 1 below.

                                    TABLE 1

                              INITIAL CLASS             EXPECTED FINAL                FINAL
        CLASS               PRINCIPAL BALANCE            PAYMENT DATE             MATURITY DATE           INTEREST RATE
        -----               -----------------           --------------            -------------           -------------
Class ___                      $__________                __________                __________             _________%
Class ___                      $__________                __________                __________             _________%
Class ___                      $__________                __________                __________             _________%
Class ___                      $__________                __________                __________             _________%

   The expected final payment date for each class of the Series 2001-1 transition bonds is the date when the outstanding principal balance of that class will be reduced to zero if we make payments according to the expected amortization schedule for that class. The final maturity date for each class of the Series 2001-1 transition bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding Series 2001-1 transition bonds of that class. The failure to pay principal of any class of Series 2001-1 transition bonds on or prior to the final maturity date for that class is an event of default. Please refer to "The Indenture-- What Constitutes an Event of Default on the Transition Bonds" in the prospectus.

THE COLLATERAL

   The Series 2001-1 transition bonds will be secured under the indenture by the indenture's trust estate. The indenture's trust estate consists of:

   . the transition property, which is a property right created under the Texas Electric Choice Plan enacted by the Texas Legislature in June 1999 and the financing order issued on May 31, 2000 by the Public Utility Commission of Texas, which is referred to in this prospectus supplement and the prospectus as the "Texas commission,"

   . our rights under the sale agreement pursuant to which we acquired the transition property, and any administration agreement executed in connection with the sale agreement,

   . all bills of sale delivered by Reliant Energy pursuant to the sale agreement,

   . our rights under the servicing agreement and any subservicing, agency, intercreditor, or collection agreements executed in connection with the servicing agreement,

   .      the collection account and all subaccounts of the collection account,

   . all of our other property, other than any cash released to us by the trustee quarterly from earnings on the capital subaccount,

   . all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

   . all payments on or under and all proceeds in respect of any or all of the foregoing.

THE TRANSITION PROPERTY

   In general terms, the rights and interests of Reliant Energy under the financing order, which will be transferred to us pursuant to the sale agreement, are referred to in this prospectus supplement and the prospectus as the "transition property." The transition property includes the irrevocable right to recover, through the transition charges payable by retail electric customers within Reliant Energy's certificated service area as it existed on May 1, 1999, the qualified costs of Reliant Energy authorized in the financing order. In this prospectus supplement and the prospectus we refer to Reliant Energy's certificated service area as it existed on May 1, 1999 as "Reliant Energy's service territory." Reliant Energy's qualified costs authorized in the financing order approving the issuance of the Series 2001-1 transition bonds include:

   . certain of Reliant Energy's generation-related regulatory assets, as determined in the financing order, and

   . certain costs of issuing, supporting and servicing the Series 2001-1 transition bonds.

The transition property is described in more detail under "The Sale Agreement -- Reliant Energy's Sale and Assignment of the Transition Property" in the prospectus.

   Reliant Energy will sell the transition property to us to support the issuance of up to $____ million in principal amount of the Series 2001-1 transition bonds. Prior to January 2002, the servicer (or the collection agent on behalf of the servicer) will collect the transition charges from retail electric customers within Reliant Energy's service territory on our behalf. Beginning in January 2002, or in limited circumstances, sooner, retail electric customers in Reliant Energy's service territory will purchase electricity and related services from retail electric providers, rather than from electric utilities. See "The Texas Electric Choice Plan -- The Texas Electric Choice Plan's General Effect on the Electric Utility Industry in Texas -- Retail Competition" in the prospectus. One or more of these retail electric providers are expected to be affiliates of Reliant Energy. Each retail electric provider will include the transition charges in its bill to its retail electric customers but is not required to show the transition charges as a separate line item or footnote. The retail electric providers will be obligated to remit payments with respect to the transition charges, less an allowance for charge-offs of delinquent customer accounts, to the servicer (or the collection agent on behalf of the servicer) whether or not collected from retail electric customers. The servicer will have limited rights to collect the transition charges directly from retail electric customers if the retail electric provider does not remit such payments to the servicer but will have certain rights against the retail electric provider. See "Reliant Energy's Financing Order -- Requirements for Retail Electric Providers" in the prospectus. Since the amount of transition charge collections will largely depend on the amount of electricity consumed by customers within Reliant Energy's service territory, the amount of collections may vary substantially from quarter to quarter. See "The Servicer of the Transition Property" in the prospectus.

PAYMENT AND RECORD DATES AND PAYMENT SOURCES

   Beginning ___________, we are required to pay principal and interest on the Series 2001-1 transition bonds quarterly on ___________, ___________, ___________ and ___________ of each year, or, if that day is not a business day, the following business day. We refer to each of these dates as a "payment date." So long as the Series 2001-1 transition bonds are in book-entry form, on each payment date, we will make payments to the persons that are the holders of record as of the business day before that payment date, which is referred to as the record date. If we issue certificated securitization bonds to beneficial owners of the securitization bonds as described in "The Transition Bonds -- Definitive Certificated Transition Bonds" in the prospectus, the record date will be the last business day of the calendar month preceding the payment date. On each payment date, the trustee will pay amounts then due on outstanding Series 2001-1 transition bonds from amounts available from the collection account and the related subaccounts held by the trustee. These amounts, which will include amounts collected by the servicer for us with respect to the transition charges during the prior quarter, are described in greater detail under "The Indenture--The Collection Account for the Transition Bonds" in the prospectus.


INTEREST PAYMENTS

   Holders of transition bonds in each class of Series 2001-1 transition bonds will receive interest at the rate for that class as set forth in Table 1 above.

   Interest on each class of Series 2001-1 transition bonds [which bears interest at a fixed rate] will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the transition bonds have been paid in full, at the interest rate indicated in Table
1. Each of those periods is referred to as an interest accrual period. On each payment date, we will pay interest on each class of the Series 2001-1 transition bonds as follows:

   . if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

   . accrued interest on the principal balance of each class of the Series 2001-1 transition bonds as of the close of business on the preceding payment date, or the date of the original issuance of the class of the Series 2001-1 transition bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date.

   We will pay interest on the Series 2001-1 transition bonds before we pay principal of the Series 2001-1 transition bonds. See "The Transition Bonds -- Payment of Interest and Principal on the Transition Bonds" in the prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each series and class of transition bonds based on the amount of interest payable on each outstanding series. We will calculate interest on the Series 2001-1 transition bonds [(other than Class____)] on the basis of a 360-day year of twelve 30-day months. [Interest on the Class ___ transition bonds will be calculated on the basis of [to be completed if floating rate transition bonds are being issued.]]

PRINCIPAL PAYMENTS

   On each payment date, we will pay principal on the Series 2001-1 transition bonds to the transition bondholders equal to the sum, without duplication, of :

   . the unpaid principal amount of any transition bond whose final maturity date is on that payment date, plus

   . the unpaid principal amount of any transition bond called for redemption on that payment date, plus

   . the unpaid principal amount of each series of transition bonds upon acceleration of that series following an event of default relating to that series of transition bonds, plus

   . the principal scheduled to be paid on any transition bond on that payment date,

but only to the extent funds are available in the collection account after payment of interest as described above under "Interest Payments." We will pay principal of the Series 2001-1 transition bonds in the following order:

   1. to the holders of the class _____ transition bonds, until the principal balance of that class has been reduced to zero,

   2. to the holders of the class _____ transition bonds, until the principal balance of that class has been reduced to zero,

   3. to the holders of the class _____ transition bonds, until the principal balance of that class has been reduced to zero, and

   4. to the holders of the class _____ transition bonds, until the principal balance of that class has been reduced to zero.

However, we will not pay principal of any class of Series 2001-1 transition bonds on a payment date if making the payment would reduce the principal balance of that class to an amount lower than the amount specified in the expected amortization schedule in Table 2 below for that class on that payment date. Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the reserve subaccount until applied on a subsequent payment date.

   The entire unpaid principal balance of each class of the Series 2001-1 transition bonds will be due and payable on the final maturity date for the class. If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding may declare the unpaid principal balance of all outstanding series of the transition bonds, together with accrued interest, to be immediately due and payable. If there is a shortfall in the amounts available to make principal payments on transition bonds that are due and payable, including upon an acceleration following an event of default, or that are scheduled to be paid, the trustee will distribute principal pro rata to each series and class of transition bonds based on the amount of principal payable and scheduled to be paid on the payment date to that Series and that class.

   The expected amortization schedule in Table 2 below sets forth the principal balance that is scheduled to remain outstanding for each class of the Series 2001-1 transition bonds from the issuance date to the expected final payment date. The table reflects the principal balance for each class at each payment date after taking into account principal payments scheduled to be made on that date for each class. In establishing the expected amortization schedule, we have assumed, among other things, that:

   .  the Series 2001-1 transition bonds are issued on ______________, 2001,

   . we make the scheduled payments on the Series 2001-1 transition bonds on each payment date, commencing on ___________, 2001,

   . the annual servicing fee for the Series 2001-1 transition bonds equals 0.05% of the initial outstanding principal balance of the Series 2001-1 transition bonds, and that we pay quarterly installments of the annual servicing fee on each payment date,

   .  there are no net earnings on amounts on deposit in the collection account,

   . we pay our operating expenses, including all fees, costs and charges of the trustee and our independent managers, estimated to be in the amount of $_____ in the aggregate with respect to all series of the transition bonds on each payment date and these amounts are paid quarterly in arrears,

   . all collected transition charges are received in accordance with Reliant Energy's forecasts, and, for periods prior to the commencement of billing retail electric providers in January 2002, any applicable collections curves, and are deposited in the collection account, and

   . the initial transition charges and adjustments thereto are sufficient to make the scheduled payments on the transition bonds.

                                    TABLE 2

                         Expected Amortization Schedule

                    OUTSTANDING PRINCIPAL BALANCE PER CLASS


                                 CLASS                CLASS                CLASS                CLASS
     PAYMENT DATE               BALANCE              BALANCE              BALANCE              BALANCE
     ------------               -------              -------              -------              -------
Closing

   We cannot assure you that the principal balance of any class of the Series 2001-1 transition bonds will be reduced at the rate indicated in Table 2. The actual reduction in class principal balances may occur more slowly. The actual reduction in class principal balances will not occur more quickly than indicated in Table 2, except in the case of optional redemption or acceleration due to an event of default under the indenture. The Series 2001-1 transition bonds will not be in default if principal is not paid as specified in Table 2 unless the principal of any class is not paid in full on or before the final maturity date of that class.

DISTRIBUTION FOLLOWING ACCELERATION

   Upon an acceleration of the maturity of the Series 2001-1 transition bonds, the total outstanding principal balance of and interest accrued on the Series 2001-1 transition bonds will be payable without priority of interest over principal or principal over interest and without regard to series or class, in the proportion that the total outstanding principal balance of, and accrued interest on, the Series 2001-1 transition bonds bears to the total outstanding principal balances of and interest accrued on all transition bonds issued by us that have also been accelerated.

OPTIONAL REDEMPTION

   We may redeem all of the outstanding Series 2001-1 transition bonds, at our option, on any payment date if the outstanding principal balance of the Series 2001-1 transition bonds, after giving effect to payments scheduled to be made on that payment date, is less than 5% of the initial principal balance of the Series 2001-1 transition bonds. If we redeem the Series 2001-1 transition bonds, we will pay the outstanding principal balance of the Series 2001-1 transition bonds and interest accrued and unpaid on the Series 2001-1 transition bonds to (but excluding) the redemption date. The trustee will give notice of the redemption to transition bondholders not less than five days or more than 45 days prior to the redemption date. We may not redeem the Series 2001-1 transition bonds under any other circumstances.

                               CREDIT ENHANCEMENT

   Credit enhancement for the Series 2001-1 transition bonds is intended to protect you against losses or delays in scheduled payments on your Series 2001-1 transition bonds. See "Risk Factors -- You may experience payment delays or incur a loss on your investment in the transition bonds due to limited sources of payment for the transition bonds and limited credit enhancement, if any" in the prospectus.

PERIODIC ADJUSTMENTS OF THE TRANSITION CHARGES

   Credit enhancement for the Series 2001-1 transition bonds includes mandatory periodic review and adjustment to the transition charges to be collected from the retail electric customers within Reliant Energy's service territory and the allocation of those charges among the various classes of customers to ensure that sufficient funds are available to make payments of principal and interest on the Series 2001-1 transition bonds, as well as any other outstanding series of transition bonds, as scheduled. The servicer is required to make a filing with the Texas commission for an adjustment at least annually to correct any significant undercollection or overcollection of transition charges. In addition, under limited circumstances, interim true-up adjustments may be made if required, but not more frequently than quarterly. The amount of the adjustment will be determined by using a formula established by the financing order approving the issuance of the Series 2001-1 transition bonds. Please refer to "Reliant Energy's Financing Order--True-Ups" in the prospectus. The adjustments will be made to correct any undercollections or overcollections and to ensure that the transition charges generate amounts sufficient to:

   .  make timely interest and principal payments on the transition bonds,

   . pay fees and expenses of the trustee, our independent managers and the servicer and other fees, expenses, costs and charges, and

   . fund the overcollateralization subaccount and maintain the capital subaccount at their required levels.

COLLECTION ACCOUNT AND SUBACCOUNTS

   The trustee will establish a collection account to hold the capital contribution from Reliant Energy and collected transition charges periodically remitted to the trustee by the servicer. The collection account will consist of various subaccounts, including the following:

   .  general subaccount,

   .  capital subaccount,

   .  overcollateralization subaccount, and

   .  reserve subaccount.

Withdrawals from and deposits to these subaccounts will be made as described under "The Indenture--The Collection Account for the Transition Bonds" and "-- How Funds in the Collection Account Will Be Allocated" in the prospectus.

   The General Subaccount. The trustee will deposit collected transition charges remitted to it by the servicer into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount as described under "The Indenture--How Funds in the Collection Account Will Be Allocated" in the prospectus.

   The Capital Subaccount. On the date we issue the Series 2001-1 transition bonds, Reliant Energy will deposit $______ in the capital subaccount as a capital contribution, which is equal to 0.5% of the initial outstanding principal balance of the Series 2001-1 Transition Bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the Series 2001-1 transition bonds described below under "Ratings for the Series 2001-1 Transition Bonds." If amounts available in the general subaccount, the reserve subaccount and the overcollateralization subaccount are not sufficient on any payment date to make scheduled payments to the transition bondholders and to pay the expenses, fees and charges specified in the indenture, the trustee will draw on amounts in the capital subaccount to make those payments.

   The Overcollateralization Subaccount. The trustee will deposit collected transition charges remitted to it by the servicer in the overcollateralization subaccount over the term of the Series 2001-1 transition bonds on each payment date up to an amount which we refer to as the "scheduled overcollateralization level." The scheduled overcollateralization level for each payment date is listed below in Table 3. The aggregate overcollateralization level for the Series 2001-1 transition bonds is $______ million which represents 0.5% of the initial outstanding principal balance of the Series 2001-1 transition bonds. The scheduled overcollateralization levels have been set at amounts sufficient to obtain the ratings on the Series 2001-1 transition bonds described below under "Ratings for the Series 2001-1 Transition Bonds."

                                    TABLE 3

                     SCHEDULED OVERCOLLATERALIZATION LEVELS


                                   SCHEDULED OVER-                                              SCHEDULED OVER-
      PAYMENT DATE             COLLATERALIZATION LEVEL             PAYMENT DATE             COLLATERALIZATION LEVEL
-----------------------------------------------------------------------------------------------------------------------


   If amounts available in the general subaccount and the reserve subaccount are not sufficient on any payment date to make scheduled payments to the transition bondholders and to pay the expenses, fees and charges specified in the indenture, the trustee will draw on amounts in the overcollateralization subaccount to make those payments.

   The Reserve Subaccount. The reserve subaccount will be funded with collected transition charges and earnings on amounts in the collection account, other than earnings on amounts allocated to the capital subaccount, in excess of the amount necessary to pay on any payment date:

   . fees and expenses including indemnity payments of the trustee, our independent managers and the servicer and other fees, expenses, costs and charges,

   . principal and interest payments on the Series 2001-1 transition bonds payable on that payment date,

   .      any amount required to replenish the capital subaccount, and

   . the amounts required to fund or replenish the overcollateralization subaccount to the required level.

The periodic adjustments of the transition charges will be calculated to eliminate any amounts held in the reserve subaccount. These adjustments generally will occur annually. Under limited circumstances these adjustments may occur more frequently, but not more frequently than quarterly.

   If amounts available in the general subaccount are not sufficient to make scheduled payments to the transition bondholders on any payment date, the trustee will draw on any amounts in the reserve subaccount to make those payments.

                             THE TRANSITION CHARGES

   The financing order authorizes Reliant Energy to recover the qualified costs authorized in the financing order from retail electric customers in Reliant Energy's service territory through the collection of the transition charges. The servicer will bill the transition charges to each retail electric customer until the customer's first meter-read date occurring after January 1, 2002, after which time retail electric customers will be billed by retail electric providers. Reliant Energy will be the initial servicer. Beginning on the date we issue the Series 2001-1 transition bonds, the initial transition charges listed in Table 4 below will be imposed on retail electric customers in each customer class at the applicable rate for the class determined pursuant to the financing order. The amount of these transition charges will be adjusted at least annually by the servicer in accordance with its filing with the Texas commission. Please refer to "Reliant Energy's Financing Order" in the prospectus.

                                    TABLE 4

                           INITIAL TRANSITION CHARGES


                                                                          INITIAL TRANSITION CHARGE RATE
               TRANSITION CHARGE CUSTOMER CLASS                                  IN CENTS PER KWH
               --------------------------------                           -------------------------------
Residential
MGS (miscellaneous general service)
LGS (large general service)
LOS-A (large overhead service - A)
LOS-B (large overhead service - B)
SCP (special contract pricing)
Non-Metered Lighting
Standby Electric Service - Distribution
Interruptible Service Supplemental - Distribution
Interruptible Service - 30 Minute Notice
Interruptible Service - 10 Minute Notice
Interruptible Service - Instantaneous
Interruptible Service - Supplemental Transmission
Standby Electric Service - Transmission
Standby Interruptible Service

Please refer to "Reliant Energy's Financing Order--Allocation" in the prospectus.


                UNDERWRITING THE SERIES 2001-1 TRANSITION BONDS

   Subject to the terms and conditions in the underwriting agreement among Reliant Energy, the underwriters, for whom Merrill Lynch & Co. is acting as the representative, and us, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the Series 2001-1 transition bonds listed opposite each underwriter's name below:


                     NAME                            CLASS ___          CLASS ___          CLASS ___          CLASS ___
                    ------                           ---------          ---------          ---------          ---------

   Under the underwriting agreement, the underwriters will take and pay for all of the Series 2001-1 transition bonds we offer, if any are taken.

THE UNDERWRITERS' SALES PRICE FOR THE SERIES 2001-1 TRANSITION BONDS

   Series 2001-1 transition bonds sold by the underwriters to the public will be initially offered at the prices set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the Series 2001-1 transition bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each class. The underwriters may allow and dealers may reallow a discount not to exceed the percentage listed below for each class.

                                SELLING                        REALLOWANCE
CLASS                          CONCESSION                       DISCOUNT
-----                          ----------                      -----------
Class ___
Class ___
Class ___
Class ___

   After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

NO ASSURANCE AS TO RESALE PRICE OR RESALE LIQUIDITY FOR THE SERIES 2001-1 TRANSITION BONDS

   The Series 2001-1 transition bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the Series 2001-1 transition bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the Series 2001-1 transition bonds.

VARIOUS TYPES OF UNDERWRITER TRANSACTIONS THAT MAY AFFECT THE PRICE OF THE SERIES 2001-1 TRANSITION BONDS

   The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series 2001-1 transition bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the Series 2001-1 transition bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the Series 2001-1 transition bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series 2001-1 transition bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series 2001-1 transition bonds to be higher than they would otherwise be. Neither we, Reliant Energy, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

   Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to Reliant Energy and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the Series 2001-1 transition bonds.

   We estimate that our share of the total expenses of the offering, excluding underwriting discounts but including expenses for which we and Reliant Energy have agreed to reimburse the underwriters, will be approximately
$______________.

   We and Reliant Energy have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933.


                 RATINGS FOR THE SERIES 2001-1 TRANSITION BONDS

   It is a condition of any underwriter's obligation to purchase the Series 2001-1 transition bonds that each class of the Series 2001-1 transition bonds be rated "___" by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., "__" by Fitch Inc., and "___" by Moody's Investors Service.

   A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agency. No person is obligated to maintain its rating on the Series 2001-1 transition bonds, and accordingly, we cannot assure you that the ratings assigned to any class of the Series 2001-1 transition bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of the Series 2001-1 transition bonds is revised or withdrawn, the liquidity of that class may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the likelihood of any particular rate of principal payments on the Series 2001-1 transition bonds other than payment in full of each class of the Series 2001-1 transition bonds by the applicable final maturity date, as well as the timely payment of interest.

                Subject to completion, dated  __________, 2001.

PROSPECTUS


                  Reliant Energy Transition Bond Company LLC

                                     Issuer

                                Transition Bonds


                          RELIANT ENERGY, INCORPORATED

                        Seller and the Initial Servicer

--------------------------------------------------------------------------------


YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE __ OF THIS PROSPECTUS BEFORE YOU INVEST IN THE TRANSITION BONDS.

Reliant Energy Transition Bond Company LLC may issue from time to time one or more series of the transition bonds as described in this prospectus. Each series of transition bonds may have one or more classes. The transition bonds represent our obligations and are backed only by our assets. Reliant Energy, Incorporated and its affiliates, other than us, are not liable for any payments on the transition bonds.

We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the transition bonds.

There currently is no secondary market for the transition bonds, and we cannot assure you that one will develop.

We may offer and sell the transition bonds by use of this prospectus. We will provide the specific terms of any offerings in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the transition bonds. This prospectus may not be used to offer and sell the transition bonds unless accompanied by a prospectus supplement.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this prospectus is ___________, 2001.

                               TABLE OF CONTENTS


                                    PROSPECTUS

                                                                                          Page
                                                                                          ----
About This Prospectus....................................................................   5
Cautionary Statement Regarding Forward-Looking Information...............................   6
Where You Can Find More Information......................................................   7
Prospectus Summary.......................................................................   8
     Summary of the Transition Bonds.....................................................   8
     Parties to the Transaction..........................................................  10
     The Collateral......................................................................  11
     The Transition Property.............................................................  11
     Principal Payments and Record Dates and Payment Sources.............................  12
     Interest Payments...................................................................  12
     Priority of Distributions...........................................................  12
     Credit Enhancement..................................................................  13
     State Pledge........................................................................  14
     Allocations and Distributions.......................................................  15
     Optional Redemption.................................................................  16
     Expected Final Payment Dates and Final Maturity Dates...............................  16
     Reports to Transition Bondholders...................................................  16
     Servicing Compensation..............................................................  16
     Federal Income Tax Status...........................................................  16
     ERISA Considerations................................................................  16
Risk Factors.............................................................................  17
     You may experience material payment delays or incur a loss on your investment in the transition bonds due to the limited sources of payment for the transition bonds and limited credit enhancement, if any.....................  17
Risks Associated With Potential Judicial, Legislative or Regulatory Actions..............  17
     Future judicial action could reduce the value of your investment in the transition bonds....................................................................  17
     Federal preemption of the Texas Electric Choice Plan could reduce the value of your investment in the transition bonds..........................................  18
     Future state legislative action could reduce the value of your investment in the transition bonds 18 The Texas commission may take actions which could reduce the value of your investment in the transition bonds...................  19
Servicing Risks..........................................................................  21
     Reliant Energy may incorrectly evaluate its retail electric customers'
     ability to pay transition charges...................................................  21
     There are uncertainties associated with collecting the transition charges and there is unpredictability associated with a deregulated electricity market..............................................................................  22
     Reliant may encounter unexpected problems in the initial administration charges.............................................................................  22
     Your investment in the transition bonds is dependent on Reliant
     Energy or its successor or assignee, acting as servicer of the transition property............................................................................  22
     It may be more difficult to collect transition charges from retail electric providers than from Reliant Energy's retail electric customers......................  23
     Retail electric customers within Reliant Energy's service territory do not have experience in paying the transition charges and paying through retail electric providers, and retail electric providers do not have experience billing and collecting transition charges...........................................  24
     A default by Reliant Energy as the collection agent may trigger the need to replace Reliant Energy as the collection agent. It may be difficult to find a successor collection agent, and any successor collection agent may lack experience billing and collecting transition charges from retail electric providers (and, in some cases, retail electric customers............................  24
     Collection practices may reduce the value of your investment in the transition bonds....................................................................  25
     Limits on rights to terminate service may make it more difficult to collect the transition charges......................................................  25
Risks Associated With the Unusual Nature of the Transition Property......................  26

     We will not receive transition charges more than 15 years from the date of issuance of that series of transition bonds.........................................  26
Risks Associated With Potential Bankruptcy Proceedings...................................  26
     The servicer may commingle the transition charges with other revenues it collects. This may reduce the value of your investment in the transition bonds in the event the servicer enters bankruptcy proceedings.......................  26
     Retail electric providers may commingle the transition charges with other revenues they collect. This may reduce the value of your investment in the transition bonds in the event a retail electric provider enters bankruptcy proceedings.........................................................................  27
     The bankruptcy of Reliant Energy could result in losses or delays in payments on the transition bonds....................................................  27
     The sale of the transition property could be construed as a financing and not a sale in a case of Reliant Energy's bankruptcy.................................  28
Other Risks Associated With an Investment in the Transition Bonds........................  29
     Reliant Energy's obligation to indemnify us for a breach of a representation or warranty may not be sufficient to protect your investment in the transition bonds....................................................................  29
     The absence of a secondary market for the transition bonds could limit your ability to resell your transition bonds.............................................  29
     Reliant Energy's ratings may affect the market value of the transition bonds...............................................................................  29
     The implications of the ratings issued with respect to the transition bonds are limited.........................................................................  30
     Technological change may make alternative energy sources more attractive in the future..........................................................................  30
     You may have to reinvest the principal of your transition bonds at a lower rate of return in the event the transition bonds are optionally redeemed............  30
     We may issue additional series of transition bonds..................................  30
     You may receive principal payments later than you expected, or in limited circumstances, earlier than you expected............................................  31
Reliant Energy...........................................................................  32
     General.............................................................................  32
     Reliant Energy's Business Separation Plan...........................................  32
     Where You Can Find More Information About Reliant Energy............................  33
The Texas Electric Choice Plan...........................................................  34
     The Texas Electric Choice Plan's General Effect on the Electric Utility
     Industry in Texas...................................................................  34
     Recovery of Stranded Costs for Reliant Energy and Other Texas Utilities.............  35
     Reliant Energy and Other Utilities May Securitize Stranded Costs and
     Regulatory Assets...................................................................  35
Reliant Energy's Financing Order.........................................................  37
The Servicer of the Transition Property..................................................  40
     Reliant Energy's Customer Classes...................................................  41
     Percentage Concentration Within Reliant Energy's Large Industrial Customer
     Class...............................................................................  44
     How Reliant Energy Forecasts the Number of Retail Electric Customers and
     the Amount of Electricity Usage.....................................................  44
     Reliant Energy's Billing Process....................................................  47
     Reliant Energy Maintains Limited Information on its Customers' Creditworthiness.....  47
     Credit Practice, Policies and Procedures of Retail Electric Providers...............  50
     How Reliant Energy in its capacity as Servicer Will Apply Partial Payments by its Retail Electric Customers....................................................  53
The Issuer...............................................................................  53
     General.............................................................................  53
     Our Purpose.........................................................................  54
     Our Relationship With Reliant Energy................................................  54
     Our Managers........................................................................  54
     Manager Compensation and Limitation on Liabilities..................................  55
     We Are a Separate and Distinct Legal Entity from Reliant Energy.....................  55
     Administration Agreement............................................................  56
     Intercreditor Agreement.............................................................  56
Use of Proceeds..........................................................................  56
The Transition Bonds.....................................................................  56
     General Terms of the Transition Bonds...............................................  56
     Payments of Interest and Principal on the Transition Bonds..........................  57


     Floating Rate Transition Bonds......................................................  58
     Redemption of the Transition Bonds..................................................  59
     Credit Enhancement for the Transition Bonds.........................................  59
     Transition Bonds Will Be Issued in Book-Entry Form..................................  59
     Definitive Certificated Transition Bonds............................................  62
Weighted Average Life and Yield Considerations for the Transition Bonds..................  63
The Sale Agreement.......................................................................  64
     Reliant Energy's Sale and Assignment of the Transition Property.....................  64
     Reliant Energy's Representations and Warranties.....................................  64
     Reliant Energy's Obligation to Indemnify Us and the Trustee And to Take
     Legal Action........................................................................  68
     Successors to Reliant Energy........................................................  69
The Servicing Agreement..................................................................  69
     Reliant Energy's Servicing Procedures...............................................  69
     Collections During Competition Period...............................................  71
     The Texas Commission's Transition Charge Adjustment Process.........................  71
     Reliant Energy's Compensation for Its Role as Servicer and Its Release of
     Other Parties.......................................................................  72
     Reliant Energy's Duties as Servicer.................................................  72
     Reliant Energy's Representations and Warranties as Servicer.........................  73
     The Servicer Will Indemnify Us and Other Related Entities in Limited
     Circumstances.......................................................................  74
     The Servicer Will Provide Statements to Us and to the Trustee.......................  74
     The Servicer Will Provide Compliance Reports Concerning the Servicing
     Agreement...........................................................................  75
     Matters Regarding Reliant Energy as Servicer........................................  75
     Events Constituting a Default by Reliant Energy in Its Role as Servicer.............  76
     The Trustee's Rights If Reliant Energy Defaults in Its Role as Servicer.............  77
     The Obligations of a Servicer That Succeeds Reliant Energy..........................  77
The Indenture............................................................................  77
     The Security for the Transition Bonds...............................................  77
     The Transition Bonds May Be Issued in Various Series or Classes.....................  78
     The Collection Account for the Transition Bonds.....................................  79
     How Funds in the Collection Account Will Be Allocated...............................  82
     Reports to Holders of the Transition Bonds..........................................  84
     We and the Trustee May Modify the Indenture.........................................  84
     What Constitutes an Event of Default on the Transition Bonds........................  87
     Our Covenants.......................................................................  90
     Access to the List of Holders of the Transition Bonds...............................  91
     We Must File an Annual Compliance Statement.........................................  91
     The Trustee Must Provide an Annual Report to All Transition Bondholders.............  92
     What Will Trigger Satisfaction and Discharge of the Indenture.......................  92
     Our Legal Defeasance and Covenant Defeasance Options................................  92
     The Trustee.........................................................................  94
     Governing Law.......................................................................  94
How a Bankruptcy May Affect Your Investment..............................................  94
Material Federal Income Tax Consequences for the Transition Bondholders..................  97
     General.............................................................................  97
     Income Tax Status of the Transition Bonds and the Issuer............................  98
     Taxation of Holders of the Transition Bonds.........................................  98
     Definition of United States Person..................................................  98
     Tax Consequences to U.S. Holders....................................................  98
     Tax Consequences to Non-U.S. Holders................................................  99
     State Tax Consequences.............................................................. 100
ERISA Considerations..................................................................... 100
     Plan Asset Issues For an Investment in the Transition Bonds......................... 101
     Prohibited Transaction Exemptions................................................... 101
     Conditions That Would Allow the QPAM Exemption to Apply............................. 101
Plan of Distribution for the Transition Bonds............................................ 103
Ratings for the Transition Bonds......................................................... 103
Legal Matters............................................................................ 104
Experts.................................................................................. 104

Appendix A - Glossary of Defined Terms................................................... A-1
Index to Financial Statements of Reliant Energy Transition Bond Company LLC.............. F-1

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we have filed with the SEC using a "shelf" registration process. By using this process, we may offer the transition bonds in one or more offerings. This prospectus provides you with a description of the transition bonds we may offer. Each time we offer transition bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading "Where You Can Find More Information."

     References in this prospectus and the prospectus supplement to the terms "we," "us," "our" or "the issuer" mean Reliant Energy Transition Bond Company LLC. References to "Reliant Energy" or "the seller" mean Reliant Energy, Incorporated. You can find a glossary of some of the other defined terms we use in this prospectus on page A-1 of this prospectus.

     You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the transition bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     Some statements contained in this prospectus and the prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under the heading "Where You Can Find More Information," are forward-looking statements within the meaning of the federal securities laws. Although we and Reliant Energy believe that the expectations and the underlying assumptions reflected in these statements are reasonable, we cannot assure you that these expectations will prove to be correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

     .    state or federal legislative or regulatory developments,

     .    national or regional economic conditions,

     . the accuracy of the servicer's estimates of market demand and prices for energy,

     . the accuracy of the servicer's estimates of industrial, commercial and residential growth in Reliant Energy's service territory,

     . weather variations and other natural phenomena affecting retail electric customer energy usage,

     . the speed, degree and effect of continued electric industry restructuring,

     . the operating performance of Reliant Energy's facilities and third-party suppliers of electric energy in Reliant Energy's service territory, and

     . the accuracy of the servicer's estimates of the payment patterns of retail electric customers, including the rate of delinquencies and any collections curves.

     Any forward-looking statements should be considered in light of these important factors and in conjunction with the other documents filed by us and by Reliant Energy with the SEC.

     New factors that could cause actual results to differ materially from those described in forward-looking statements may emerge from time to time. It is not possible for us or Reliant Energy to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made and neither we nor Reliant Energy undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement we have filed with the SEC relating to the transition bonds. This prospectus and the prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus and the prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or the prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. For further information, we refer you to the registration statement and the exhibits, which are available for inspection without charge at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information regarding the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Information filed with the SEC can also be inspected at the SEC's Internet site located at http://www.sec.gov. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

                   Reliant Energy Transition Bond Company LLC
                                1111 Louisiana
                             Houston, Texas  77002
                                (713) 207-3000

     We will also file with the SEC all of the periodic reports we are required to file under the Securities Exchange Act of 1934 and the rules, regulations or orders of the SEC thereunder. We may, however, discontinue filing such reports if at any time after January 1, 2002, the transition bonds are held of record by fewer than 300 persons.

     The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in the prospectus supplement or information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the transition bonds is completed. Any statement contained in this prospectus, in the prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus, the prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

                               PROSPECTUS SUMMARY


     This summary contains a brief description of the transition bonds and applies to all series of transition bonds we may offer by use of this prospectus. You may find information relating to a specific series of our transition bonds in the prospectus supplement relating to that series. You will find a more detailed description of the terms of the offering of the transition bonds following this summary.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE ___ OF THIS PROSPECTUS BEFORE YOU INVEST IN THE TRANSITION BONDS.

                                         SUMMARY OF THE TRANSITION BONDS
The issuer of the transition bonds:          Reliant Energy Transition Bond Company LLC, a direct wholly owned subsidiary of Reliant Energy and a limited liability company formed under Delaware law.  We were formed solely to purchase the transition property, to issue one or more series of the transition bonds secured by the transition property and to perform any activity incidental thereto.

Our address:                                 1111 Louisiana, Houston, Texas  77002

Our telephone number:                        (713) 207-3000

The seller of the transition property:       Reliant Energy, a diversified international energy services company, incorporated under Texas law.  As of July 1, 2001, Reliant
                                             Energy HL&P, its electric utility division, provided electric utility services to approximately 1.7 million retail electric customers in the City of Houston, Texas, and surrounding areas of the Texas Gulf Coast.

Reliant Energy's address:                    1111 Louisiana, Houston, Texas 77002

Reliant Energy's telephone number:           (713) 207-3000

The servicer of the transition property:     Reliant Energy, acting as the initial servicer, and any successor or assignee servicer, referred to in this prospectus and the prospectus supplement as the "servicer," will service the
                                             transition property under a servicing agreement with us.

The trustee:                                 Bankers Trust Company, a New York banking corporation

The collection agent:                        Reliant Energy, acting as the initial collection agent, and any successor collection agent, referred to in this prospectus and the prospectus supplement as the "collection agent," will collect transition charges on behalf of the servicers under the
                                             intercreditor agreement.


Transaction Overview:                        The Texas Electric Choice Plan permits electric utilities, such as
                                             Reliant Energy, to recover generation-related regulatory assets through irrevocable nonbypassable transition charges assessed on all retail electric customers within a utility's certificated service area as it existed on May 1, 1999.  We refer to this area in this prospectus and the prospectus supplement, with regard to
                                             Reliant Energy, as "Reliant Energy's service territory."  The amount and terms for collections of these transition charges are governed by a financing order issued on May 31, 2000 by the Public
                                             Utility Commission of Texas, referred to in this prospectus and the prospectus supplement as the "Texas commission."  The Texas
                                             Electric Choice Plan and the financing order permit an electric utility to transfer its rights and interests in the financing order, including the right to collect transition charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the transition charges.  The electric utility's right to receive the transition charges and its other rights and interests under the financing order, upon transfer to the issuer, constitute transition property.

                                             The primary transactions underlying the offering of the transition bonds are as follows:

                                             .  We will sell the transition bonds to the underwriters named in the prospectus supplement.

                                             .  Reliant Energy will sell the transition property to us in exchange for the net proceeds from the sale of the transition bonds.

                                             .  Reliant Energy will act as the initial collection agent for the transition charges and the initial servicer of the transition property.

                                             The transition bonds are not obligations of the trustee, our managers, Reliant Energy or of any of its affiliates, other than
                                             us.  The transition bonds are also not obligations of the State of
                                             Texas or any governmental agency, authority or instrumentality of the State of Texas.

     The following chart represents a general summary of the parties to the transactions underlying the offering


[Parties to the Transaction Chart]

of the transition bonds, their roles and their various relationships to the other parties:

THE COLLATERAL

     The transition bonds will be secured under the indenture by the indenture's trust estate. The indenture's trust estate consists of:

     . the transition property, which is a property right created under the Texas Electric Choice Plan enacted by the Texas Legislature in June 1999 and the financing order issued by the Texas commission on May 31, 2000,

     . our rights under the sale agreement and any administration agreement executed in connection with the sale agreement,

     . all bills of sale delivered by Reliant Energy pursuant to the sale agreement,

     . our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

     .    the collection account and all subaccounts of the collection account,

     . all of our other property, other than any cash released to us by the trustee quarterly from earnings on the capital subaccount,

     . all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

     . all payments on or under and all proceeds in respect of any or all of the foregoing.

THE TRANSITION PROPERTY

     In general terms, the rights and interests of Reliant Energy under the financing order, which will be transferred to us pursuant to the sale agreement, are referred to in this prospectus and the prospectus supplement as the "transition property." The transition property includes the irrevocable right to recover, through the transition charges payable by retail electric customers within Reliant Energy's service territory, the qualified costs of Reliant Energy authorized in the financing order. Reliant Energy's qualified costs include:

     . certain of Reliant Energy's generation-related regulatory assets, as determined by the financing order, and

     .    the costs of issuing, supporting and servicing the transition bonds.

     Reliant Energy will sell the transition property to us to support the issuance of the transition bonds. Prior to January 2002, the servicer (or the collection agent on behalf of the servicer) will collect the transition charges from retail electric customers within Reliant Energy's service territory on our behalf. Beginning in January 2002, or in limited circumstances, sooner, retail electric customers in Reliant Energy's service territory will purchase electricity and related services from retail electric providers, rather than from electric utilities. One or more of these retail electric providers are expected to be affiliates of Reliant Energy. Each retail electric provider will include the transition charges in its bills to retail electric customers but is not required to show the transition charges as a separate line item or footnote. The retail electric providers will be obligated to remit payments with respect to the transition charges less an allowance for charge-offs of delinquent customer accounts to the servicer (or the collection agent on behalf of the servicer), whether or not collected from retail electric customers. The servicer will have limited rights to collect the transition charges directly from retail electric customers if the retail electric provider does not remit such payments to the servicer but will have certain rights against the retail electric providers. Since the amount of transition charge collections will largely depend on the amount of electricity consumed by customers within Reliant Energy's service territory, the amount of collections may vary substantially from quarter to quarter. Please refer to "The Service of the Transition Property" in this prospectus.

INTEREST PAYMENTS

     Interest on each class or series of transition bonds will accrue from the date we issue the class or series of transition bonds at the interest rates stated in the related prospectus supplement. On each payment date, we will pay interest on each class or series of transition bonds as follows:

     . if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

     . accrued interest on the principal balance of each class or series of transition bonds as of the close of business on the preceding payment date, or the date of the original issuance of each class or series of transition bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date, if any.

     We will pay interest on each class or series of transition bonds before we pay the principal of each class or series of transition bonds. See "The Transition Bonds--Payments of Interest and Principal on the Transition Bonds." If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each series and class of transition bonds based on the amount of interest payable on each outstanding series or class. Unless otherwise specified in the prospectus supplement, we will calculate interest on the basis of a 360-day year of twelve 30-day months.

PRINCIPAL PAYMENTS AND RECORD DATES AND PAYMENT SOURCES

     On each payment date specified in the prospectus supplement for each series of transition bonds, referred to in this prospectus as a "payment date," we will pay amounts then due or scheduled to be paid on outstanding series of the transition bonds from amounts available from the collection account and the related subaccounts held by the trustee. We will make these payments to the holders of record of the transition bonds on each record date specified in the prospectus supplement, referred to in this prospectus as a "record date." These amounts, which will include the transition charges collected by the servicer for us during the prior quarter, are described in greater detail under "The Indenture--The Collection Account for the Transition Bonds."

PRIORITY OF DISTRIBUTIONS

     On each payment date, the trustee will apply the transition charges remitted by the servicer together with all investment earnings on the collection account, other than investment earnings on amounts in the capital subaccount, to the extent funds are available in the collection account, in the following order of priority:

     1. payment of the trustee's fee, which will be a fixed fee in an amount specified in the indenture, and indemnity],

     2. payment of any servicing fee not already held back by the servicer, which will be a fixed fee in an amount specified in the servicing agreement, any unpaid servicing fees from prior payment dates, and all excess payments of transition charges made by the servicer in reliance on forecasts of expected collections,

     3. payment of the collection agent fee, which will be a fixed fee in an amount specified in the intercreditor agreement, and any unpaid collection agent fees from prior payment dates,

     4. payment of the administration fee, which will be a fixed fee in an amount specified in the administration agreement between us and Reliant Energy, and fees of our independent managers, which will be specified in the amended and restated limited liability company agreement,

     5. payment of operating expenses up to an aggregate of $_______ for each payment date for all series of the transition bonds, so long as no event of default has occurred and is continuing or would be caused by this payment,

     6. payment of the interest then due on the transition bonds, including payment of any amount payable to the swap counterparty on any interest rate swap agreement,

     7. payment of the principal then required to be paid on the transition bonds, including any principal due and payable at final maturity or upon redemption or acceleration,

     8. payment of the principal then scheduled to be paid on the transition bonds,

     9. payment of any amounts payable to any other credit enhancement providers,

     10. payment of any of our remaining unpaid operating expenses plus any expenses owed to the trustee or our managers,

     11.  replenishment of any shortfalls in the capital subaccount,

     12. payment of the scheduled allocation to and replenishment of any shortfall in the overcollateralization subaccount,

     13. release of an amount equal to investment earnings on amounts in the capital subaccount to us, so long as no event of default has occurred and is continuing, and

     14.  allocation of the remainder, if any, to the reserve subaccount.

     The amount of all fees referred to in clauses (1) through (4) above are described in the prospectus supplement for the related series of the transition bonds. The priority of distributions for the collected transition charges, as well as available amounts in the subaccounts, are described in more detail under "The Indenture--How Funds in the Collection Account Will Be Allocated," as well as in the prospectus supplement for each series of the transition bonds.

CREDIT ENHANCEMENT

     Unless otherwise specified in the prospectus supplement, credit enhancement for the transition bonds will be as follows:

     . The Texas commission will permit adjustments to the transition charges, but only upon petition of the servicer, to make up for any shortfall or reduce any excess in collected transition charges. These adjustments will be made annually. In addition, under limited circumstances, interim true-up adjustments may be made if required, but not more frequently than quarterly. Please refer to "Reliant Energy's Financing Order--True-Ups."

     . Collection Account--Under the indenture, the trustee will hold a single collection account, divided into various subaccounts, for all series of the transition bonds. The primary subaccounts for credit enhancement purposes are:

          . the overcollateralization subaccount--we will specify a funding level for the overcollateralization subaccount in the prospectus supplement, which amount will be funded from collected transition charges ratably over the term of the transition bonds,

          . the capital subaccount--Reliant Energy will deposit an amount specified in the prospectus supplement for each series of the transition bonds into the capital subaccount on the date of issuance of that series, and

          . the reserve subaccount--any excess amount of collected transition charges and investment earnings not released to us will be held in the reserve subaccount.

     Each of these subaccounts will be available to make payments on all series of the transition bonds on each payment date.

     Additional credit enhancement for any series may include surety bonds or letters of credit or other forms of credit enhancement. Any additional forms of credit enhancement for each series will be specified in the related prospectus supplement. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

STATE PLEDGE

     The State of Texas has pledged in the Texas Electric Choice Plan that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full. The transition bonds are not a debt or an obligation of the State of Texas and are not a charge on its full faith and credit or its taxing power.

                         ALLOCATIONS AND DISTRIBUTIONS

     We have provided a general summary of the flow of collected transition charges in the diagram below.

                     [Allocations and Distributions Chart]

OPTIONAL REDEMPTION

     The prospectus supplement may provide for redemption of a series of the transition bonds at our option at a redemption price not less than the outstanding principal of and accrued interest on the transition bonds.

EXPECTED FINAL PAYMENT DATES AND FINAL MATURITY DATES

     Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the transition bonds of any class or series by the expected final payment date will not result in a default with respect to that class or series. The failure to pay the entire outstanding principal balance of the transition bonds of any series will result in a default only if such payment has not been made by the final maturity date for the series, or on any date set for redemption of the series. We will specify the expected final payment date and the final maturity date of each series and class of transition bonds in the prospectus supplement.

REPORTS TO TRANSITION BONDHOLDERS

     Pursuant to the indenture, the trustee will provide to the holders of record of the transition bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the transition bonds. Unless and until the transition bonds are issued in definitive certificated form, the reports will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the transition bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please refer to "The Indenture--The Trustee Must Provide an Annual Report to All Transition Bondholders."

SERVICING COMPENSATION

     We will pay the servicer on each payment date the servicing fee with respect to all series of the transition bonds. As long as Reliant Energy or any affiliated entity acts as servicer, this fee will be 0.05% of the initial principal balance of the initial series of transition bonds on an annualized basis. If a successor servicer is appointed, the servicing fee will be negotiated by the successor servicer and the trustee at the written direction of the majority holders, but will not exceed 0.60% of the initial principal balance of the initial series of transition bonds on an annualized basis.

FEDERAL INCOME TAX STATUS

     Reliant Energy has received a private letter ruling from the Internal Revenue Service to the effect that the transition bonds will be classified as obligations of Reliant Energy for U.S. federal income tax purposes. If you purchase a transition bond, you agree to treat it as debt of Reliant Energy for U.S. federal income tax purposes.

ERISA CONSIDERATIONS

     Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974 may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan, or other investor subject to ERISA, will be deemed to certify that the purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, please refer to "ERISA Considerations."

                                  RISK FACTORS

     You should carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement before deciding whether to invest in the transition bonds. In particular, you should carefully consider the risk factors described below. In addition, please read "Cautionary Statement Regarding Forward-Looking Information" in this prospectus, where we describe additional uncertainties associated with the forward-looking statements in this prospectus and the prospectus supplement.

     If any of the following risks actually occur, your investment in the transition bonds could be materially adversely affected. In such case, the trading price of the transition bonds could decline and you may lose all or part of your investment.

YOU MAY EXPERIENCE MATERIAL PAYMENT DELAYS OR INCUR A LOSS ON YOUR INVESTMENT IN THE TRANSITION BONDS DUE TO THE LIMITED SOURCES OF PAYMENT FOR THE TRANSITION BONDS AND LIMITED CREDIT ENHANCEMENT, IF ANY.

     You may suffer material payment delays or losses on your transition bonds if our assets are insufficient to make principal and interest payments on the transition bonds in full. The only source of funds for payments of interest and principal on the transition bonds will be our assets, which include:

     . the transition property, including the right to impose, collect and receive transition charges and to make true-up adjustments,

     . the funds on deposit in the collection account and the related subaccounts held by the trustee,

     .    rights under various contracts, and

     .    any other credit enhancement described in the prospectus supplement.

     Any floating rate transition bonds will also have the proceeds of any swap agreement available as a payment source.

     The transition bonds will not be insured or guaranteed by Reliant Energy, including in its capacity as the initial servicer and collection agent, any of its affiliates (other than us), the trustee, or by any other person or entity. Thus, you must rely for payment of the transition bonds solely upon collections of the transition charges, funds on deposit in the collection account held by the trustee and any other credit enhancement described in the prospectus supplement. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please refer to "The Issuer" in this prospectus.


  RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS

FUTURE JUDICIAL ACTION COULD REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS.

     The transition property is the creation of the Texas Electric Choice Plan and the financing order issued by the Texas commission to Reliant Energy. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on recently enacted legislation because of limited judicial or regulatory experience implementing and interpreting the legislation. The Texas Electric Choice Plan was enacted by the Texas Legislature in June 1999 and the financing order was issued on May 31, 2000. The deadline established under the Texas Electric Choice Plan to appeal the financing order expired in June 2000. No party appealed the financing order. Although no party appealed Reliant Energy's financing order, multiple parties appealed similar financing orders for transition bonds issued to two other Texas electric utilities. The Texas Supreme Court unanimously rejected a challenge based on provisions of the Texas Constitution to the securitization provisions of the Texas Electric Choice Plan. In one case, the Court upheld the challenged financing order in its entirety. In the other case, the Court remanded certain issues relating to the amount to be securitized. On some of the issues in these cases

(other than the constitutional challenge), the Court's decision was not unanimous. Because a motion for rehearing of the Court's decision is currently pending, the appeal has not concluded and the Court's decision is not final.

     Because the transition property is a creation of the Texas Electric Choice Plan, any event affecting the validity of the underlying statutory provisions could have an adverse effect on the transition bonds. For example, if the provisions that create the transition property were invalidated, we, the servicer (and the collection agent on behalf of the servicer) could lose the right to collect the transition charges or could otherwise be prevented from making such collections. Or, if the provisions allowing adjustment of the transition charges were invalidated, the servicer might be prevented from securing sufficient funds for the scheduled payments on the transition bonds. If this occurs, you may lose some or all of your investment in the transition bonds or you may experience delays in recovering your investment in the transition bonds. We cannot assure you that the Texas Supreme Court will not grant the motion for rehearing referenced above or that another lawsuit challenging the validity of the Texas Electric Choice Plan will not be filed in the future or that, if filed, such lawsuit will not be successful.

     Other states have passed electricity deregulation laws, similar to the Texas Electric Choice Plan, and some of these laws have been challenged by judicial actions. To date, none of these challenges have succeeded, but future judicial challenges could be made in other states. An unfavorable decision regarding another state's law would not automatically invalidate the Texas Electric Choice Plan or the financing order, but it might give rise to a challenge to the Texas Electric Choice Plan. In addition, an unfavorable court decision on another state's statute may establish a legal precedent for a successful challenge to the Texas Electric Choice Plan depending on the similarity of the other statute and the applicability of the legal precedent to the Texas Electric Choice Plan. Furthermore, legal action in other states could heighten awareness of the political and other risks of the transition bonds, and in that way may limit the liquidity and value of the transition bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the transition bonds.

     Neither we nor Reliant Energy will indemnify you for any changes in the law that may affect the value of your transition bonds.

FEDERAL PREEMPTION OF THE TEXAS ELECTRIC CHOICE PLAN COULD REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS.

     Congress or a federal agency may attempt to preempt the Texas legislature and pass a law or adopt a rule or regulation prohibiting or limiting the collection of transition charges, or otherwise affecting the electric utility industry. At least one bill was introduced in the 105th Congress prohibiting the recovery of stranded costs. If it would have been adopted, this prohibition could have negated the existence of the transition property. The 105th Congress adjourned without taking any further action on that bill. As of the date of this prospectus, no member of Congress had introduced a bill in the 107th Congress that would affect the existence or value of the transition property or the imposition of the transition charges. We cannot predict whether any future bills, which prohibit the recovery of stranded costs, or securitized financing for the recovery of these costs, will become law or, if they become law, what their final form or effect will be. In the event that federal legislation preempting the Texas Electric Choice Plan were enacted, there is no assurance that the courts would consider this preemption by federal law a "taking" under the U.S. Constitution for which the government had to pay just compensation to the transition bondholders. Moreover, even if this preemption of the Texas Electric Choice Plan and/or the financing order by the federal government were considered a "taking" there is no assurance that this compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay these amounts on a timely basis.

     Neither we nor Reliant Energy will indemnify you for any changes in the law, including, without limitation, any federal preemption of the Texas Electric Choice Plan, that may affect the value of your transition bonds.

FUTURE STATE LEGISLATIVE ACTION COULD REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS.

     Unlike the citizens of the States of California, Massachusetts, Michigan and some other states, the citizens of the State of Texas do not have the constitutional right to adopt, revise or repeal state laws by initiative or referendum. Thus, the Texas Electric Choice Plan cannot be amended or repealed by direct action of the electorate.

     Under the Texas Electric Choice Plan, the State of Texas has pledged that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full. For a description of this pledge, please refer to "The Texas Electric Choice Plan--Reliant Energy and Other Utilities May Securitize Stranded Costs and Regulatory Assets" in this prospectus. Despite this pledge, the legislature of the State of Texas may attempt in the future to repeal or amend the Texas Electric Choice Plan in a manner that might limit or alter the transition property so as to reduce its value. Moreover, it may be possible for the Texas legislature to repeal or amend the Texas Electric Choice Plan without violating this pledge, if the legislature were to demonstrate that such action was necessary to serve a significant and legitimate public purpose, such as protecting public health and safety.

     We cannot assure you that a repeal of or amendment to the Texas Electric Choice Plan will not be sought or adopted or that an action by the State of Texas adverse to your investment in the transition bonds will not occur. In any such event, costly and time-consuming litigation might ensue. Any litigation of this type might adversely affect the price and liquidity of the transition bonds and the dates of payments of interest on and principal of the bonds and, accordingly, their weighted average lives. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the transition bonds, the outcome of any litigation cannot be predicted with certainty. Accordingly, you could incur a loss on or delay in recovery of your investment in the transition bonds.

     Neither we nor Reliant Energy will indemnify you for any changes in the law, including, without limitation, any future repeal or amendment of the Texas Electric Choice Plan, that may affect the value of your transition bonds.

THE TEXAS COMMISSION MAY TAKE ACTIONS THAT COULD REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS.

     Pursuant to the Texas Electric Choice Plan, the financing order issued to Reliant Energy is irrevocable when it becomes effective according to its terms. The Texas commission may not directly or indirectly, by any subsequent action, rescind or amend the financing order or reduce or impair the transition charges authorized under the financing order, except for the true-up adjustments to the transition charges. However, the Texas commission retains the power to adopt, revise or rescind rules or regulations affecting Reliant Energy or a successor electric public utility. The Texas commission also retains the power to interpret the financing order. Any new or amended regulations or orders by the Texas commission, for example, could affect the ability of the servicer to collect the transition charges in full and on a timely basis. Reliant Energy and, if Reliant Energy is no longer the servicer, the successor or assignee servicer, are required to institute any action or proceeding necessary to compel performance by the Texas commission or the State of Texas of any of their obligations or duties under the Texas Electric Choice Plan or the financing order with respect to the transition property. Please refer to "The Sale Agreement--Reliant Energy's Representations and Warranties" in this prospectus. However, we cannot assure you that the servicer, the successor or assignee servicer would be able to take this action or that any such action would be successful. Future regulations or orders of the Texas commission may affect the rating of the transition bonds, their price or the collection rate of the transition charges and, accordingly, the amortization of the transition bonds and their weighted average lives. As a result, you could suffer a loss on your investment in the transition bonds.

     The servicer is required to file with the Texas commission, on our behalf, periodic adjustments of the transition charges. These adjustments are intended to provide, among other things, for timely payment of the transition bonds. The servicer must file with the Texas commission in order to implement any true-up adjustment. The Texas commission may challenge the servicer's calculation of its proposed adjustments, which may cause delay in the implementation of the adjustments. Actions by the Texas commission may prevent the servicer from collecting a sufficient amount of transition charges to repay the transition bonds on a timely basis. Any delay in the implementation of the adjustments could cause a delay in the payments on the transition bonds and may materially reduce the value of your investment in the transition bonds.

     Neither we nor Reliant Energy will indemnify you for any action or inaction by the Texas commission that may affect the value of your transition bonds.

                                SERVICING RISKS

Reliant Energy may incorrectly evaluate its retail electric customers' ability to pay transition charges.

     The transition charges are generally assessed based on kilowatt-hours of electricity consumed by retail electric customers. The transition charges are calculated by the servicer according to the methodology approved in the financing order. In addition, the servicer is required to file with the Texas commission periodic adjustment requests for the transition charges. These adjustments are intended to provide, among other things, for timely payment of the transition bonds. However, the frequency of these adjustments is limited. The servicer will generally base its adjustment requests on any shortfalls during the prior adjustment period and on projections of future electricity use and the ability of retail electric customers in Reliant Energy's service territory to pay their electric bills in full and on a timely basis. However, unforeseen events, such as weather, changes in technology associated with distributed electricity generation, changes in economic conditions, market changes due to increased competition or general confusion resulting from the introduction of retail electric competition, may make these projections inaccurate. If the servicer inaccurately forecasts electricity consumption or underestimates retail electric customer delinquencies or charge-offs when setting or adjusting the transition charges, or if the effectiveness of the adjustments is delayed for any reason, there could be a shortfall or material delay in transition charge payments until further adjustments are made. A shortfall or material delay in collected transition charges could result in payments of principal of the transition bonds not being made according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or payments of principal and interest not being made at all.

     Inaccurate forecasting of electricity consumption by the servicer could result from, among other things:

     . warmer winters or cooler summers, resulting in less electricity consumption than forecasted,

     . general economic conditions being worse than expected, causing retail electric customers to migrate from Reliant Energy's service territory or reduce their electricity consumption,

     . the occurrence of a natural disaster, such as a hurricane, unexpectedly disrupting electrical service and reducing consumption,

     . problems with electricity generation, transmission or distribution resulting from a change in the market structure of the electric industry,

     . large retail electric customers ceasing business or departing from Reliant Energy's service territory,

     .  increases in energy prices resulting in decreased consumption,

     . retail electric customers consuming less electricity because of increased conservation efforts, or

     . large retail electric customers switching to alternative sources of energy, including self-generation of electric power.

     Inaccurate forecasting of delinquencies or charge-offs by the servicer could result from, among other things:

     . unexpected deterioration of the economy or the occurrence of a natural disaster, causing greater delinquencies or charge-offs than expected or forcing Reliant Energy or retail electric providers to grant additional payment relief to more retail electric customers,

     . a change in law that makes it more difficult for Reliant Energy or retail electric providers to terminate service to nonpaying retail electric customers, or that requires Reliant Energy or retail electric providers to apply more lenient credit standards in accepting retail electric customers,

     . the introduction into the energy markets of less creditworthy retail electric providers who collect and remit payments arising from the transition charges, but who fail to remit the transition charges to the servicer in a timely manner. Please refer to "--It may be more difficult to collect transition charges from retail electric providers than from Reliant Energy's retail electric customers" in this prospectus, or

     . the failure of retail electric providers to submit accurate and timely information to the servicer regarding their collections and charge-offs.

THERE ARE UNCERTAINTIES ASSOCIATED WITH COLLECTING THE TRANSITION CHARGES AND THERE IS UNPREDICTABILITY ASSOCIATED WITH A DEREGULATED ELECTRICITY MARKET.

     Reliant Energy has not previously calculated transition charges for retail electric customers before making such calculations required in connection with the financing order and the initial issuance of transition bonds. The transition charges were calculated based primarily on historical performance data of retail electric customers and energy usage and collection of payment. These usage and collection records, however, do not reflect retail electric customers' payment patterns or energy usage in a competitive market as competition is being introduced in Texas for the first time. These records also do not reflect any experience with consolidated billing by third-party retail electric providers. Because this kind of billing is new in Texas and to Reliant Energy, there are potentially unforseen factors in the billing which may impact the collection of payments. Therefore, the records which Reliant Energy has to date may have limited value in calculating the initial transition charges and future true-up adjustments. A shortfall or material delay in collecting transition charges could result in payments of principal of the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or payments of principal and interest not being made at all.

RELIANT ENERGY MAY ENCOUNTER UNEXPECTED PROBLEMS IN THE INITIAL ADMINISTRATION OF THE TRANSITION CHARGES.

     Pursuant to an intercreditor agreement, Reliant Energy as the initial servicer of the transition property may assign to a collection agent the duties of collecting the transition charges from retail electric customers and retail
electric providers.   Neither the collection agent nor the servicer has any
experience administering the transition charges on behalf of an independent issuer. The servicer's and the collection agent's inexperience in calculating, billing and collecting the transition charges and in managing retail electric customer and retail electric provider payments on our behalf could result in a shortfall or material delay in transition charge payments. A shortfall or material delay in collecting transition charges could result in payments of principal of the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or payments of principal and interest not being made at all.

YOUR INVESTMENT IN THE TRANSITION BONDS IS DEPENDENT ON RELIANT ENERGY OR ITS SUCCESSOR OR ASSIGNEE, ACTING AS SERVICER OF THE TRANSITION PROPERTY.

     The servicer will be responsible for instructing the collection agent to collect the transition charges from retail electric customers and retail electric providers, and the servicer will be responsible for billing the retail electric customers or retail electric providers, as the case may be, and submitting requests to the Texas commission to adjust these charges. If Reliant Energy ceases to service the transition property, it might be difficult to find a successor servicer. Also, any successor servicer may have less experience than Reliant Energy and less-capable collection systems than Reliant Energy. A successor servicer may experience difficulties in collecting transition charges and determining appropriate adjustments to the transition charges. A successor servicer might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to Reliant Energy as servicer. If Reliant Energy were to be replaced as servicer, any of these factors and others could delay the timing of payments and may reduce the value of your investment in the transition bonds. Also, a change in servicer may cause billing and/or payment arrangements to change, which may lead to a period of disruption in which customers continue to remit payments according to the former arrangements, resulting in delays in collection that could result in a delay in payments on the transition bonds. Please refer to "The Servicing Agreement" in this prospectus.

     Upon a servicer default based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee may be prevented from effecting a transfer of servicing. The Texas Electric Choice Plan provides that if a default or termination occurs under the transition bonds, the Texas commission may order that amounts arising from the transition charges be transferred to a separate account, and the trustee or transition bondholders may apply to a district court of Travis County, Texas, for an order for sequestration and payment of revenues arising from the transition charges. However, federal bankruptcy law may prevent the Texas commission or a Texas court from issuing or enforcing these orders. The indenture requires the trustee to request an order from the bankruptcy court to permit the Texas commission or Texas court to issue and enforce these orders. However, the bankruptcy court may deny the request. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

     Under the Texas Electric Choice Plan and the indenture, the trustee or the transition bondholders have the right to foreclose or otherwise enforce the lien on the transition property securing the transition bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property. Therefore, foreclosure may not be a realistic or practical remedy.

IT MAY BE MORE DIFFICULT TO COLLECT TRANSITION CHARGES FROM RETAIL ELECTRIC PROVIDERS THAN FROM RELIANT ENERGY'S RETAIL ELECTRIC CUSTOMERS.

     As part of the restructuring of the Texas electric industry, retail electric customers in Reliant Energy's service territory will beginning January in 2002, or in limited circumstances, sooner, purchase electricity and related services from retail electric providers rather than Reliant Energy. Reliant Energy will no longer be permitted to sell electricity directly to retail electric customers. However, Reliant Energy currently expects that it will have one or more affiliated retail electric providers to provide electricity and related services to retail electric customers. The Texas Electric Choice Plan requires Reliant Energy to allow retail electric providers, including its affiliated retail electric providers, pursuant to a tariff to be filed by Reliant Energy and approved by the Texas commission, to issue a single bill to retail electric customers purchasing electricity from a retail electric provider. This single bill would include all charges related to purchasing electricity from the retail electric provider, delivery services from Reliant Energy and the applicable transition charges. Retail electric customers will pay the transition charges to retail electric providers who supply them with electric power. The retail electric providers will be obligated to remit payments of the transition charges, less a specified percentage allowance for charge-offs of delinquent customer accounts, to the servicer through its collection agent even if they do not collect the transition charges from retail electric customers. Each retail electric provider will be entitled to a credit against future transition charge payments for amounts remitted to the servicer through the collection agent that the retail electric provider actually wrote off as uncollectible as part of the true-up mechanism provided under the Texas Electric Choice Plan and the financing order, and will be obligated to remit to the servicer collections of transition charges received in excess of those actually remitted. The servicer and the collection agent will have limited rights to collect transition charges directly from retail electric customers who receive their electricity bills from a retail electric provider in the event that the retail electric provider does not remit the transition charges to Reliant Energy or in the event a retail electric provider chooses to have the servicer or the collection agent provide billing and collection services on its behalf. Because the retail electric providers will bill most retail electric customers for the transition charges once retail competition begins, we will have to rely on a relatively small number of entities for the collection of the bulk of the transition charges. Neither the servicer nor the collection agent will pay any shortfalls resulting from the failure of any retail electric provider to forward transition charge collections. This may adversely affect your investment in the transition bonds because:

     . retail electric providers might use more permissive standards in bill collection and credit appraisal than Reliant Energy uses towards its retail electric customers, or might be less effective in billing and collecting. As a result, those entities may not be as successful in collecting the transition charges as Reliant Energy or a successor servicer anticipated when the transition charges were set,

     . if a retail electric provider defaults, the servicer or the collection agent may then directly bill and collect transition charges due from the retail electric provider's customers. However, the servicer will generally have even more limited rights to pursue these customers to pay amounts owed to us by the defaulted retail electric provider. In no event may the servicer or the collection agent directly bill a retail electric customer for service that was previously billed by the retail electric provider and paid by that customer to the retail electric provider,

     . a default by a retail electric provider which collects from a large number of retail electric customers would have a greater impact than a default by a single retail customer,

     . any security deposit, letter of credit or comparable security or credit support provided by a retail electric provider may not be sufficient to cover any shortfalls resulting from a failure of that retail electric provider to remit transition charges to the servicer, and

     . the bankruptcy of a retail electric provider may cause a delay in or prohibition of payment to the servicer of transition charges collected by the retail electric provider.

     In addition, the Texas Electric Choice Plan provides for one or more retail electric providers in each area to be designated the "retail electric provider of last resort," for such area or for specified customer classes in such area. The Texas Electric Choice Plan requires the retail electric provider of last resort to offer basic electric service to retail electric customers in its designated area at a fixed rate, regardless of the creditworthiness of the customer. The retail electric provider of last resort may face greater difficulty in bill collection than other retail electric providers and therefore the servicer may face greater difficulty in collecting transition charges from the retail electric provider of last resort.

     Adjustments to the transition charges and any credit enhancement will be available to compensate for a failure by a retail electric provider to pay the transition charges to the servicer. However, the amount of credit enhancement funds may not be sufficient to protect your investment in the transition bonds. Please refer to "Reliant Energy's Financing Order--Requirements for Retail Electric Providers" in this prospectus.

RETAIL ELECTRIC CUSTOMERS WITHIN RELIANT ENERGY'S SERVICE TERRITORY DO NOT HAVE EXPERIENCE IN PAYING THE TRANSITION CHARGES AND PAYING THROUGH RETAIL ELECTRIC PROVIDERS, AND RETAIL ELECTRIC PROVIDERS DO NOT HAVE EXPERIENCE BILLING AND COLLECTING TRANSITION CHARGES.

     The transition charges are being introduced to retail electric customers within Reliant Energy's service territory for the first time. Retail electric customers unused to paying transition charges may be confused by the transition charges and any other changes in retail electric customer billing and payment arrangements. This confusion may cause the misdirection or delay of payments. This could have the effect of causing delays in collections of the transition charges. Any problems arising from new and untested systems or any lack of experience on the part of the retail electric providers with retail electric customer billing and collections could also cause delays in billing and collecting the transition charges. These delays could result in shortfalls in transition charge collections and reduce the value of your investment in the transition bonds.

A DEFAULT BY RELIANT ENERGY AS THE COLLECTION AGENT MAY TRIGGER THE NEED TO REPLACE RELIANT ENERGY AS THE COLLECTION AGENT. IT MAY BE DIFFICULT TO FIND A SUCCESSOR COLLECTION AGENT, AND ANY SUCCESSOR COLLECTION AGENT MAY LACK EXPERIENCE BILLING AND COLLECTING TRANSITION CHARGES FROM RETAIL ELECTRIC PROVIDERS (AND, IN SOME CASES, RETAIL ELECTRIC CUSTOMERS).

     Reliant Energy has a trade receivables purchase and sale arrangement under which it continuously sells substantially all of its accounts receivable on a revolving basis. The transition charges are not subject to this arrangement. The purchaser is a receivables investment company managed by _______. Reliant Energy acts as the trade receivables servicer under this arrangement.

     To effectuate the separation of the customer charges that are subject to factoring to the receivables investment company from the transition charges, the receivables investment company, the servicer, the trustee, Reliant Energy, and other parties have entered into an intercreditor agreement. Under this agreement, Reliant Energy, as the initial collection agent, will collect funds from retail electric customers and retail electric providers, remit all amounts collected in respect of the transition charges to the servicer, and remit certain other amounts collected to the trade receivables servicer.

     The intercreditor agreement gives the receivables investment company and the trustee each the right to remove Reliant Energy as the collection agent if Reliant Energy fails to perform a material obligation, becomes bankrupt or insolvent, or has its property taken over by a receiver or other public officer. The receivables investment company and the trustee will act jointly to replace the collection agent. If the receivables investment company or the trustee removes Reliant Energy as the collection agent, it may be difficult to find a successor collection agent that satisfies the conditions set forth in the intercreditor agreement and is agreeable to both the trustee and the receivables investment company. The failure of the collection agent to perform its duties or the inability to find a successor collection agent could result in shortfalls in transition charge collections and could have an adverse effect on the value of your investment in the transition bonds.

     If Reliant Energy is removed as the collection agent and another party is selected as the successor collection agent, that party may lack experience or expertise in billing and collecting transition charges from customers and retail electric providers, causing a delay in billing and collecting transition charges. These delays could result in shortfalls in transition charge collections and reduce the value of your investment in the transition bonds.

COLLECTION PRACTICES MAY REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS.

     The financing order set the methodology for determining the amount of the transition charges we may impose on each customer. The servicer cannot change this methodology without approval from the Texas commission. However, the servicer or the collection agent may set its own billing and collection arrangements with retail electric providers and with those retail electric customers from whom it collects the transition charges directly. For example, to recover part of an outstanding bill, the servicer or the collection agent may agree to extend a retail electric provider's or customer's payment schedule or to write off the remaining portion of the bill, including the transition charges. Also, the servicer or the collection agent may change billing and collection practices. Any change to billing and collection practices may have an adverse or unforseen impact on the timing and amount of retail electric customer payments and may reduce the amount of transition charge collections and thereby limit our ability to make scheduled payments on the transition bonds. Separately, the Texas commission may require changes to these practices. Any changes in billing and collection regulation might adversely affect the billing terms and the terms of remittances by retail electric providers to the servicer or make it more difficult for the servicer to collect the transition charges. These changes may adversely affect the value of your investment in the transition bonds and their amortization and, accordingly, their weighted average lives. Please refer to "The Servicer of the Transition Property--How Reliant Energy Forecasts the Number of Retail Electric Customers and the Amount of Electricity Usage" in this prospectus.

LIMITS ON RIGHTS TO TERMINATE SERVICE MAY MAKE IT MORE DIFFICULT TO COLLECT THE TRANSITION CHARGES.

     An important element of an electric utility's policies and procedures relating to credit and collections is the right to disconnect service on account of nonpayment. The financing order expressly provides that we may authorize the servicer to disconnect service for nonpayment of transition charges to the same extent as an electric utility. Moreover, if the servicer is billing customers for transition charges, the servicer shall have the right to terminate transmission and distribution service to the customer for non-payment pursuant to the applicable rules of the Texas commission. If a retail electric provider, including the retail electric provider of last resort, is billing customers for transition charges, the retail electric provider has the right to transfer a non-paying customer to the retail electric provider of last resort or another retail electric provider or to direct the servicer to terminate transmission and distribution service pursuant to applicable rules of the Texas commission. Nonetheless, Texas statutory requirements and the rules and regulations of the Texas commission, which may change from time to time, regulate and control the right to disconnect service. Reliant Energy and the retail electric providers may not terminate service to a retail electric customer on (1) a weekend day,
(2) a day when the previous day's high temperature did not exceed 32 degrees Fahrenheit and is predicted to remain at or below that level for the next 24 hours or (3) a day for which the National Weather Service issues a heat advisory for any county in Reliant Energy's service territory, or when a heat advisory has been issued for either of the two prior calendar days. As a result, Reliant Energy or the retail electric provider must continue to provide service to these retail electric customers under these circumstances. To the extent these retail electric customers do not pay for their electric service, the servicer will not be able to recoup transition charges from these retail electric customers. This reduces the amount of transition charge collections available for payments on the transition bonds, although the expected associated reduction in payments would be factored into the transition charge true-up adjustments.

      RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE TRANSITION PROPERTY

WE WILL NOT RECEIVE TRANSITION CHARGES FOR ANY SERIES OF TRANSITION BONDS MORE THAN 15 YEARS FROM THE DATE OF ISSUANCE OF THAT SERIES OF TRANSITION BONDS.

     We may not charge transition charges for any series of transition bonds after the fifteenth anniversary of the issuance of that series of transition bonds, but we may recover amounts due through judicial process after the 15 year period expires. Amounts collected from the transition charges imposed for electricity delivered through the fifteenth anniversary, or from credit enhancement funds, may not be sufficient to repay the transition bonds in full. If that is the case, no other funds will be available to pay the unpaid balance due on the transition bonds.

             RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS

For a detailed discussion of the following bankruptcy risks, please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

The servicer or collection agent may commingle the transition charges with other revenues it collects. This may reduce the value of your investment in the transition bonds in the event the servicer or collection agent enters bankruptcy proceedings.

     The servicer or the collection agent will not be required to segregate the transition charges from the other funds it collects from retail electric customers or retail electric providers or its general funds. The transition charges will be segregated only when the collection agent distributes them to the servicer and the servicer pays them to the trustee. The servicer will be permitted to remit collections to the trustee on a monthly basis only if Reliant Energy or any successor to Reliant Energy's electric transmission and distribution business remains the servicer, no servicer default has occurred, and:

     . Reliant Energy or its successor has the requisite credit ratings from the rating agencies specified in the servicing agreement,

     . Reliant Energy or its successor satisfies the specified rating agency condition and complies with any conditions or limitations imposed by the rating agencies in connection therewith, or

     . Reliant Energy or its successor obtains a letter of credit or surety bond to assure remittances of collections on each remittance date.

     If these conditions are not satisfied, the servicer will be required to remit collections to the trustee within two business days of receipt. Despite these requirements, the servicer might fail to pay the full amount of the transition charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, could materially reduce the amount of transition charge collections available to make payments on the transition bonds.

     The Texas Electric Choice Plan provides that our rights to the transition property are not affected by the commingling of these funds with the servicer's other funds. In a bankruptcy of the servicer or the collection agent, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Texas Electric Choice Plan and, among other things, decline to recognize our right to collections of the transition charges that are commingled with other funds of the servicer or the collection agent as of the date of bankruptcy. If so, the collections of the transition charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against the servicer or the collection agent for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your transition bonds and could materially reduce the value of your investment in the transition bonds. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

RETAIL ELECTRIC PROVIDERS MAY COMMINGLE THE TRANSITION CHARGES WITH OTHER REVENUES THEY COLLECT. THIS MAY REDUCE THE VALUE OF YOUR INVESTMENT IN THE TRANSITION BONDS IN THE EVENT A RETAIL ELECTRIC PROVIDER ENTERS BANKRUPTCY PROCEEDINGS.

     A retail electric provider will not be required to segregate from its general funds the transition charges it collects, but will be required to remit to the servicer an amount equal to transition charges billed to it within 35 calendar days after billing by the servicer. A retail electric provider nonetheless might fail to remit the full amount of the transition charges owed to the servicer or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, could materially reduce the amount of transition charge collections available to make payments on the transition bonds.

     The Texas Electric Choice Plan provides that our rights to the transition property are not affected by the commingling of these funds with a retail electric provider's other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Texas Electric Choice Plan and, among other things, decline to recognize our right to collections of the transition charges that are commingled with other funds of a retail electric provider as of the date of bankruptcy. If so, the collections of the transition charges held by a retail electric provider as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against the retail electric provider for those amounts. This decision could cause material delays in payments of principal or interest or losses on your transition bonds and could materially reduce the value of your investment in the transition bonds. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

The bankruptcy of Reliant Energy could result in losses or delays in payments on the transition bonds.

     The Texas Electric Choice Plan and the financing order provide that as a matter of Texas state law:

     .  the transition charges are contract rights of Reliant Energy,

     . Reliant Energy may make a present transfer of its rights under the financing order, including the right to receive future transition charges that retail electric customers do not yet owe,

     .  upon the transfer to us, the rights will become property rights, and

     . the transfer of the transition property from Reliant Energy to us as it has been structured in this transaction is a true sale of the transition property, not a pledge of the transition property to secure a financing by Reliant Energy.

     Please refer to "The Texas Electric Choice Plan" in this prospectus. These four provisions are important to maintaining payments on the transition bonds in accordance with their terms during any bankruptcy of Reliant Energy. In addition, the transaction has been structured with the objective of keeping us separate from Reliant Energy in the event of a bankruptcy of Reliant Energy.

     A bankruptcy court generally follows state property law on issues such as those addressed by the four state law provisions described above. However, a bankruptcy court has authority to not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a Reliant Energy bankruptcy refused to enforce one or more of the state property law provisions described above for this reason, the effect on you as a transition bondholder could be similar to the treatment you would receive in a Reliant Energy bankruptcy if the transition bonds had been issued directly by Reliant Energy. In addition, a decision by the bankruptcy court that, despite our separateness from Reliant Energy, our assets and liabilities and those of Reliant Energy should be consolidated, would have a similar effect on you as a transition bondholder. Either decision could cause material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment in the transition bonds. For example:

     . in each case, without permission from the bankruptcy court, which could be denied, the trustee could be prevented from:

        .      exercising any remedies against Reliant Energy on your behalf,

        .      recovering funds to repay the transition bonds,

        . using funds in the accounts under the indenture to make payments on the transition bonds, or

        .      replacing Reliant Energy as the servicer,


     . the bankruptcy court could order the trustee to exchange the transition property for other property, which might be of lower value,

     . tax or other government liens on Reliant Energy's property that arose after the transfer of the transition property to us might nevertheless have priority over the trustee's lien and might be paid from collected transition charges before payments on the transition bonds,

     . the trustee's lien might not be properly perfected in the collected transition charges that were commingled with other funds Reliant Energy collects from its retail electric customers or retail electric providers as of the date of Reliant Energy's bankruptcy, or might not be properly perfected in all of the transition property, and the lien could therefore be set aside in the bankruptcy, with the result that the transition bonds would represent only general unsecured claims against Reliant Energy,

     . the trustee's lien may not extend to transition charges in respect of electricity consumed after the commencement of Reliant Energy's bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against Reliant Energy,

     . we and Reliant Energy might be relieved of any obligation to make any payments on the transition bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

     . Reliant Energy might be able to alter the terms of the transition bonds as part of its plan of reorganization,

     . the bankruptcy court might rule that the transition charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

     . the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim of actual damages against Reliant Energy which may be difficult to prove.

     Furthermore, if Reliant Energy enters into bankruptcy, it may be permitted to stop acting as servicer or collection agent and it may be difficult to find a successor servicer or collection agent. The failure of the servicer or collection agent to perform its duties or the inability to find a successor servicer or collection agent may cause payment delays or losses on your investment in the transition bonds. Also, the mere fact of a servicer, collection agent, or retail electric provider bankruptcy proceeding could have an adverse effect on the resale market for the transition bonds and the value of the transition bonds. Please refer to "How a Bankruptcy May Affect Your Investment" in this prospectus.

THE SALE OF THE TRANSITION PROPERTY COULD BE CONSTRUED AS A FINANCING AND NOT A SALE IN A CASE OF RELIANT ENERGY'S BANKRUPTCY.

     The Texas Electric Choice Plan provides that the characterization of a transfer of transition property as a sale or other absolute transfer will not be affected or impaired in any manner by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and Reliant Energy will treat the transaction as a sale under applicable law, although for financial reporting and federal and state income and franchise tax purposes the transition bonds will be treated as a financing and not a sale. In the event of a bankruptcy of Reliant Energy, a party in interest in the bankruptcy may assert that the sale of the transition property to us was a financing transaction and not a "sale or other absolute transfer" and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we would be treated as a secured creditor of Reliant Energy in the bankruptcy proceedings. Although we would in that case have a security interest in the transition property, we would not likely be entitled to access to the transition charge collections during the bankruptcy and would be subject to the typical risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment on the transition bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of transition charge collections and therefore the amount and timing of funds available to us to pay transition bondholders.

       OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS

RELIANT ENERGY'S OBLIGATION TO INDEMNIFY US FOR A BREACH OF A REPRESENTATION OR WARRANTY MAY NOT BE SUFFICIENT TO PROTECT YOUR INVESTMENT IN THE TRANSITION BONDS.

     If Reliant Energy breaches a representation or warranty in the sale agreement, Reliant Energy is obligated to indemnify us and the trustee for any losses, liabilities, obligations, claims, actions, suits or payments resulting from that breach, as well as any reasonable costs and expenses incurred. In addition, Reliant Energy is obligated to indemnify us and the trustee for principal and interest on the transition bonds not paid when due in accordance with their terms, and the amount of any deposits to us required to have been made which are not made when so required, in each case solely as a result of such breach of a representation or warranty. However, the amount of any indemnification paid by Reliant Energy may not be sufficient for you to recover all of your investment in the transition bonds. Reliant Energy will not be obligated to indemnify any party for any changes in law. In addition, Reliant Energy will not be obligated to repurchase the transition property in the event of a breach of any of its representations and warranties regarding the transition property, and neither the trustee nor the transition bondholders will have the right to accelerate payments on the transition bonds as a result of a breach of any of its representations and warranties, absent an event of default under the indenture as described in "The Indenture -- What Constitutes an Event of Default on the Transition Bonds. If Reliant Energy becomes obligated to indemnify transition bondholders, the ratings on the transition bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that transition bondholders will be unsecured creditors of Reliant Energy with respect to any of these indemnification amounts. Please refer to "The Sale Agreement--Reliant Energy's Representations and Warranties" in this prospectus.

THE ABSENCE OF A SECONDARY MARKET FOR THE TRANSITION BONDS COULD LIMIT YOUR ABILITY TO RESELL YOUR TRANSITION BONDS.

     The underwriters for the transition bonds may assist in resales of the transition bonds but they are not required to do so. A secondary market for the transition bonds may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your transition bonds. We do not expect that the transition bonds will be listed on any securities exchange. Please refer to "Plan of Distribution for the Transition Bonds" in this prospectus.

RELIANT ENERGY'S RATINGS MAY AFFECT THE MARKET VALUE OF THE TRANSITION BONDS.

     A downgrading of the credit ratings on the debt of Reliant Energy could have an adverse effect, at least temporarily, on the market value of your transition bonds.

THE IMPLICATIONS OF THE RATINGS ISSUED WITH RESPECT TO THE TRANSITION BONDS ARE LIMITED.

     The transition bonds will be rated by one or more established rating agencies. The ratings merely analyze the probability that we will repay the total principal amount of the transition bonds at final maturity and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments will be paid on time according to the expected amortization schedule and do not assess the speed at which we will repay the principal of the transition bonds. Thus, we may repay the principal of your transition bonds at a different rate than you expect, which may materially reduce the value of your investment in the transition bonds. A rating is not a recommendation to buy, sell or hold transition bonds. The rating assigned to the transition bonds may change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment. Please refer to "Ratings for the Transition Bonds" in this prospectus.

TECHNOLOGICAL CHANGE MAY MAKE ALTERNATIVE ENERGY SOURCES MORE ATTRACTIVE IN THE FUTURE.

     The continuous process of technological development may result in the introduction of economically attractive alternatives to purchasing electricity through Reliant Energy's distribution facilities for increasing numbers of retail customers. Previously, only the largest industrial and institutional users with large process steam requirements could use cogeneration or self-generation installations cost-effectively. However, manufacturers of self-generation facilities continue to develop smaller-scale, more fuel-efficient generating units that can be cost-effective options for a greater number of retail customers. Some users of smaller self-generation facilities may be able to avoid paying the transition charges. A reduction in the number of payers of transition charges could result in delays or a failure to make payments of interest on and principal of the transition bonds.

YOU MAY HAVE TO REINVEST THE PRINCIPAL OF YOUR TRANSITION BONDS AT A LOWER RATE OF RETURN IN THE EVENT THE TRANSITION BONDS ARE OPTIONALLY REDEEMED.

     If so provided in the prospectus supplement for a series of transition bonds, the transition bonds of that series may be subject to optional redemption by us. Redemption of a series of the transition bonds will result in a shorter than expected weighted average life for that series. Redemption will also shorten the yield to maturity of the transition bonds redeemed. Future market conditions may require you to reinvest the proceeds of such a redemption at a rate lower than the rate you received on the transition bonds. We cannot predict whether we will redeem any series of the transition bonds. Please refer to "Weighted Average Life and Yield Considerations for the Transition Bonds" and "The Transition Bonds--Credit Enhancement for the Transition Bonds" in this prospectus.

WE MAY ISSUE ADDITIONAL SERIES OF TRANSITION BONDS.

     We may issue new series of the transition bonds without the prior review or approval of holders of outstanding transition bonds, including you. These series may include terms and provisions that would be unique to that particular series. We may not issue a new series of transition bonds if the issuance would result in the credit ratings on any outstanding series of the transition bonds being reduced or withdrawn. However, we cannot assure you that a new series would not cause reductions or delays in payments on your transition bonds. In order to issue an additional series of the transition bonds, Reliant Energy may need to obtain an additional financing order. An additional financing order would specify the amount of additional transition charges created for each additional series of the transition bonds. Any additional transition charges could reduce the ability of Reliant Energy to recover its ordinary rates during the rate freeze period or the price to beat period. Please refer to "The Texas Electric Choice Plan--`Price to Beat' and Services" in this prospectus. In addition, all outstanding transition bonds will have an equal lien with respect to all transition property held by us. Please refer to "The Transition Bonds" in this prospectus. In addition, some matters relating to the transition bonds require the vote of the holders of all series and classes of the transition bonds. Your interests in these votes may conflict with the interests of the transition bondholders of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

     Reliant Energy may sell transition property to one or more entities other than us in connection with the issuance of a new series of transition bonds under a separate financing order. Neither any sales nor the terms of any transition bonds issued by that entity or entities will be subject to the prior review by or consent of the transition bondholders of any series or class. Collected transition charges will be pro rated among us and such other entities based on the respective amounts of billed transition charges. The sale of transition property to an entity other than us will be subject, among other things, to notification in writing by each rating agency to the servicer and the trustee that the sale will not result in the reduction or withdrawal of the then current credit rating on any outstanding class of the transition bonds. We cannot assure you, however, that the issuance of other transition bonds secured by the transition property would not cause reductions or delays in payments on your transition bonds.

YOU MAY RECEIVE PRINCIPAL PAYMENTS LATER THAN YOU EXPECTED, OR IN LIMITED CIRCUMSTANCES, EARLIER THAN YOU EXPECTED.

     The amount and the rate of collection of transition charges that the servicer will collect from each customer class will partially depend on actual electricity usage and the amount of delinquencies and write-offs for that customer class. The amount and the rate of collection of the transition charges, together with the transition charge adjustments, will generally determine whether there is a delay in the scheduled repayments of transition bond principal. If the servicer collects the transition charges at a slower rate than expected from any customer class, it may have to request adjustments of the transition charges. If those adjustments are not timely and accurate, you may experience a delay in payments of principal and interest or a material decrease in the value of your investment in the transition bonds. If there is an acceleration of the transition bonds before maturity, all classes of transition bonds will be paid pro rata; therefore, some classes may be paid earlier than expected and some classes may be paid later than expected. Unless there is a redemption or an acceleration of the transition bonds before maturity, the transition bonds will not be retired earlier than scheduled. Please refer to "Reliant Energy's Financing Order" in this prospectus.

                                 RELIANT ENERGY

GENERAL

     Reliant Energy is a diversified international energy services and energy delivery company that provides energy and energy services in North America and Western Europe. It operates one of the nation's largest electric utilities in terms of kilowatt-hour sales, and its three natural gas distribution divisions together form one of the United States' largest natural gas distribution operations in terms of customers serviced. Reliant Energy invests in the acquisition, development and operation of international and domestic non-rate regulated power generation facilities. It owns two interstate natural gas pipelines that provide gas transportation, supply, gathering and storage services, and it also engages in wholesale energy marketing and trading.


     Reliant Energy's principal subsidiaries include:



     . its approximately 80% owned subsidiary, Reliant Resources, Inc., or "RRI," which holds substantially all of Reliant Energy's unregulated businesses, including the operations conducted by its Wholesale Energy and European Energy business segments, its communications business, its eBusiness group, its new ventures group, and its retail electric business, including Reliant Energy's affiliated retail electric providers, and



     . its wholly owned subsidiary, Reliant Energy Resources Corp., or "RERC," which conducts its operations primarily in the natural gas industry and includes the operations conducted by its Natural Gas Distribution and Pipelines and Gathering business segments.

RELIANT ENERGY'S BUSINESS SEPARATION PLAN

     In anticipation of electric deregulation in Texas under the Texas Electric Choice Plan, Reliant Energy submitted its amended business separation plan to the Texas commission in the third quarter of 2000 and the plan was approved in December 2000. Under the plan, Reliant Energy intends to restructure its businesses into two distinct publicly traded companies in order to separate its unregulated businesses from its regulated businesses.

     As contemplated by Reliant Energy's business separation plan, RRI completed an initial public offering of approximately 20% of its common stock in exchange for net proceeds of approximately $1.7 billion in May 2001. Reliant Energy expects to distribute the remaining shares of RRI common stock that it owns to its shareholders or its successor's shareholders within 12 months of the completion of the RRI initial public offering. This distribution is subject to further corporate approvals, market and other conditions, and government actions, including receipt of a favorable Internal Revenue Service ruling that the distribution would be tax-free to Reliant Energy or its successor and its shareholders or its successor's shareholders for U.S. federal income tax purposes. Neither we nor Reliant Energy can assure you that the distribution will be completed as described or within this time period. Even after the distribution is completed, RRI's retail electric providers will be considered Reliant Energy's affiliated retail electric providers under the Texas Electric Choice Plan.

     As part of Reliant Energy's business separation plan, it plans to undergo a restructuring of its corporate organization to achieve a holding company structure that it expects will be exempt from registration under the Public Utility Holding Company Act of 1935. Reliant Energy also intends to convey the regulated electric generating assets of its electric utility division, Reliant Energy HL&P, to an indirect wholly owned subsidiary, which is referred to as "Texas Genco." Reliant Energy expects Texas Genco will conduct a public offering or distribution of approximately 20% of its common stock in the first half of 2002. Reliant Energy has granted RRI an option to purchase all of the shares of capital stock of Texas Genco owned by it or its successor holding company that will be exercisable in January 2004.

     Subject to certain limited exceptions, Reliant Energy, as of the date of this prospectus, is exempt from regulation as a public utility holding company pursuant to Section 3(a)(2) of the Public Utility Holding Company Act of 1935.

WHERE YOU CAN FIND MORE INFORMATION ABOUT RELIANT ENERGY

     Reliant Energy files reports and other information with the SEC. You may read and copy any document Reliant Energy files with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information regarding the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Reliant Energy's filings are also available to the public on the SEC's Internet site located at http://www.sec.gov. In addition, you may inspect Reliant Energy's reports at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005, and at the offices of the Chicago Stock Exchange at 440 South LaSalle Street, Chicago, Illinois 60605.

     You may also obtain a copy of Reliant Energy's filings with the SEC at no cost, by writing to or telephoning it at the following address:

                          Reliant Energy, Incorporated
                                 1111 Louisiana
                              Houston, Texas 77002
                           Attn: Corporate Secretary
                                 (713) 207-3000

                        THE TEXAS ELECTRIC CHOICE PLAN

THE TEXAS ELECTRIC CHOICE PLAN'S GENERAL EFFECT ON THE ELECTRIC UTILITY INDUSTRY IN TEXAS

     An Overview of the Texas Electric Choice Plan. The Texas Electric Choice Plan was enacted by the Texas Legislature in June 1999 and became effective on September 1, 1999. The Texas Electric Choice Plan, among other things:

     . authorizes competition in the retail electric market and the electricity generation market for electricity beginning in January 2002, and in some instances sooner,


     .  provides for recovery of stranded costs and regulatory assets,

     . requires a rate freeze for all retail electric customers until January 2002, and certain rate reductions for residential and small commercial retail electric customers for up to five years thereafter, and


     . sets certain limits on capacity owned and controlled by power generation companies.

     Unbundling. Each electric utility was required to separate its customer-related energy services activities that are otherwise already widely available in the competitive market from its regulated activities by September 1, 2000. By January 1, 2002, each electric utility must separate its business into the following units:

     .  a power generation company,

     .  a retail electric provider, and

     . a transmission and distribution utility or separate transmission and distribution utilities.

A power generation company generates electricity that is intended to be sold at wholesale. In general, a power generation company may not own a transmission or distribution facility and may not have a certificated service area. A retail electric provider sells electric energy to retail electric customers. A retail electric provider may not own or operate generation assets. A transmission and distribution utility owns or operates facilities to transmit or distribute electricity.

     Retail Competition. Pursuant to the statute, utilities were required to implement a "pilot project" covering 5% of the utility's load in all customer classes by June 2001. The commencement of the pilot project has been delayed until the third quarter of 2001. Retail electric customers electing to participate in the pilot project will choose their own retail electric provider, but cannot choose the retail electric provider affiliated with their existing utility. Beginning in January 2002, all retail electric customers will be able to choose their own retail electric provider, which may be the retail electric provider affiliated with their existing utility. The Texas Electric Choice Plan freezes base rates of most investor-owned electric utilities until full competition begins in January 2002. The affiliated retail electric provider of the utility serving a retail electric customer on December 31, 2001, may continue service, unless the retail electric customer chooses another retail electric provider. Competition in a particular region of the state may be delayed if the Texas commission determines that that region is unable to offer fair competition and reliable service to all retail customer classes. In this prospectus and the prospectus supplement we have assumed that the date of full retail competition in Reliant Energy's service territory will occur in January 2002. If a delay occurs, the Texas commission may establish new rates for utilities in that region using traditional rate making principles.


     "Price to Beat" and Services. Effective in January 2002, the affiliated retail electric provider of a utility must make available a "price to beat" to residential and small commercial retail electric customers in the electric utility's service area. The "price to beat" must be 6% less than the bundled rates of the electric utility in effect on January 1, 1999, adjusted to take into account a new fuel factor as of December 31, 2001. Beginning in January 2002, for all residential and most small commercial retail electric customers, the affiliated retail electric provider may not charge rates that are different than the "price to beat" for three years or until 40% of retail electric customers in that class have chosen new retail electric providers. Each utility in Reliant Energy's region must include a provision to establish a "price to beat" in their transition to competition plans submitted to the Texas commission. The "price to beat" is subject to adjustment only in limited circumstances.

     The Texas commission will designate a "provider of last resort" for each customer class in each service area in the state. The provider of last resort will be required to offer, in its service area, a standard retail service package for each class of retail electric customers at a fixed rate approved by the Texas commission to be offered to any requesting retail electric customer in that service area.

     The transmission and distribution affiliate of the utility that was serving the area before competition begins will provide metering services for residential retail electric customers until the later of September 1, 2005, or the date when 40% of those retail electric customers are taking service from unaffiliated retail electric providers. For other retail electric customers, metering services will become competitive on January 1, 2004.

RECOVERY OF STRANDED COSTS FOR RELIANT ENERGY AND OTHER TEXAS UTILITIES

     The Texas Electric Choice Plan allows utilities an opportunity to recover their net, verifiable, nonmitigatible stranded costs incurred in purchasing power and providing electric generation service. Stranded costs include the positive excess of the net book value of generation assets over the market value of the assets, taking into account:

     .  a utility's generation assets,

     .  any above-market purchased power costs, and

     . any deferred debit relating to a utility's mandatory discontinuance of the application of Statement of Financial Accounting Standards No. 71 ("Accounting for the Effects of Certain Types of Regulation") for generation-related assets.

     As a mechanism to recover these stranded costs, the Texas Electric Choice Plan provides for the imposition and collection of competition transition charges on retail electric customers' bills. In general, the retail electric customers will be assessed competition transition charges regardless of whether the retail electric customers purchase electricity from the utility that historically served them or another electric generation supplier. Competition transition charges are similar to transition charges in the way they are imposed and collected, but competition transition charges are not securitized.

RELIANT ENERGY AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS AND REGULATORY ASSETS

     We May Issue Transition Bonds to Recover Reliant Energy's Stranded Costs and Regulatory Assets. The Texas Electric Choice Plan authorizes the Texas commission to issue "financing orders" approving the issuance of transition bonds to recover regulatory assets and stranded costs of an electric utility. A utility, its successors or a third-party assignee of a utility may issue transition bonds. Under the Texas Electric Choice Plan, proceeds of transition bonds must be used to reduce the amount of recoverable regulatory assets through the refinancing or retirement of the electric utility's debt or equity. The transition bonds are secured by or payable from transition property, which includes the right to impose, collect and receive the transition charges, and may have a maximum maturity of 15 years. The amounts of transition charges must be allocated to customer classes based in part on the methodology used to allocate the costs of the underlying assets in the utility's most recent Texas commission order addressing rate design and in part based on the energy consumption of the customer classes. Transition charges can be imposed only when and to the extent that transition bonds are issued.

     The Texas Electric Choice Plan contains a number of provisions designed to facilitate the securitization of regulatory assets and stranded costs.

     Creation of Transition Property. Under the Texas Electric Choice Plan, transition property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges authorized in the order, are first transferred to an assignee or pledged in connection with the issuance of transition bonds.

     A Financing Order is Irrevocable. A financing order, once effective, together with the transition charges authorized in the order, is irrevocable and not subject to reduction, impairment or adjustment by the Texas commission except for adjustments pursuant to the Texas Electric Choice Plan in order to correct overcollections or undercollections and to provide that sufficient funds are available for payments of debt service and other required amounts in connection with the transition bonds. In addition, under the Texas Electric Choice Plan, the State of Texas has pledged, for the benefit and protection of transition bondholders and the electric utilities covered by the Texas Electric Choice Plan, that it will not take or permit any action that would impair the value of the transition property or, except for adjustments discussed in the following paragraph, reduce, alter or impair the transition charges to be imposed, collected and remitted to transition bondholders, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Please refer to "Risk Factors--Risks Associated With Potential Judicial, Legislative or Regulatory Actions" in this prospectus.

     Although a financing order is irrevocable, the Texas Electric Choice Plan allows applicants to apply for one or more new financing orders to provide for retiring and refunding of transition bonds.

     The Texas Commission May Adjust Transition Charges. The Texas Electric Choice Plan requires the Texas commission to provide in all financing orders a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary of the date of the issuance of the transition bonds:

     . to correct any overcollections or undercollections during the preceding 12 months, and

     . to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

     Current Retail Electric Customers Cannot Avoid Paying Transition Charges. The Texas Electric Choice Plan provides that the transition charges are nonbypassable. Nonbypassable means that a utility collects these charges from all existing retail electric customers of a utility and all future retail electric customers located within the utility's service territory as it existed on May 1, 1999, except for certain categories of existing customers whose load has been lawfully served by a fully operational qualifying facility before September 1, 2001, or by an on-site power production facility with a rated capacity of 10 megawatts or less, or customers in a dually certificated service area that requested to switch providers on or before May 1, 1999, or was not taking service from the utility on, and does not do so after, May 1, 1999. The utility is generally entitled to collect transition charges from non-exempted customers even if they elect to purchase electricity from another supplier or choose to operate self-generation equipment.

     The Texas Electric Choice Plan Protects the Transition Bonds' Lien on Transition Property. The Texas Electric Choice Plan provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of transition bonds. The security interest automatically attaches from the time the related transition bonds are issued if:

     .  value is received by the issuer of the transition bonds, and

     . a filing is made with the Secretary of State of the State of Texas to perfect the security interest within 10 days after value is received for the transition bonds.

Upon perfection, the statutorily created lien attaches both to transition property and to all proceeds of transition property, whether or not the transition charges have been billed or collected. The Texas Electric Choice Plan provides that the transfer of an interest in transition property will be perfected against all third parties, including subsequent judicial or other lien creditors, when:

     .  the financing order becomes effective,

     .  transfer documents have been delivered to the assignee, and

     . a notice of the transfer has been filed with the Secretary of State of the State of Texas.

If the notice of the transfer is not filed within 10 days after the delivery of transfer documentation, the transfer is not perfected against third parties until the notice is filed. The Texas Electric Choice Plan provides that priority of security interests in transition property will not be impaired by:

     . commingling of funds collected from transition charges with other funds, or

     . modifications to the financing order resulting from any true-up adjustment.

     The Texas Electric Choice Plan Characterizes the Transfer of Transition Property as a True Sale. The Texas Electric Choice Plan provides that an electric utility's or an assignee's transfer of transition property is a "true sale" under state law and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please refer to "The Sale Agreement" and "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings" in this prospectus.

     Tax Exemption. The Texas Electric Choice Plan provides that transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts and other taxes or similar charges.


                       RELIANT ENERGY'S FINANCING ORDER

     Background. On November 16, 1999, Reliant Energy filed an application with the Texas commission for a financing order to permit securitization of its regulatory assets. After the appropriate notice was issued, Reliant Energy and the other parties that participated in the proceeding reached a settlement that resolved all issues in the proceeding. The Texas commission approved the settlement with certain modifications and issued the requested financing order on May 31, 2000.

     Issuance of Transition Bonds. The financing order authorizes Reliant Energy to cause us to issue transition bonds in an aggregate principal amount not to exceed $740 million, plus up-front qualified costs not to exceed $10.7 million in the aggregate.

     Collection of Transition Charges. The Texas commission authorized Reliant Energy to collect transition charges from its retail electric customers in an amount sufficient to recover its aggregate qualified costs. We may not charge transition charges for a series of transition bonds after the fifteenth anniversary of the date of issuance of a particular series of transition bonds. In addition, we may not recover unpaid transition charges after such fifteenth anniversary other than through use of judicial process.

     Issuance Advice Letter. Following the determination of the final terms of the transition bonds and prior to their issuance, Reliant Energy is required to file with the Texas commission an issuance advice letter, which will:

     .  demonstrate compliance with the requirements of the financing order,

     .  evidence the actual terms on which the transition bonds will be issued,

     .  show the actual dollar amount of the initial transition charges,

     .  identify the transition property to be sold to us,

     .  identify us, and

     . certify that the transition bonds have been structured in accordance with the requirements of the financing order and priced in a manner that results in the lowest transition bond charges consistent with market conditions and the terms of the financing order.

The Texas commission's review of the issuance advice letter is limited to the arithmetic accuracy of the calculations and to compliance with the specific requirements that are contained in the issuance advice letter. However, the Texas commission has directed its financial advisor to veto any proposal that does not comply with all of the criteria established in the financing order. Both the issuance advice letter and the accompanying compliance tariff are deemed approved unless Reliant Energy receives a written objection from the Texas commission within three business days of the filing.

     Allocation. Under the terms of the financing order, Reliant Energy will initially allocate the qualified costs among its customer classes as follows:

     TRANSITION CHARGE CUSTOMER CLASS                PERCENT OF QUALIFIED COSTS ALLOCATED TO CUSTOMER CLASS
Residential                                                                 35.5763%

MGS (miscellaneous general service)                                         31.0544%

LGS (large general service)                                                 17.4076%

LOS-A (large overhead service - A)                                          5.2845%

LOS-B (large overhead service - B)                                          3.4886%

SCP (special contract pricing)                                              3.6578%

Non-Metered Lighting                                                        0.2536%

Standby Electric Service - Distribution                                     0.0304%

Interruptible Service Supplemental - Distribution                           0.0606%

Interruptible Service - 30 Minute Notice                                    1.0752%

Interruptible Service - 10 Minute Notice                                    1.3720%

Interruptible Service - Instantaneous                                       0.1294%

Interruptible Service  - Supplemental Transmission                          0.0769%

Standby Electric Service - Transmission                                     0.3718%

Standby Interruptible Service                                               0.1609%


     True-Ups. The financing order requires the servicer to make reconciliation adjustment filings pursuant to the following true-up mechanism and reconciliation procedures:

     True-up adjustments will be based upon the cumulative differences between the periodic payment requirement (including scheduled principal and interest payments on the transition bonds) and the amount of transition charge remittances to the trustee. In order to assure adequate revenues from the transition charges, the servicer will calculate the adjusted transition charges using its most recent forecast of electric consumption and its most current estimates of ongoing transaction-related expenses. The calculation of the transition charges will reflect both a projection of uncollectible transition charges and payment lags between the billing and collection of transition charges based upon the servicer's collection rate during the most recent twelve-month period. The calculation of transition charges will also take into account any amounts due any retail electric providers as a result of the reconciliation of the remittances and collections.

     There are three types of true-ups that may occur under the financing order. First, the servicer may seek annual adjustments to the transition charges to ensure the expected collection of transition charges is adequate to pay principal and interest on the transition bonds when due pursuant to the expected amortization schedule, pay all other qualified costs when due, and fund the overcollateralization and capital subaccounts to the required levels. Second, the servicer may seek interim true-ups not more often than once every three months if, after application of collections in accordance with the indenture, the actual principal balance of bonds outstanding at the next bond payment date will be more than 5% higher than the expected principal balance on the expected amortization schedule. Third, the servicer must adjust the transition charges if the transition charge rate for any class exceeds the maximum rate that may be charged to customers in that class under the Texas Electric Choice Plan. In that case, the customers in the affected class will be charged the maximum rate allowed, and the rates for the remaining classes will be recalculated pursuant to the terms of the financing order to assure full payment of amounts described above.

     Adjustments to Allocation of Transition Charges. In the financing order, the Texas commission requires the servicer to request periodic adjustments to the allocation of the transition charges among various classes of customers. The allocation may be adjusted to reflect load losses that a transition charge class or group of transition charge classes may suffer or to reflect certain changes to the allocation methodology that may be ordered by the Texas commission. Adjustments to the allocation of the transition charges will take place at the same time as the annual true-up adjustments described above.

     Servicing Agreement. In the financing order, the Texas commission authorized Reliant Energy, as the initial servicer, to enter into the servicing agreement described under "The Servicing Agreement" in this prospectus.

     Requirements for Retail Electric Providers. The financing order requires all retail electric providers to meet the creditworthiness criteria to be established by the Texas commission and to comply with the billing, collection and remittance procedures and information access requirements established in the financing order. Retail electric providers must pay to the servicer the amount of transition charges attributable to its retail electric customers, less a specified percentage allowance for charge-offs of delinquent customer accounts, regardless of whether at the time of such remittance payment is actually received from these retail electric customers. Each retail electric provider will be entitled to a credit against future transition charge payments for amounts paid to the servicer through the collection agent that the retail electric provider actually wrote off as uncollectible in an annual reconciliation as a part of the true-up mechanism under the Texas Electric Choice Plan, and will be obligated to pay to the servicer collections of transaction charges received in excess of those actually paid. Retail electric providers will initially remit payments based on ____% of amounts invoiced to retail electric customers. On an annual basis, in connection with the true-up process, each retail electric provider and the servicer will be responsible for reconciling amounts paid by the retail electric provider to the servicer against those collected by the retail electric provider from retail electric customers during the period of calculation provided by the retail electric provider to the servicer on a timely basis.

     Each retail electric provider's right to reconciliation for advances paid to the servicer in excess of amounts collected from retail electric customers on an annual basis, which are referred to in this prospectus as "excess advances," will be limited to amounts remaining overdue and unpaid with respect to retail electric customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the retail electric provider for its own account as well as the portion representing transition charges) have been written off. Each retail electric provider will be reimbursed for excess advances solely from increased amounts payable by retail electric customers as an adjustment to transition charge rates as part of the true-up process, referred to herein as the "adjustment rate," from and after the date that such adjustment rate takes effect. In no event will a retail electric provider have recourse to us or our funds for such reimbursement. Each retail electric provider shall provide information on a timely basis to the servicer so that the servicer can include the retail electric provider's default experience and any subsequent credits in its calculation of the adjusted transition charges for the next transition charge billing period and the retail electric provider's rights to credits will not take effect until after such adjustment rate has been implemented.

     In the event a retail electric provider disputes any amount of billed transition charges, the retail electric provider will pay the disputed amount under protest. The retail electric provider and the servicer will attempt to resolve the dispute, or any dispute related to the date of receipt of transition charge payments, late-payment penalties, or the size of the required deposit, informally. If the retail electric provider and the servicer cannot reach an informal resolution to the dispute, either party may file a complaint with the Texas commission. If the retail electric provider prevails in the informal or formal dispute process, it will be entitled to a refund of the disputed amount paid to the servicer or the collection agent, plus interest at a rate approved by the Texas commission. Interest paid by the servicer will not be recoverable through transition charges if the servicer's claim to the funds is clearly unfounded. The servicer will not, however, be required to pay interest to the retail electric provider if the servicer has received inaccurate metering data from an entity providing competitive metering services.

     If a retail electric provider defaults on its obligation to remit transition charges, the defaulting retail electric provider may select and implement one of the following options: (1) allow the retail electric provider of last resort or another retail electric provider chosen by the applicable retail electric customer to immediately assume responsibility for billing and collecting transition charges; (2) arrange that all amounts owed by retail electric customers be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay the transition charges before the remaining amounts are released to the retail electric provider; or (3) immediately implement other mutually suitable and agreeable arrangements with the servicer (limited by the terms of the servicing agreement and the requirements of the rating agencies that have rated the transition bonds). If the retail electric provider of last resort defaults or is not eligible to provide service, responsibility for billing and collection of the transition charges will be immediately transferred to and assumed by the servicer until the Texas commission names a new retail electric provider of last resort or the customer requests the services of a different retail electric provider. The financing order also requires retail electric providers which do not meet certain minimum credit ratings to maintain with the trustee a cash deposit, letter of credit or comparable security equal to two-months' maximum estimated collections of transition charges.


     Binding on Successors. The financing order, along with the transition charges authorized in the financing order, is binding on:

     .  Reliant Energy,

     . any successor to Reliant Energy that provides transmission or distribution service in Reliant Energy's service territory,

     . any other entity that provides transmission or distribution service to retail electric customers within Reliant Energy's service territory,

     . each retail electric provider that sells electric energy to retail electric customers located within Reliant Energy's service territory or any such retail electric provider's successor,

     . any other entity responsible for imposing, billing, collecting and remitting transition charges on our behalf, or

     .  any successor to the Texas commission.


                    THE SERVICER OF THE TRANSITION PROPERTY

     Background Information. In anticipation of the restructured Texas electric utility market, Reliant Energy is in the process of transitioning Reliant Energy HL&P, its electric utility division, from its current function as a fully integrated utility provider to its future role as an energy delivery system.
The transmission and distribution functions which will be provided by Reliant Energy HL&P will continue to be regulated in the restructured market while power generation and retail electric sales will be deregulated. Reliant Energy currently sells electric power and services in a 5,000-square-mile service area located along the Texas Gulf Coast. Its service area includes the

City of Houston and surrounding cities such as Galveston, Pasadena, Baytown, Bellaire and Freeport. With the exception of Texas City, nearly all of the Houston/Galveston consolidated metropolitan statistical area is served by Reliant Energy. The population of the service area in 2000 was estimated to be 4,670,000. During 2000, approximately 19% of Reliant Energy's total consolidated revenues and 60% of its operating income were derived from electrical generation, transmission, and distribution activities. Of the electric utility division's total revenues in 2000, 41% came from residential customers, 26% came from commercial customers, 32% from industrial customers and 1% from sales to others, including wholesale.


     The description of Reliant Energy provided in the first portion of this section relates to Reliant Energy as it currently exists and operates. Beginning on the date when retail electric providers first provide electric service to retail electric customers, retail electric providers may replace Reliant Energy in certain of the roles described herein, such as billing retail electric customers and collecting amounts billed. Retail electric providers may use different processes and criteria in performing those roles. The second portion of this section describes the required credit practices, policies and procedures of retail electric providers.


     Area Economic Profile. Although the city has undergone a decade of diversification, Houston's economy is still primarily centered around its key roles in international energy sectors. These roles include (1) an operations center for global exploration and drilling activities of major oil firms, (2) one of the world's largest concentrations of petrochemical and refining facilities, (3) home office and base of operations for several of the world's largest industrial and petrochemical construction firms and (4) a major distribution and processing center for the natural gas industry. Other important sectors of the Houston economy include the Port of Houston, the Johnson Space Center, the Texas Medical Center and a growing technology industry. Together, Houston's energy and nonenergy sectors provide the city with a strong technical and engineering employment base.

     Area Economic Outlook. Most sectors in Houston's economy are currently performing well, and the outlook is for moderate growth over the next several years. As a result of the current economic outlook, Reliant Energy expects the number of residential retail electric customers to increase by 2% per year for the next 3 years. KWh sales to the residential class are expected to grow at about the same rate. KWh sales to the commercial class, which have increased rapidly for several years, are expected to moderate to a 2% growth rate. The industrial sector, which already has a large amount of self-generation capacity in place, is forecasted to remain relatively flat.

     Throughout the 1990s, the number of customers and the firm load served by Reliant Energy grew steadily. Reflecting the strength of the local economy, Reliant Energy has added over 20,000 residential customers in each year since 1990, including over 37,000 new residential customers in 2000. As a consequence, firm energy sales and firm peak demand have also increased. On a weather-adjusted basis, firm energy sales and firm peak demand have increased an average of 3.6% and 4.9% respectively, over the last five years. There can be no assurance that future usage rates will be similar to historical experience.

RELIANT ENERGY'S CUSTOMER CLASSES

     Reliant Energy's Customer Rate Classes. Reliant Energy's customer base is divided into the following classes:

     .    residential,

     .    commercial,

     .    industrial, and

     .    other, which includes government and municipal street lighting.

These customer classes are determined by the voltage and usage levels of individual customers rather than the business nature or characteristics of the customers within the class. Residential customers are those in individually metered single-family or multi-family homes, apartments or mobile homes. Master-metered apartments are included in the commercial class. Commercial customers typically have a maximum usage level less than 500 Kva and include such customers as offices, retail stores, schools and other businesses. Industrial customers, which generally use more than 600 Kva on a sustained basis, range from large office buildings and small manufacturing concerns (small industrials) to massive chemical, oil refining and other process plants and facilities (large industrials). Other is primarily municipal street lighting. Customer classes may include a number of rate schedules. Rate schedules and customer classes are created by Reliant Energy and approved by the Texas commission and are subject to change. The rate classes from which transition charges will be collected have been established as part of the financing order. These rate classes are not subject to change and will remain in effect for the duration of the securitization financing.

          Statistics Regarding Reliant Energy's Retail Electric Customers. The following table shows various operating statistics by customer class. Reliant Energy will bill transition charges to rate schedules in each class. For the transition charges assessed to individual rate schedules as of any series issuance date and any adjustment thereto, in each case giving effect to the issuance of transition bonds on that date, see the related prospectus supplement. There can be no assurance that total retail electric customers, the composition of total retail electric customers by customer class, usage levels or revenues for each customer class will remain at or near the levels reflected in the following table.

     Actual usage fluctuations are highly dependent on weather conditions. See "How Reliant Energy Forecasts the Number of Customers and the Amount of Electricity Usage." The actual total annual usage has increased for each of the past five years. The compound annual growth rate for actual usage (including interruptible) for all customer classes for the five-year period ending in 2000 was 3.9%. On a weather-adjusted basis, growth over the same period was approximately the same. There can be no assurance that future usage rates will be similar to historical experience. See "Risk Factors--Servicing Risks" in this prospectus.

     Sales and Revenues. Reliant Energy experiences significant seasonal variation in its sales of electricity. Sales during the summer months are typically higher than sales during other months of the year due to the extensive use of air-conditioning in Reliant Energy's service territory. The following table highlights historical sales and revenue by customer class. All figures reflect billings and are not adjusted for end-of-the-month unbilled KWh sales or revenues. On a weather-adjusted basis, retail electric KWh sales and base revenues, which exclude utility fuel charges, in 2000 were 71,739 million KWh and $2,861 million, respectively. Nonweather adjusted sales and base revenues were 72,966 million KWh and $2,940 million, respectively, over the same period. Total revenues, which include utility fuel cost pass through billed to consumers, were $4,712 million in 2000.

     Retail Electric Customers. In the past, Reliant Energy has experienced stable growth in residential retail electric customers, generally in the range of 1.6% to 3.2% annually in the ten years ended December 31, 2000. Trends are less discernible and less meaningful within the commercial and industrial classes since customer counts within specific rates can change as a result of reclassification within these classes due to voltage and usage level determinants. For further discussion of this point, see "--Reliant Energy's Customer Classes." The following table sets forth customer counts as of December 31 of each year shown, a measure which illustrates current totals more accurately than the average number of retail electric customers during the year.

 TABLE OF HISTORICAL RELIANT ENERGY HL&P SALES, REVENUE AND CUSTOMER STATISTICS
                   (AMOUNTS IN THOUSANDS, EXCEPT PERCENTAGES)

                                   BILLED MWH SALES BY CUSTOMER CLASS AND PERCENTAGE COMPOSITION

                         1996                      1997                      1998                       1999
CUSTOMER CLASS
  Residential      19,048,238     30.2%      19,365,892     29.8%      21,090,164      30.5%      21,109,374      30.4%
  Commercial       14,640,762     23.2%      15,474,761     23.8%      16,329,354      23.6%      16,671,917      24.0%
  Industrial       29,285,622     46.4%      30,098,710     46.3%      31,635,481      45.7%      31,494,102      45.4%
    Other             119,339      0.2%         127,761      0.2%         133,644       0.2%         138,311       0.2%
                  -----------   ------      -----------   ------      -----------    ------     ------------    ------
 Total Retail      63,093,961    100.0%      65,067,124    100.0%      69,188,643     100.0%      69,413,704     100.0%

                         2000                    Jan-June 2001
CUSTOMER CLASS
  Residential      22,415,359     30.7%       9,174,734     27.6%
  Commercial       17,489,472     24.0%       8,260,856     24.8%
  Industrial       32,915,839     45.1%      15,768,417     47.4%
    Other             145,184      0.2%          74,229      0.2%
                  -----------   ------      -----------   ------
 Total Retail      72,965,854    100.0%      33,278,236    100.0%


                                   BASE REVENUE BY CUSTOMER CLASS AND PERCENTAGE COMPOSITION

                         1996                      1997                      1998                       1999
CUSTOMER CLASS
  Residential     $ 1,271,750     47.5%     $ 1,288,073     47.3%     $ 1,365,269      48.4%     $ 1,334,043      47.5%
  Commercial          731,440     27.3%         761,348     28.0%         781,977      27.7%         801,371      28.6%
  Industrial          656,258     24.5%         648,757     23.8%         651,136      23.1%         646,458      23.0%
    Other              19,581      0.7%          22,534      0.8%          23,321       0.8%          24,419       0.9%
                  -----------   ------      -----------   ------      -----------    ------     ------------    ------
 Total Retail     $ 2,679,029    100.0%     $ 2,720,713    100.0%     $ 2,821,703     100.0%     $ 2,806,291     100.0%

                         2000                  Jan-June 2001
CUSTOMER CLASS
  Residential     $ 1,419,814     48.3%     $   540,760     42.7%
  Commercial          833,642     28.3%         388,997     30.7%
  Industrial          661,051     22.5%         324,163     25.6%
    Other              25,672      0.9%          13,207      1.0%
                  -----------   ------      -----------   ------
 Total Retail     $ 2,940,179    100.0%     $ 1,267,127    100.0%

                                    TOTAL REVENUE BY CUSTOMER CLASS AND PERCENTAGE COMPOSITION

                         1996                      1997                      1998                       1999
CUSTOMER CLASS
  Residential     $ 1,603,591     42.3%     $ 1,662,177     41.5%     $ 1,786,662      42.5%     $ 1,773,925      41.8%
  Commercial          986,591     26.0%       1,065,917     26.6%       1,108,328      26.3%       1,146,185      27.0%
  Industrial        1,182,110     31.2%       1,254,190     31.3%       1,286,512      30.6%       1,299,898      30.6%
    Other              22,125      0.6%          24,868      0.6%          25,964       0.6%          27,261       0.6%
                  -----------   ------      -----------   ------      -----------    ------     ------------    ------
 Total Retail     $ 3,794,417    100.0%     $ 4,007,152    100.0%     $ 4,207,466     100.0%     $ 4,247,269     100.0%

                         2000                    Jan-June 2001
CUSTOMER CLASS
  Residential     $ 1,951,614     41.4%     $   920,336     35.3%
  Commercial        1,249,606     26.5%         725,856     27.8%
  Industrial        1,482,144     31.5%         946,806     36.3%
    Other              29,136      0.6%          16,249      0.6%
                  -----------   ------      -----------   ------
 Total Retail     $ 4,712,500    100.0%     $ 2,608,920    100.0%


                                  SERVICE AREA YEAR-END CUSTOMER COUNT AND PERCENTAGE COMPOSITION

                         1996                      1997                      1998                       1999
CUSTOMER CLASS
  Residential       1,353,631     87.9%       1,378,658     87.8%       1,417,206      87.7%       1,463,210      87.7%
  Commercial          185,031     12.0%         190,437     12.1%         196,941      12.2%         203,322      12.2%
  Industrial            1,818      0.1%           1,658      0.1%           1,737       0.1%           1,788       0.1%
    Other                  83      0.0%              86      0.0%              87       0.0%              87       0.0%
                  -----------   ------      -----------   ------      -----------    ------     ------------    ------
 Total Retail       1,540,563    100.0%       1,570,839    100.0%       1,615,971     100.0%       1,668,407     100.0%

                         2000                    June 30, 2001
CUSTOMER CLASS
  Residential       1,501,148     87.7%       1,516,447     87.6%
  Commercial          209,724     12.2%         213,429     12.3%
  Industrial            1,729      0.1%           1,791      0.1%
    Other                  87      0.0%              86      0.0%
                  -----------   ------      -----------   ------
 Total Retail       1,712,688    100.0%       1,731,753    100.0%

PERCENTAGE CONCENTRATION WITHIN RELIANT ENERGY'S LARGE INDUSTRIAL CUSTOMER CLASS

     For the year ended December 31, 2000, the largest retail electric customer represented approximately 1.3%, and the ten largest retail electric customers represented approximately 7.5%, of Reliant Energy's total retail revenues.

HOW RELIANT ENERGY FORECASTS THE NUMBER OF RETAIL ELECTRIC CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE

     Accurate projections of the number of retail electric customers, usage and retail electric revenue are important in setting, maintaining and adjusting the transition charges. The transition charges must be sufficient to make principal and interest payments on the transition bonds, to fund the scheduled overcollateralization level, to replenish any shortfalls in the capital subaccount and to pay the trustee's fee, the servicing fee, the collection agent fee, and the other expenses and costs included in qualified costs. Please refer to "Reliant Energy's Financing Order" and "Risk Factors--Risks Associated With the Unusual Nature of the Transition Property" in this prospectus.

     On a monthly basis, Reliant Energy compares its sales forecast to actual consumption to determine the accuracy of its forecasting models. Reliant Energy historically has prepared forecasts of electric energy sales for the following year and several years thereafter, as well as longer-term forecasts of customer peak demand and energy consumption. These load forecasts are utilized in a variety of planning needs, from short-term budgeting purposes to long-term facilities planning, and in various regulatory filings and rate-setting proceedings. Reliant Energy uses models to generate reasonable short- and long-term forecasts for all customer classes.

     The residential model forecasts electric energy sales based on electricity price, real income, household size, weather and changes in the saturation and efficiency of appliances. The commercial and small industrial models forecast electric energy sales based on electricity price, employment, floor space and energy intensity by commercial building type. Large industrial customers are forecast in detail based on knowledge of their past activity and expected activity and how it relates to their energy needs. Known and measurable industrial plant additions, expansions and closures are incorporated into the electricity sales projections, based on information obtained by Reliant Energy through multiple sources, including in-house research. Reliant Energy uses economic forecasts, prepared by independent economic forecasting and consulting firms, as inputs to its forecasting models. Weather inputs to the forecasting models are based on normal weather conditions, which are developed from historical averages. Reliant Energy forecasts on a weather-normalized sales and demand basis.

     Weather Adjustments. Weather volatility is an important consideration in load forecasting due primarily to its direct effect on consumption of electricity for refrigeration, air-conditioning and space heating by both households and businesses. For example, since the Houston area contains an unusually heavy concentration of air- conditioning systems, a change in temperature and humidity conditions sufficient to trigger additional simultaneous use (or disuse) of those systems over extended periods can have a significant impact on electricity sales. Although temperature swings between seasons are not as pronounced as in many other climates, short-term weather on the Texas Gulf Coast is relatively unpredictable. As a result, Reliant Energy chooses to remove the influence of weather from historical sales series used as model inputs. To accomplish this, Reliant Energy calculates normalized values from its actual energy sales for rate classes that contain weather sensitive loads in the residential, commercial and small industrial customer classes. Weather adjustments are based on regression models that measure load responsiveness as a function of deviations of actual from normal weather and within discrete temperature ranges. Thirty-year averages of calendar month heating degree-hours and cooling degree-hours form the basis for establishing "normal" weather. Revenue adjustments are also made on the basis of the KWh adjustments determined through use of this weather adjustment procedure.

     Sales Forecast Variances. Reliant Energy will use its annual sales forecast to determine the appropriate levels of transition charges. Actual sales can deviate from forecasted sales for many reasons, including the general economic climate in the service territory, the impact of weather on air-conditioning and heating usage, levels of business activity, the availability of more energy efficient appliances, new energy conservation technologies and the customers' ability to acquire these new products. Reliant Energy's ability to accurately predict energy consumption may affect the timing of collections of transition charges.

     The table below compares actual usage in MWh for a particular year to the most recent forecast, usually prepared during the preceding year. For example, the annual 2000 variance is based on a forecast prepared in 1999. Since Reliant Energy's load forecasting models are built with weather normalized sales, the forecast is compared to actual values adjusted to exclude the effects of abnormal weather. The variances for the residential customer class ranged from (0.9%) to 4.9%. The variances for the commercial customer class ranged from (2.1%) to 2.4% and for the industrial class from (0.8%) to 3.3%. Variances for
the total retail sales forecast ranged from (0.1%) to 2.7%.   Actual sales to
Reliant's other retail class (municipal street lighting) are not subject to weather adjustment. Wholesale sales, which are not included in these retail totals, are also not considered weather sensitive. Reliant Energy can give no assurance that the future variance between actual and expected consumption in the aggregate or by customer class will be similar to the historical experience set forth below. In the following table, "variance" represents percentage deviation from the forecasted amount of electricity usage.


        ANNUAL FORECAST VARIANCE FOR THE AMOUNT OF ELECTRICITY CONSUMED
                       WEATHER-ADJUSTED ACTUAL MWH SALES

                                  YEAR ENDED 1996   YEAR ENDED 1997   YEAR ENDED 1998   YEAR ENDED 1999   YEAR ENDED 2000
          RESIDENTIAL
Forecast (MWH)                        18,363,830        18,878,444        19,457,388        20,507,284         20,710,864
Weather-Adjusted Actual (MWH)         18,490,790        19,218,880        19,278,338        20,810,808         21,723,007
Variance                                     0.7%              1.8%             -0.9%              1.5%               4.9%

         COMMERCIAL
Forecast (MWH)                        14,755,570        15,167,849        15,335,948        16,174,627         16,728,189
Weather-Adjusted Actual (MWH)         14,450,494        15,420,764        15,683,594        16,405,258         17,134,816
Variance                                    -2.1%              1.7%              2.3%              1.4%               2.4%

         INDUSTRIAL
Forecast (MWH)                        28,281,202        29,562,194        31,641,006        31,364,877         32,351,425
Weather-Adjusted Actual (MWH)         29,222,057        30,075,407        31,398,625        31,375,442         32,787,539
Variance                                     3.3%              1.7%             -0.8%              0.0%               1.3%

         OTHER
Forecast (MWH)                           124,366           125,724           127,080           128,853            130,215
Actual (MWH)                             119,339           127,761           133,644           138,310            145,185
Variance                                    -4.0%              1.6%              5.2%              7.3%              11.5%

         WEATHER-ADJUSTED
         TOTAL RETAIL SALES
Forecast (MWH)                        61,524,969        63,734,211        66,561,422        68,175,641         69,920,693
Weather-Adjusted Actual (MWH)         62,282,679        64,842,842        66,494,202        68,729,818         71,790,547
Variance                                     1.2%              1.7%             -0.1%              0.8%               2.7%

     During the last five years, there has been no discernible trend in the variance between projected electricity consumption and actual electricity consumption.

     Customer Forecast Variances. The next table compares actual number of retail electric customers for a particular year to the most recent preceding forecast. For example, the annual 2000 variance is based on a forecast prepared in 1999. The variances for the residential customer class ranged from 0.1% to 0.9%. The variances for the commercial customer class ranged from (2.3%) to 5.6% and for the industrial customer class ranged from (6.6%) to 5.5%. The variances for total retail customers ranged from 0.3% to 1.4%. Because customer reclassification on the basis of voltage and usage levels affects the customer count within the commercial and industrial classes, variances within these classes can be misleading. Reliant Energy can give no assurance that the future variance between actual and expected number of customers in the aggregate or by customer class will be similar to the historical experience set forth below. In the following table, "variance" represents percentage deviation from the forecasted number of customers.

              ANNUAL FORECAST VARIANCE FOR THE NUMBER OF CUSTOMERS

                                YEAR ENDED 1996    YEAR ENDED 1997    YEAR ENDED 1998    YEAR ENDED 1999    YEAR ENDED 2000
         RESIDENTIAL
Forecast                              1,346,813          1,377,541          1,405,694          1,459,206          1,487,206
Actual                                1,353,631          1,378,658          1,417,206          1,463,210          1,501,148
Variance                                    0.5%               0.1%               0.8%               0.3%               0.9%
        COMMERCIAL
Forecast                                179,442            186,088            186,455            197,526            202,479
Actual                                  185,031            190,437            196,941            203,322            209,724
Variance                                    3.1%               2.3%               5.6%               2.9%               3.6%
        INDUSTRIAL
Forecast                                  1,723              1,775              1,816              1,744              1,773
Actual                                    1,818              1,658              1,737              1,788              1,729
Variance                                    5.5%              -6.6%              -4.4%               2.5%              -2.5%
        OTHER
Forecast                                     81                 82                 83                 87                 87
Actual                                       83                 86                 87                 87                 87
Variance                                    2.5%               4.9%               4.8%               0.0%               0.0%
        TOTAL RETAIL
Forecast                              1,528,059          1,565,486          1,594,048          1,658,563          1,691,545
Actual                                1,540,563          1,570,839          1,615,971          1,668,407          1,712,688
Variance                                    0.8%               0.3%               1.4%               0.6%               1.2%

     During the last five years, there has been no discernible trend in the variance between projected number of retail electric customers and actual number of retail electric customers.

RELIANT ENERGY'S BILLING PROCESS

     Reliant Energy operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. Accordingly, the initial collection of transition charges and changes in the amount of transition charges will occur at different points in each customer's billing cycle. For the year ended December 31, 2000, Reliant Energy mailed out an average of 90,800 bills daily. Normal billing is for a period of approximately 30 days ending one or two days prior to the mailing of the bill. Subject to statutory and legal requirements, Reliant Energy may change its billing policies and procedures from time to time. Reliant Energy expects that any change would be designed to enhance Reliant Energy's ability to make timely recovery of amounts billed to retail electric customers.

RELIANT ENERGY MAINTAINS LIMITED INFORMATION ON ITS CUSTOMERS' CREDITWORTHINESS

     Under the servicing agreement, any changes to customary billing and collection practices instituted by Reliant Energy will apply to the servicing of transition property so long as Reliant Energy is the servicer. The following credit practices, policies, and procedures apply to retail electric customers who will be directly billed by Reliant Energy (non-pilot participants) until the date customer choice is instituted.

     Reliant Energy requires new residential and nonresidential customers to post a security deposit equal to two months of estimated electricity usage. These new customers may avoid the security deposit requirement if they demonstrate creditworthiness or were previously a customer of Reliant Energy with a satisfactory payment history. The principal means of establishing creditworthiness is by a letter from another utility indicating a satisfactory payment history or by an external scoring system based on the customers' current credit bureau information. To help prevent fraud, Reliant Energy uses an on-line identification process for new applicants.

     Reliant Energy's low-income residential customers are referred to various social agencies and ministries within Reliant Energy's service area. Reliant Energy has employees that serve as representatives of social agencies to provide assistance to qualified applicants. When customers apply at the social agencies and ministries for assistance, they must demonstrate an inability to pay overdue electric bills and an annual household gross income under 125% of the federal poverty level. In 2000, Reliant Energy received approximately $7.4 million from the various social agencies and ministries to assist low income retail electric customers in paying their electric service bills.

     Payments for retail electric service are currently received by Reliant Energy through the U.S. mail, although approximately 250 American Payment Systems locations, through direct debit of customer accounts and through electronic funds transfer from customers.


     Reliant Energy's Collection Process for Residential Customers. Customer bills for residential customers are due 16 days after mailing. If a customer has an overdue balance in excess of $49.99 and is 20 days overdue in paying his or her bill, Reliant Energy will mail a termination notice requesting payment within 10 days and stating that Reliant Energy will shut off electricity service on or after the 14th day if the retail electric customer takes no action to reduce the outstanding balance. At least two days prior to the termination date, Reliant Energy will deliver another service termination notice by telephone.

     Termination of Service for Residential Customers in the Winter. Reliant Energy will not disconnect a customer anywhere in Reliant Energy's service territory on a day when the previous day's highest temperature, according to the National Weather Service, did not exceed 32 degrees Fahrenheit, and the temperature is predicted to remain at or below that level for the next 24 hours, according to the nearest National Weather Service reports. Residential retail electric customers will continue to receive standard termination notices and calls, but the field disconnect staff will leave notice of delinquent outstanding balances rather than terminating electric service.

     Termination of Service for Residential Customers in the Summer. Reliant Energy will not disconnect a customer anywhere in Reliant Energy's service territory on a day when the National Weather Service issues a heat advisory for any county in the service territory or when such advisory has been issued on any one of the preceding two calendar days. Residential customers continue to receive standard termination notices and calls, but the field disconnect staff will leave notice of delinquent outstanding balances rather than terminating electric service.

     Reliant Energy's Collection Process for Governmental Customers. Federal, state or local government accounts have 30 days from the date the bill is mailed to pay their electric service charges. Reliant Energy generally does not use service termination as a means of collection for government accounts. Some government accounts have difficulty paying within the 30 days due to payment approval or other factors. A "special review" notation refers government accounts that are delinquent to a designated credit representative for collection activity.

     Reliant Energy's Collection Process for All Other Customers. Customer bills for commercial and industrial customers are due 16 days after mailing. If a customer has an overdue balance in excess of $49.99 and is 20 days overdue in paying his or her bill, Reliant Energy will mail a termination notice requesting payment within 10 days and stating that Reliant Energy will shut off electricity service on or after the 14th day if the retail electric customer takes no action to reduce the outstanding balance. At least two days prior to the termination date, Reliant Energy will deliver another service termination notice by telephone. Industrial customers who are 18 days overdue in paying their bills are generated a past-due notice requesting payment within 10 days. If payment is not received within 10 days, either payment arrangements are made or service is disconnected.

     Referrals of Delinquent Accounts to Third Parties. Reliant Energy files claims for residential and commercial final bills greater than $500 in small claims court 46 business days after the final bill is mailed. Reliant Energy writes off unpaid residential and commercial accounts 63 business days after the final bill is mailed. Reliant Energy refers accounts that have been written off to a collection agency 75 business days after the final bill is mailed and also reports residential accounts to the three major credit bureaus.

     Exceptions to the General Collection Process. In some cases, service termination may prove difficult due to certain factors such as illness or landlord-owned property. Reliant Energy will not disconnect service at a permanent, individually metered dwelling unit of a delinquent residential customer when that customer establishes through an attending physician that disconnection of service will cause some person residing at that residence to become seriously ill or more seriously ill. The attending physician must call or contact Reliant Energy and submit a written statement by the stated date of disconnection. A customer making such a request must enter into a deferred payment plan by the stated date of disconnection. When Reliant Energy sends a termination notice to landlord-owned property, such as master-metered apartments, the customer/landlord is also informed that notice of possible disconnection will be provided to the tenants of the apartment complex in six days if payment is not received. Six days after providing the customer/landlord with a termination notice, and at least four days prior to disconnecting, Reliant Energy will post a minimum of five disconnection notices in conspicuous areas in the public places of the apartment complex.

     Definition of a Delinquent Account. If a residential, commercial or industrial customer fails to pay any portion of charges within 16 days after the bills have been mailed to the customer, then Reliant Energy will consider the entire amount to be delinquent.

     Reliant Energy's Delinquency and Write-Off Experience. The tables below set forth Reliant Energy's delinquency and net write-off experience for residential customers, as well as for all other customers, for each of the periods indicated below. During the last three years, the delinquency experience for residential customers has increased during the second half of the year due primarily to higher summer usage. However, the delinquency experience for commercial retail electric customers basically remained constant year round during the same time period. Changes in the market, including but not limited to the introduction of retail electric providers, who will be permitted to provide consolidated billing to Reliant Energy's retail electric customers, could mean that historical delinquency and net write-off data will not be indicative of future experiences.

                                    TABLE 6

             DELINQUENCIES AS A PERCENTAGE OF TOTAL BILLED REVENUES

                            1996    1997    1998    1999    2000    SIX MONTHS
                                                                       ENDED
                                                                      6/30/01
RESIDENTIAL
31-60 days                   .73%    .67%    .77%   0.70%   1.04%         1.03%
61-90 days                   .33%    .31%    .41%   0.32%   0.49%         0.23%
Over 90 days                 .20%    .16%    .45%   0.21%   0.51%         0.17%
TOTAL                       1.26%   1.14%   1.62%   1.22%   2.03%         1.43%
ALL OTHER
31-60 days                   .21%    .17%    .24%   0.19%   0.21%         0.24%
61-90 days                   .03%    .04%    .06%   0.06%   0.08%         0.06%
Over 90 days                 .03%    .05%    .07%   0.11%   0.14%         0.14%
TOTAL                        .27%    .26%    .38%   0.35%   0.43%         0.45%
GRAND TOTAL                  .69%    .62%    .91%   0.72%   1.10%         0.84%

                                    TABLE 7

       NET WRITE-OFFS AS A PERCENTAGE OF BILLED RETAIL ELECTRIC REVENUES

                             FOR THE       FOR THE         FOR THE        FOR THE       FOR THE        SIX MONTHS
                            YEAR ENDED    YEAR ENDED     YEAR ENDED      YEAR ENDED    YEAR ENDED        ENDED
                              12/31/96      12/31/97      12/31/98         12/31/99      12/31/00           6/30/01

Residential                        .28%          .35%             .36%         0.63%         0.45%             0.68%
All Other                          .04%          .05%             .04%         0.02%         0.02%             0.02%
Total                              .14%          .17%             .18%         0.27%         0.20%             0.28%


     The numbers in Table 6 for delinquencies over 90 days include all accounts on payment arrangements.

     Reliant Energy writes off customer bills 63 business days after the final bill is issued. A final bill results from either of two actions:

     . the customer notifies Reliant Energy that the customer no longer wants electricity service at the address, or

     . electricity service is disconnected for nonpayment and the customer does not come forward to pay the required amount to have service reconnected.

CREDIT PRACTICES, POLICIES AND PROCEDURES OF RETAIL ELECTRIC PROVIDERS

     Prior to the introduction of retail electric customer choice, Reliant Energy will collect transition charges out of its bundled rates and will remit the amount of the transition charges to the trustee for our account. Beginning in January 2002, and in limited circumstances as early as July 2001, the servicer of the transition bonds, will bill a retail electric customer's retail electric provider for the transition charges attributable to that customer. The Texas Electric Choice Plan provides that the retail electric provider must pay these transition charges.

     Billing and collection standards will be imposed on retail electric providers with respect to transition charges. The standards relate only to the billing and collection of transition charges authorized under the financing order, and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all retail electric providers other than retail electric providers that have contracted with the transmission and distribution company to have it bill and collect transition charges from retail electric customers. Retail electric providers may contract with parties other than the transmission and distribution company to bill and collect transition charges from retail customers, but such retail electric providers shall remain subject to these standards. If the Texas commission later determines that different standards are to be applied to REPs in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace those specific items. Upon adoption of any rule addressing any of these REP standards, the Texas commission's Office of Regulatory Affairs will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds.

     The following subsections describe the proposed retail electric provider standards.

     Rating, Deposit and Related Requirements. Each retail electric provider must (1) have a long-term, unsecured credit rating of not less that "BBB-" and "Baa3" (or the equivalent) from S&P and Moody's, respectively, or (2) provide
(A) a deposit of two months' maximum expected transition charge collections in the form of cash, (B) an affiliate guarantee, surety bond, or letter of credit providing for payment of such amount of transition-charge collections in the event that the retail electric provider defaults in its payment obligations, or
(C) a combination of any of the foregoing. A retail electric provider that does not have or maintain the requisite long-term, unsecured credit rating may select which alternate form of deposit, credit support, or combination thereof it will utilize, in its sole discretion. The trustee will be the beneficiary of any affiliate guarantee, surety bond or letter of credit. The provider of any affiliate guarantee, surety bond, or letter of credit must have and maintain long-term, unsecured credit ratings of not less than "BBB-" and "Baa3" (or the equivalent) from S&P and Moody's, respectively.

     Loss of Rating. If the long-term, unsecured credit rating from either S&P or Moody's of a retail electric provider that did not previously provide the alternate form of deposit, credit support, or combination thereof or of any provider of an affiliate guarantee, surety bond, or letter of credit is suspended, withdrawn, or downgraded below "BBB-" or "Baa3" (or the equivalent), the retail electric provider must provide the alternate form of deposit, credit support, or combination thereof, or new forms thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal, or downgrade. A retail electric provider failing to make such provision must comply with the provisions set forth in the section below labeled "Remedies Upon Default".

     Computation of Deposit, etc. The computation of the size of a required deposit shall be agreed upon by the servicer and the retail electric provider, and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months' maximum collections. Within 10 business days following such review, (1) the retail electric provider shall remit to the trustee the amount of any shortfall in such required deposit or (2) the servicer shall instruct the trustee to remit to the retail electric provider any amount in excess of such required deposit. A retail electric provider failing to so remit any such shortfall must comply with the provisions set forth in the section below labeled "Remedies Upon Default." Retail electric provider cash deposits shall be held by the trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the transition bonds. Investment earnings on retail electric provider cash deposits shall be considered part of such cash deposits so long as they remain on deposit with the indenture trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the retail electric provider at the end of the term of the transition bonds unless otherwise utilized for the payment of the retail electric provider's obligations for transition bond payments. Once the deposit is no longer required, the servicer shall promptly (but not later than 30 calendar days) instruct the trustee in writing to remit the amounts in the segregated accounts to the retail electric provider.

     Payment of Transition Charges. Payments of transition charges are due 35 calendar days following each billing by the servicer to the retail electric provider, without regard to whether or when the retail electric provider receives payment from its retail electric customers. The servicer shall accept payment by electronic funds transfer, wire transfer, and/or check. Payment will be considered received the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 calendar days; however, a 10 calendar-day grace period will be allowed before the retail electric provider is considered to be in default. A retail electric provider in default must comply with the provisions set forth in the section below labeled "Remedies Upon Default". The 5% penalty will be a one-time assessment measured against the current amount overdue from the retail electric provider to the servicer. The "current amount" consists of the total unpaid transition charges existing on the 36th calendar day after the billing by the servicer. Any and all such penalty payments will be made to the trustee to be applied against transition charge obligations. A retail electric provider shall not be obligated to pay the overdue transition charges of another retail electric provider. If a retail electric provider agrees to assume the responsibility for the payment of overdue transition charges as a condition of receiving the customers of another retail electric provider that has decided to terminate service to those customers for any reason, the new retail electric provider shall not be assessed the 5% penalty upon such transition charges; however, the prior retail electric provider shall not be relieved of the previously-assessed penalties.

     Remedies Upon Default. After the 10 calendar-day grace period (the 45th calendar day after the billing date) referred to above under the heading "Payment of Transition Charges," the servicer shall have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit, or combination thereof provided by the retail electric provider, and avail itself of such legal remedies as may be appropriate to collect any remaining unpaid transition charges and associated penalties due the servicer after the application of the retail electric provider's deposit or alternate form of credit support. In addition, a retail electric provider that is in default with respect to the requirements set forth in "Loss of Rating," "Computation of Deposit, etc." and "Payment of Transition Charges" shall select and implement one of the following options:

     . Transfer the billing and collection responsibility for all charges to the provider of last resort. Amounts collected by the provider of last resort shall first be applied to amounts due to us, including any late fees and penalties with remaining amounts released to the competitive retailer;

     . Arrange that all amounts owed by retail electric customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay transition charges before the remaining amounts are released to the retail electric provider. All costs associated with this mechanism will be borne solely by the retail electric provider.

     . Immediately arrange for the retail electric provider's customers to be served by another qualified retail electric provider or the provider of last resort.

If a retail electric provider that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer shall immediately implement the first option listed above. Upon re-establishment of compliance with the requirements set forth in "Loss of Rating," "Computation of Deposit, etc." and "Payment of Transition Charges" and the payment of all past-due amounts and associated penalties, the retail electric provider will no longer be required to comply with this paragraph.

     Billing by Providers of Last Resort, etc. The initial provider of last resort appointed by the Texas commission, or any Texas commission-appointed successor to the provider of last resort, must meet the minimum credit rating or deposit/credit support requirements described in "Rating, Deposit and Related Requirements" in addition to any other standards that may be adopted by the Texas commission. If the provider of last resort defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the servicer until a new provider of last resort can be named by the Texas commission or the customer requests the services of a certified retail electric provider. Retail electric customers may never be re-billed by the successor retail electric provider (although future transition charges shall reflect retail electric provider and other system-wide charge-offs). Additionally, if the amount of the penalty detailed in "Payment of Transition Charges" is the sole remaining past-due amount after the 45th calendar day, the retail electric provider shall not be required to comply with the three bullet points under "Remedies Upon Default", unless the penalty is not paid within an additional 30 calendar days.

     Disputes. In the event that a retail electric provider disputes any amount of billed transition charges, the retail electric provider shall pay the disputed amount under protest according to the timelines detailed in "Payment of Transition Charges". The retail electric provider and the servicer shall first attempt to informally resolve the dispute, but if they fail to do so within 30 calendar days, either party may file a complaint with the Texas commission. If the retail electric provider is successful in the dispute process (informal or formal), the retail electric provider shall be entitled to interest on the disputed amount paid to the servicer at the Texas commission-approved interest rate. Disputes about the date of receipt of transition charge payments (and penalties arising thereof) or the size of a required retail electric provider deposit will be handled in a like manner. It is expressly intended that any interest paid by the servicer on disputed amounts shall not be recovered through transition charges if it is determined that the servicer's claim to the funds is clearly unfounded. No interest shall be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services.

   Metering Data. If the servicer is providing the metering, metering data will be provided to the retail electric provider at the same time as the billing. If the servicer is not providing the metering, the entity providing the metering services will be responsible for complying with Texas commission rules and ensuring that the servicer and the retail electric provider receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and the financing order with respect to billing and true ups.

   Charge-Off Allowance. The retail electric provider will be allowed to hold back an allowance for charge-offs in its payments to the servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. In the initial year, retail electric providers will be allowed to remit payments based on the same system-wide charge-off percentage then being used by the servicer to remit payments to the trustee for the holders of transition bonds. On an annual basis in connection with the true-up process, the retail electric provider and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the retail electric provider and the servicer, provided that:

     . The retail electric provider's right to reconciliation for write-offs will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the retail electric provider for its own account as well as the portion representing transition charges) have been written off.

     . The retail electric provider's recourse will be limited to a credit against future transition charge payments unless the retail electric provider and the servicer agree to alternative arrangements, but in no event will the retail electric provider have recourse to the trustee, us or our funds for such payments.

     . The retail electric provider is required to provide information on a timely basis to the servicer so that the servicer can include the retail electric provider's default experience and any subsequent credits into its calculation of the adjusted transition-charge rates for the next transition-charge billing period and the retail electric provider's rights to credit will not take effect until after such adjusted transition-charges rates have been implemented.

     Service Termination. In the event that the servicer is billing customers for transition charges, the servicer shall have the right to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Texas commission rules. In the event that a retail electric provider or the provider of last resort is billing customers for transition charges, the retail electric provider shall have the right to transfer the customer to the provider of last resort (or to another certified retail electric provider) or to direct the servicer to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Texas commission rules.

HOW RELIANT ENERGY IN ITS CAPACITY AS SERVICER WILL APPLY PARTIAL PAYMENTS BY ITS RETAIL ELECTRIC CUSTOMERS

     The financing order provides that partial payments of electricity bills shall be applied in the following manner: first, by pro rata application of the partial payment to the transition charges and other fees and charges, other than late charges, and second, by allocation of late charges to Reliant Energy or its successor.

                                   THE ISSUER

GENERAL

     We are a limited liability company formed under the Delaware Limited Liability Company Act pursuant to the limited liability company agreement executed by our sole member, Reliant Energy, and the filing of a certificate of formation with the Secretary of State of the State of Delaware. The limited liability company agreement will be amended and restated in its entirety prior to the date we enter into the sale agreement with Reliant Energy. We have filed the form of the amended and restated limited liability company agreement with the SEC as an exhibit to the registration statement. We have summarized selected provisions of the amended and restated limited liability company agreement below.

     As of the date of this prospectus, we have not carried on any business activities and have no operating history. We have included our audited financial statements as a part of this prospectus. Our fiscal year is the calendar year. We are not an agency or instrumentality of the State of Texas. Our sole member is Reliant Energy. Our assets include:

     .    the transition property,

     . our rights under the sale agreement and any administration agreement executed in connection with the sale agreement,

     . all bills of sale delivered by Reliant Energy pursuant to the sale agreement,

     . our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

     .    the collection account and all subaccounts of the collection account,

     .    all of our other property,

     . all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

     . all payments on or under and all proceeds in respect of any or all of the foregoing.

The indenture provides that the transition property, as well as our other assets, other than any cash released to us by the trustee quarterly from earnings on the capital subaccount following repayment of all outstanding series of transition bonds, will be pledged by us to the trustee. Pursuant to the indenture, the collected transition charges remitted to the trustee by the servicer must be used to pay the transition bonds and our other obligations specified in the indenture.

OUR PURPOSE

     We were created for the specific purposes of:

     . purchasing and owning the transition property and the other transition bond collateral,

     .    issuing and registering one or more series of the transition bonds,

     . pledging our interest in the transition property and other transition bond collateral to the trustee, pursuant to the terms of the indenture in order to secure the transition bonds,

     .    making payments on the transition bonds,

     .    distributing amounts released to us, and

     . performing other activities that are necessary, suitable or convenient to accomplish these purposes.

The amended and restated limited liability company agreement does not permit us to engage in any activities not directly related to these purposes.

OUR RELATIONSHIP WITH RELIANT ENERGY

     On the issue date for each series of the transition bonds, except in the event of a refunding of outstanding transition bonds, Reliant Energy will sell the transition property to us pursuant to the sale agreement between us and Reliant Energy. Pursuant to the servicing agreement between us and Reliant Energy, Reliant Energy will serve as initial servicer of the transition property. Pursuant to the intercreditor agreement, Reliant Energy has been appointed the initial collection agent. We will pay Reliant Energy fixed fees for performing these servicing services.

OUR MANAGERS

     Pursuant to the amended and restated limited liability company agreement, our affairs will be managed by three to five managers, whom we refer to in this prospectus and the prospectus supplement as our "managers." Reliant Energy will appoint our managers from time to time or, in the event Reliant Energy transfers its interest in us, the new owner or owners will appoint our managers.
Following the initial issuance of the transition bonds, we will have at least two independent managers at all times who, among other things, are not and have not been for at least five years prior to the date of their appointment:

     . a direct or indirect legal or beneficial owner of us, Reliant Energy, any of our affiliates or any of Reliant Energy's affiliates,

     . a relative, supplier, employee, officer, director, manager, contractor or material creditor of us, Reliant Energy or any of its affiliates, or

     .    a person who controls Reliant Energy or any of its affiliates.

The remaining managers will be employees or officers of Reliant Energy. The managers will devote the time necessary to conduct our affairs. The following are our managers as of the date of this prospectus:

-------------------------------------------------------------------------------
        NAME           |      AGE       |       POSITION AT RELIANT ENERGY
-----------------------|----------------|--------------------------------------
                       |                |
-----------------------|----------------|--------------------------------------
                       |                |
-----------------------|----------------|--------------------------------------
                       |                |
-------------------------------------------------------------------------------

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

Reliant Energy, as our sole member, will appoint two independent managers prior to the issuance of the initial series of transition bonds.

     None of our managers has been involved in any legal proceedings which are specified in Item 401(k) of the SEC's regulation S-K.

MANAGER COMPENSATION AND LIMITATION ON LIABILITIES

     As of the date of this prospectus, we have not paid any compensation to any of our managers since the date we were formed. We will not compensate our managers, other than our independent managers, for their services performed on our behalf. The independent managers will be paid quarterly fees from our assets and will be reimbursed for their reasonable expenses including, without limitation, the reasonable compensation, expenses and disbursements of any agents, representatives, experts and counsel the independent managers may employ in connection with the performance of their respective duties under the amended and restated limited liability company agreement.

     Under the amended and restated limited liability company agreement, our managers will not be liable under any circumstances except for:

     . liabilities arising from their own willful misconduct or gross negligence,

     . liabilities arising from the failure by any manager to perform obligations expressly undertaken in the amended and restated limited liability company agreement, or

     . taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by our managers in connection with the transactions described in this prospectus.

     Under the amended and restated limited liability company agreement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under the amended and restated limited liability company agreement, except in the circumstances described above.

WE ARE A SEPARATE AND DISTINCT LEGAL ENTITY FROM RELIANT ENERGY

     Under the amended and restated limited liability company agreement, we may not file a voluntary petition for relief under the bankruptcy code without a unanimous vote of our managers. Reliant Energy has agreed that it will not cause us to file a voluntary petition for relief under the bankruptcy code. The amended and restated limited liability company agreement requires us:

     . to take all reasonable steps to continue our identity as a separate legal entity,

     . to make it apparent to third persons that we are an entity with assets and liabilities distinct from those of Reliant Energy, other affiliates of Reliant Energy, our managers or any other person, and

     . to make it apparent to third persons that we are not a division of Reliant Energy or any of its affiliates or any other person, except that we will be treated as a division of Reliant Energy only in our federal and state income tax returns.

     Our principal place of business is 1111 Louisiana, Houston, Texas 77002, and our telephone number at such address is (713) 207-3000.

ADMINISTRATION AGREEMENT

     Reliant Energy will provide administrative services to us pursuant to an administration agreement between us and Reliant Energy. We will pay Reliant Energy a fixed fee for performing these services.

INTERCREDITOR AGREEMENT

     Reliant Energy will serve as the initial collection agent under an intercreditor agreement. In this capacity, Reliant Energy will collect transition charge payments from retail electric customers or retail electric providers, as applicable, and remit those payments to the servicer.

                                USE OF PROCEEDS

     We will use the proceeds of the issuance of the transition bonds to pay the expenses of the issuance and sale of the transition bonds and to purchase the transition property from Reliant Energy. In accordance with the financing order, Reliant Energy will reduce the common equity on the regulatory books of Reliant Energy HL&P. Unless we inform you otherwise in the applicable prospectus supplement, Reliant Energy anticipates using the proceeds it receives from the sale of the transition property for general corporate purposes. These purposes may include, but are not limited to:

     .    working capital,

     .    capital expenditures,

     .    acquisitions, and

     . the repayment or refinancing of Reliant Energy's indebtedness, including intercompany indebtedness.


                              THE TRANSITION BONDS

     We will issue the transition bonds under an indenture between us and Bankers Trust Company, as the trustee. We have filed the form of the indenture with the SEC as an exhibit to the registration statement. The particular terms of each series of the transition bonds will be provided in the indenture and a related supplemental indenture. We have summarized selected provisions of the indenture and the transition bonds below. We will describe the particular terms of each series of the transition bonds in a supplement to this prospectus. You should carefully read the summary below, the applicable prospectus supplement and the terms and provisions of the indenture that may be important to you before investing in the transition bonds. Please refer to "Where You Can Find More Information" in this prospectus.


GENERAL TERMS OF THE TRANSITION BONDS

     We may issue the transition bonds in one or more series, each made up of one or more classes. The terms of a series may differ from the terms of another series, and the terms of a class of a series may differ from the terms of another class of that series. All transition bonds of the same series will be identical in all respects except for the denomination thereof, unless such series is comprised of more than one class, in which case all transition bonds of the same class will be identical in all respects except for the denomination thereof. We will specify the terms of each series in the related prospectus supplement.

     The indenture requires, as a condition to the issuance of each series of transition bonds, that this issuance will not result in any rating agency reducing or withdrawing its then current rating of any outstanding series or class of the transition bonds. The notification in writing by each rating agency to the trustee and us that any action will not result in a reduction or withdrawal is referred to in this prospectus and the prospectus supplement as the "rating agency condition."

     The Transition Bonds Will be Maintained in Book-Entry Format. Except as set forth in the prospectus supplement, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of The Depository Trust Company, or its nominee, which together are referred to in this prospectus as DTC. The transition bonds will be available for purchase in initial denominations specified in the related prospectus supplement which will be not less than $1,000, with an exception for one transition bond in each class which may have a smaller denomination. Unless and until definitive certificated transition bonds are issued under the limited circumstances described in this prospectus, no beneficial owner of transition bonds will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by transition bondholders or holders of transition bonds will refer to actions taken by DTC upon instructions from DTC participants. In addition, all references in this prospectus to payments, notices, reports and statements to transition bondholders or holders of transition bonds will refer to payments, notices, reports and statements to DTC, as the registered holder of each series of transition bonds, unless definitive certificated transition bonds have been issued to beneficial owners of interests in the transition bonds, as discussed in "--Definitive Certificated Transition Bonds" below. DTC will receive these payments, notices, reports and statements for distribution to the beneficial owners of the transition bonds in accordance with DTC's procedures with respect thereto. See "--Transition Bonds Will Be Issued in Book-Entry Form" and "--Definitive Certificated Transition Bonds" below.

PAYMENTS OF INTEREST AND PRINCIPAL ON THE TRANSITION BONDS

     Interest will accrue on the principal balance of the transition bonds of a series or class at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the transition bondholders of the series or class on each payment date, commencing on the payment date specified in the related prospectus supplement. On any payment date with respect to any series, we will generally pay principal of a class of transition bonds only until the outstanding principal balance of that class has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of the series or class of transition bonds may be paid later, but generally not sooner, than reflected in the expected amortization schedule for such series or class, except in the case of an applicable optional redemption or acceleration. Please refer to "Risk Factors--Other Risks Associated With an Investment in the Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this prospectus.

     The trustee will distribute on each payment date to the holders of each class of the transition bonds all payments of principal and interest then due on such transition bonds (other than special payments as defined in the indenture). The trustee will make each such payment, other than the final payment, to the holders of record of the transition bonds of the applicable class, on the applicable record date. The final payment with respect to any transition bond, however, will be made only upon presentation and surrender of such transition bond at the office or agency of the trustee specified in the notice given by the trustee with respect to such final payment. This will only be applicable if the transition bonds are ever issued in definitive certificated form. The transition bonds will originally be issued in book-entry form, and we do not expect that the transition bonds will be issued in definitive certificated form.

     The indenture also provides that failure to pay the entire outstanding principal amount of the transition bonds of any series or class by the expected final or scheduled payment date for such series or class will not result in a default. The failure to pay the entire outstanding principal amount of the transition bonds of any series or class will result in a default only if such payment has not been made by the final maturity date for the series or class or the date set for redemption of that series or class.

     On each payment date, the amount to be paid as principal on the transition bonds of each series will equal:

     . the unpaid principal amount of each series due on the final payment date of that series, plus

     . the unpaid principal amount of any transition bonds of each series called for redemption, plus

     . the unpaid principal amount of each series upon acceleration following an event of default, plus

     . the principal scheduled to be paid on each series on that payment date.

     If interest on the transition bonds of any series is not paid when due, the trustee will pay such defaulted interest (plus interest on such defaulted interest at the applicable interest rate to the extent lawful) to the persons who are transition bondholders on a subsequent special record date (as defined in the indenture). The trustee will fix a special record date and a special payment date, and at least 10 days before such special record date, the trustee will mail to each affected transition bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

     The entire unpaid principal amount of a series of transition bonds will be due and payable if:

     .    an event of default under the indenture occurs and is continuing, and

     . the trustee or the holders of a majority in principal amount of the transition bonds of all series then outstanding, voting as a group, have declared the transition bonds to be immediately due and payable.

     If any special payment date or other date specified herein for distribution of any payments to transition bondholders is not a business day, payments scheduled to be made on such special payment date or other date may be made on the next succeeding business day, and no interest will accrue upon such payment during the intervening period. "Business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Houston, Texas, are required or authorized by law or executive order to remain closed.

     Please refer to "The Indenture--What Constitutes an Event of Default on the Transition Bonds" and "Weighted Average Life and Yield Considerations for the Transition Bonds" in this prospectus.

     Notwithstanding the above, neither we nor Reliant Energy make any representation or warranty that any amounts actually collected arising from the transition charges will in fact be sufficient to meet payment obligations on the transition bonds or that assumptions made in calculating the transition charges will in fact be realized.

FLOATING RATE TRANSITION BONDS

     In connection with the issuance of any class of floating rate transition bonds, we may enter into or arrange for one or more interest rate swap transactions. The related prospectus supplement will include a description of:

     .    the material terms of any interest rate swap transaction,

     .    the identity of any interest rate swap counterparty,

     . any payments due to be paid by or to us or the trustee under any interest rate swap transaction,

     . scheduled deposits in and withdrawals from any class subaccount of the collection account with respect to any interest rate swap transaction,

     . the formula for calculating the floating rate of interest of any floating interest rate class, and

     . the rights of transition bondholders with respect to any interest rate swap transaction, including any right of termination of or amendment to the interest rate swap agreement.

     Under the indenture, we are obligated to perform all of our obligations pursuant to any interest rate swap agreement to which we are a party.

REDEMPTION OF THE TRANSITION BONDS

     We will specify the redemption provisions, if any, for any series of the transition bonds in the related prospectus supplement, including the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series as it relates to redemption include any premium that might be payable on the transition bonds if the transition bonds of the series are redeemed. The trustee will give notice of redemption of any series of the transition bonds to each registered holder of a transition bond of such series by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in another manner or at another time as we may specify in the related prospectus supplement. The redemption price will, in each case, include accrued interest to, but excluding, the date of redemption. Notice of redemption may be conditioned upon the deposit of moneys with the trustee before the redemption date, and the notice may state that it will be of no effect unless these monies are so deposited. All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided the redemption price is on deposit with the trustee at that time, and will no longer be considered "outstanding" under the indenture. The transition bondholders will have no further rights to transition bonds called for redemption after the specified redemption date, except to receive from the trustee payment of the redemption price of such transition bonds and unpaid interest accrued to the date fixed for redemption.

CREDIT ENHANCEMENT FOR THE TRANSITION BONDS

     Credit enhancement with respect to the transition bonds of all series will be provided principally by adjustments to the transition charges and amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount. In addition, for any series of the transition bonds or one or more classes of the transition bonds, additional credit enhancement may be provided. We will describe the amounts and types of credit enhancement, if any, and the provider of credit enhancement with respect to each series of the transition bonds or one or more classes of the transition bonds in the applicable prospectus supplement. Additional credit enhancement may be in the form of:

     .    an additional reserve subaccount,

     .    subordination,

     .    additional overcollateralization,

     .    a financial guaranty insurance policy,

     .    a letter of credit,

     .    a credit or liquidity facility,

     .    a swap agreement,

     .    a repurchase obligation for certain obligations and warranties,

     .    a third-party payment or other support,

     .    a cash deposit or other credit enhancement, or

     . any combination of the foregoing, as we may describe in the applicable prospectus supplement.

     If specified in the applicable prospectus supplement, credit enhancement for a series of the transition bonds may cover one or more other series of the transition bonds.

TRANSITION BONDS WILL BE ISSUED IN BOOK-ENTRY FORM

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


     Unless we specify otherwise in the related prospectus supplement, all classes of the transition bonds will initially be represented by one or more bonds registered in the name of DTC or another securities depository. The transition bonds will be available to investors only in the form of book-entry transition bonds. Transition bondholders may also hold transition bonds through Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.

     The Role of DTC, Clearstream and Euroclear. DTC will hold the global bond or bonds representing the transition bonds. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. These depositories will, in turn, hold these positions in customers' securities accounts in the depositories' names on the books of DTC.

     The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants.

     The Function of Clearstream. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear system, referred to as the Euroclear Operator or Euroclear, to facilitate settlement of trades between Clearstream and Euroclear. In November 2000, Clearstream and Euroclear signed an agreement, effective in 2001, to establish a new daytime transaction processing capability to supplement the existing overnight bridge between Clearstream and Euroclear. The new daytime bridge will initially operate manually, but it is expected to become automated by the end of 2001.

     Clearstream and MGT/EOC customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, custodians and other institutions professionally engaged in the securities markets. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

     The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear system is operated by the Euroclear operator, under contract with the Euroclear Clearance System S.C., a Belgian cooperative corporation, which is referred to in this prospectus as the cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.





     Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     The Rules for Transfers Among DTC, Clearstream or Euroclear Participants. Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

     DTC Will Be the Holder of the Transition Bonds. Unless and until definitive certificated transition bonds are issued, it is anticipated that the only "holder" of transition bonds of any series will be DTC. Transition bondholders will only be permitted to exercise their rights as transition bondholders indirectly through participants and DTC. All references herein to actions by transition bondholders thus refer to actions taken by DTC upon instructions from its participants. In addition, all references herein to payments, notices, reports and statements to transition bondholders refer to payments, notices, reports and statements to DTC, as the registered holder of the transition bonds, for payments to the beneficial owners of the transition bonds in accordance with DTC procedures, unless definitive certificated transition bonds are issued.

     Book-Entry Transfers and Transmission of Payments. Except under the circumstances described below, while any book-entry transition bonds of a series are outstanding, under DTC's rules, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Participants with whom transition bondholders have accounts with respect to book-entry transition bonds are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective transition bondholders. Accordingly, although transition bondholders will not possess definitive certificated transition bonds, DTC's rules provide a mechanism by which transition bondholders will receive payments and will be able to transfer their interests.

     DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these transition bonds, may be limited due to the lack of definitive certificated transition bonds.


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

     DTC has advised the trustee that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.

     How Transition Bond Payments Will Be Credited by Clearstream and Euroclear. Payments with respect to transition bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please refer to "Material Federal Income Tax Consequences for the Transition Bondholders" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the transition bonds among customers or participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

DEFINITIVE CERTIFICATED TRANSITION BONDS

     The Circumstances That Will Result in the Issuance of Definitive Certificated Transition Bonds. Unless we specify otherwise in the related prospectus supplement, each class of the transition bonds will be issued in fully registered, certificated form to beneficial owners of transition bonds or other intermediaries, rather than to DTC or its nominee, only if:

     . we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this class of transition bonds and we are unable to locate a qualified successor,

     . we, at our option, advise the trustee in writing that we elect to terminate the book-entry system through DTC, or

     . after the occurrence of an event of default under the indenture, transition bondholders representing at least a majority of the outstanding principal balance of the transition bonds of all series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the transition bondholders' best interest.

     The Delivery of Definitive Certificated Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify the trustee and all affected beneficial owners of transition bonds through participants of the availability of definitive certificated transition bonds. Upon surrender by DTC of the transition bonds in the possession of DTC that had represented the applicable transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver definitive certificated transition bonds to the beneficial owners. Any definitive certificated transition bonds listed on the Luxembourg Stock Exchange will be made available to the beneficial owners of such transition bonds through the office of the transfer agent in Luxembourg. Thereafter, the trustee will recognize the holders of these definitive certificated transition bonds as transition bondholders under the indenture.

     The Payment Mechanism for Definitive Certificated Transition Bonds. Payments of principal of, and interest on, definitive certificated transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of definitive certificated transition bonds in whose names the definitive certificated transition bonds were registered at the close of business on the related record date specified in each prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee.


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     The Transfer or Exchange of Definitive Certificated Transition Bonds.
Definitive certificated transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     Final Payments on the Transition Bonds. The final payment on any transition bond, however, will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to transition bondholders. The final payment of any transition bond listed on the Luxembourg Stock Exchange may also be made upon presentation and surrender of the transition bond at the office of the paying agent in Luxembourg as specified in the notice of final distribution. A notice of such final distribution will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than the fifth day of the month of such final distribution. Definitive certificated transition bonds listed on the Luxembourg Stock Exchange will also be transferable and exchangeable at the offices of the transfer agent in Luxembourg. With respect to any transfer of these listed definitive certificated transition bonds, the new definitive certificated transition bonds registered in the names specified by the transferee and the original transferor will be available at the offices of the transfer agent in Luxembourg.

    WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS

     The rate of principal payments, the amount of each interest payment and the actual final payment date of each series or class of the transition bonds and the weighted average life thereof will be affected primarily by the timing of receipt of collected transition charges by the trustee. The aggregate amount of collected transition charges and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage and the rate of delinquencies and write-offs. This is because the transition charges are based on kilowatt per hour usage, except for one limited case. The transition charges will be adjusted from time to time based in part on the actual rate of collected transition charges and forecasts. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the transition charges that will cause collected transition charges to be received at any particular rate. Please refer to "Risk Factors--Servicing Risks," "--Other Risks Associated With an Investment in the Transition Bonds" and "Reliant Energy's Financing Order--True-Ups" in this prospectus.

     If collected transition charges are received at a slower rate than expected, the transition bonds may be retired later than expected. Except in the event of a redemption or the acceleration of the final payment date of the transition bonds after an event of default, however, the transition bonds will not be paid at a rate faster than that contemplated in the expected amortization schedule for each series or class of the transition bonds even if the receipt of collected transition charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the reserve subaccount. Redemption of any class or series of the transition bonds and acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related expected final payment dates. A payment on a date that is earlier than forecasted might result in a shorter weighted average life, and a payment on a date that is later than forecasted might result in a longer weighted average life.

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

                               THE SALE AGREEMENT

     The following summary describes particular material terms and provisions of the sale agreement pursuant to which Reliant Energy is selling and we are purchasing the transition property. The sale agreement may be amended by the parties thereto without the consent of the transition bondholders, but with the consent of the trustee, if notice of the amendment is provided by us to each rating agency and the rating agency condition has been satisfied. We have filed the form of the sale agreement with the SEC as an exhibit to the registration statement.

RELIANT ENERGY'S SALE AND ASSIGNMENT OF THE TRANSITION PROPERTY

     On the initial transfer date, pursuant to the sale agreement, Reliant Energy will sell and assign to us, without recourse, except as provided therein, the transition property. The transition property represents the rights and interests of Reliant Energy under the financing order, including the right to impose, collect and receive the transition charges authorized in the financing order with respect to the related series of the transition bonds. The net proceeds received from the sale of the transition bonds will be applied by us to purchase the transition property. In addition, Reliant Energy may from time to time offer to sell additional transition property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. Each subsequent sale will be financed through the issuance of an additional series of the transition bonds. If this offer is accepted by us, the subsequent sale will be effective on a subsequent transfer date.

     As provided by the Texas Electric Choice Plan, Reliant Energy's sale of the transition property to us pursuant to the sale agreement, which expressly provides that such transfer is a sale, will be a true sale, and all title to the transition property, legal or equitable, will pass to us. Such sale will constitute a true sale whether or not Reliant Energy has any recourse against us, retains any equity interest in the transition property, acts as a collector of transition charges relating to the transition property or treats the transfer as a financing for tax, financial reporting or other purposes. Under the Texas Electric Choice Plan, all rights and interests under the financing order will become transition property upon transfer of such rights to us by Reliant Energy. The transition property will constitute a present property right of us for purposes of contracts concerning the sale or pledge of property.

     In accordance with the Texas Electric Choice Plan, a valid and enforceable lien and security interest in the transition property will be created upon the issuance of the financing order and the execution and delivery of the sale agreement in connection with the issuance of a series of the transition bonds. The lien and security interest attaches automatically from the time that value is received for the series of the transition bonds and, on perfection through the timely filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Texas Electric Choice Plan, will be a continuously perfected lien and security interest in the transition property. Upon the issuance of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a notice with the Texas Secretary of State in accordance with the rules prescribed under the Texas Electric Choice Plan, the transfer of the transition property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

     Reliant Energy's records and computer systems will reflect the sale and assignment of the transition property to us. Reliant Energy, however, will treat the transition bonds as debt of Reliant Energy for federal income tax purposes and financial reporting purposes so long as any of the transition bonds are outstanding.

     The initial transition property is the transition property, as identified in the related bill of sale, sold to us on the initial transfer date pursuant to the sale agreement in connection with the issuance of the initial series of the transition bonds. The subsequent transition property is the transition property, as identified in the related bill of sale, sold to us on any subsequent transfer date pursuant to the sale agreement in connection with the subsequent issuance of a series of the transition bonds.

RELIANT ENERGY'S REPRESENTATIONS AND WARRANTIES

     In the sale agreement, Reliant Energy will make representations and warranties to us as of the initial transfer date and any subsequent transfer date to the effect, among other things, that:

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     1.   all information, as amended or supplemented from time to time, provided by Reliant Energy to us with respect to the transition property (including the financing order and the issuance advice letter) is correct in all material respects;

     2. the transfers and assignments contemplated by the sale agreement each constitute a sale of the transferred transition property from Reliant Energy to us, Reliant Energy will have no right, title or interest in the transition property and the transition property would not be part of the estate of Reliant Energy as debtor in the event of the filing of a bankruptcy petition by or against Reliant Energy under any bankruptcy law;

     3.   a.   Reliant Energy is the sole owner of the transition property being sold to us on the initial transfer date or subsequent transfer date, as applicable,

          b. on the transfer date, immediately upon the sale under the sale agreement, the transferred transition property shall be validly transferred and sold to us free and clear of all liens (except for any lien created in favor of the transition bondholders pursuant to Section 39.309 of the Texas Electric Choice Plan or any lien created by us under the basic documents), and

          c. all filings (including filings with the Texas Secretary of State in accordance with the rules prescribed under the Texas Electric Choice Plan) necessary in any jurisdiction to give us a valid perfected ownership interest in the transferred transition property, free and clear of all liens of Reliant Energy or anyone else claiming through Reliant Energy, have been taken or made;

     4. the financing order has been issued by the Texas Commission in accordance with the Texas Electric Choice Plan, the financing order and the process by which it was issued comply with all applicable laws, rules and regulations, and the financing order is final and in full force and effect;

     5. as of the date of issuance of any series of the transition bonds, the transition bonds will be entitled to the protections provided by the Texas Electric Choice Plan and the financing order and the transition charges have become irrevocable and not subject to reduction, impairment or adjustment by further action of the Texas commission, except as permitted by Section 39.307 of the Texas Electric Choice Plan, and the issuance advice letter relating to the transferred transition property has been filed in accordance with the financing order;

     6.   a.   under the Texas Electric Choice Plan, the State of Texas has pledged that it will not take or permit any action that would impair the value of the transition property or, except as permitted in Section 39.307 of the Texas Electric Choice Plan, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full,

          b. under the laws of the State of Texas and the United States, the State of Texas may not take any action that substantially impairs the rights of the transition bondholders unless that action is a reasonable exercise of the State of Texas's sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the Texas and United States Constitutions, in the event this action constitutes a permanent appropriation of the property interest of transition bondholders in the transition property and deprives the transition bondholders of their reasonable expectations arising from their investments in the transition bonds, that action cannot be taken unless just compensation, as determined by a court of competent jurisdiction, is provided to transition bondholders;


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


     7. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Texas Electric Choice Plan, the financing order, the issuance advice letter, the transition property or the transition charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order;

     8. no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of the transition property, except those that have been obtained or made;

     9. excepted as disclosed by Reliant Energy to us in writing, there are no proceedings pending, and to the best of Reliant Energy's knowledge,
          (a) there are no proceedings threatened and (b) there are no investigations pending or threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over us or Reliant Energy or our respective properties challenging the Texas Electric Choice Plan or the financing order (insofar as it relates to the sale of the transition property);

     10. on each transfer date, based upon the information available to Reliant Energy on such date, the assumptions used in calculating the transition charges in the issuance advice letter are reasonable and made in good faith. Notwithstanding the foregoing, Reliant Energy makes no representation or warranty, express or implied, that the assumptions used in calculating such transition charge will in fact be realized;

     11.  a.   upon the effectiveness of the financing order, the issuance advice letter and the transfer of transition property pursuant to the sale agreement, the transition property constitutes a present property right upon transfer to us for purposes of contracts concerning the sale or pledge of property,

          b. upon the effectiveness of the financing order, the issuance advice letter and the transfer of transition property pursuant to the sale agreement, the transition property includes, without limitation:

               (1)  the transition charges authorized in the financing order,

               (2)  all rights of Reliant Energy under the financing order, and

               (3) the rights to obtain periodic adjustments of the transition charges as provided in the financing order; and

          c. the transition property is not subject to any lien created by a previous indenture;

     12. Reliant Energy is a corporation duly organized and in good standing under the laws of the State of Texas, with the requisite corporate power and authority to own its properties and conduct its business as currently owned or conducted;

     13. Reliant Energy has the corporate power and authority to obtain the financing order and to execute and deliver the sale agreement and to carry out its terms; Reliant Energy has full corporate power and authority to sell and assign the initial transition property, in the case of the initial transfer date, and the subsequent transition property, in the case of each subsequent transfer date, as applicable, to us; and Reliant Energy has duly authorized this sale and assignment to us by all necessary corporate action; and the execution, delivery and performance of the sale agreement have been duly authorized by Reliant Energy by all necessary corporate action on the part of Reliant Energy;

     14. the sale agreement constitutes a legal, valid and binding obligation of Reliant Energy, enforceable against Reliant Energy in accordance with its terms, subject to customary exceptions relating to

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

          bankruptcy and equitable principles;

     15. the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms thereof do not (a) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of Reliant Energy, or any material indenture or agreement or other instrument to which Reliant Energy is a party or by which it is bound; (b) result in the creation or imposition of any lien upon any of Reliant Energy's properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted under the basic documents or any lien created pursuant to Section 39.309 of the Texas Electric Choice Plan); or (c) violate any existing law or any existing order, rule or regulation applicable to Reliant Energy of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Reliant Energy or its properties;

     16. except for continuation filings under the Uniform Commercial Code and other filings under the Texas Electric Choice Plan and the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by Reliant Energy of the sale agreement, the performance by Reliant Energy of the transactions contemplated by the sale agreement or the fulfillment by Reliant Energy of the terms of the sale agreement, except those which have previously been obtained or made and those that Reliant Energy, in its capacity as servicer under the servicing agreement, is required to make in the future pursuant to the servicing agreement;

     17. except as disclosed in writing by Reliant Energy to us, there are no proceedings or investigations pending, and to Reliant Energy's knowledge, (a) there are no proceedings threatened and (b) there are no investigations pending or threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over its properties involving or related to Reliant Energy or us or, to Reliant Energy's knowledge, to any other person:

          a. asserting the invalidity of the sale agreement, any of the other basic documents, the transition bonds, the Texas Electric Choice Plan or the financing order,

          b. seeking to prevent the issuance of the transition bonds or the consummation of the transactions contemplated by the sale agreement or any of the other basic documents,

          c. seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by Reliant Energy of its obligations under, or the validity or enforceability of, the sale agreement or any of the other basic documents, or

          d. challenging Reliant Energy's treatment of the transition bonds as debt of Reliant Energy for U.S. federal income tax purposes;

     18. after giving effect to the sale of any transition property under the sale agreement, Reliant Energy:

          a.   is solvent and expects to remain solvent,

          b. is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

          c. is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

          d. reasonably believes that it will be able to pay its debts as they become due, and

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

          e. is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity; and

     19. Reliant Energy is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business require any qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on Reliant Energy's business, operations, assets, revenues or properties).

     Reliant Energy will make the above representations and warranties under existing law as in effect as of the date of issuance of any series of transition bonds.

RELIANT ENERGY'S OBLIGATION TO INDEMNIFY US AND THE TRUSTEE AND TO TAKE LEGAL ACTION

     Under the sale agreement, Reliant Energy is obligated to indemnify us and the trustee, for itself and on behalf of the transition bondholders, and related parties specified therein, against:

     1. any and all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the date of issuance of the transition bonds as a result of the sale and assignment of the transition property by Reliant Energy to us, the acquisition or holding of the transition property by us or the issuance and sale by us of the transition bonds, including any sales, gross receipts, general corporation, personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond, in the event and to the extent such taxes are not recoverable qualified costs; and

     2.   a.   any and all amounts of principal of and interest on the
               transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to us required to have been made in accordance with the terms of the basic documents which are not made when so required, in each case as a result of Reliant Energy's breach of its representations, warranties or covenants contained in the sale agreement; and

          b. any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, other than any liabilities, obligations or claims for or payments of principal of or interest on the transition bonds, together with any reasonable costs and expenses incurred by that person, in each case as a result of Reliant Energy's breach of any of its representations, warranties or covenants contained in the sale agreement.

These indemnification obligations will rank equally in right of payment with other general unsecured obligations of Reliant Energy. The indemnities described above will survive the resignation or removal of the trustee or the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses). The above representations and warranties are made under existing law as in effect as of the date of issuance of any series of transition bonds. Reliant Energy will not indemnify any party for any changes of law after the issuance of any series of transition bonds.

     Reliant Energy's Limited Obligation to Undertake Legal Action. Reliant Energy and, if Reliant Energy is no longer the servicer, the servicer, are required to institute any action or proceeding necessary to compel performance by the Texas commission or the State of Texas of any of their obligations or duties under the Texas Electric Choice Plan or the financing order with respect to the transition property. Except for the foregoing and


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


subject to Reliant Energy's further covenant to fully preserve, maintain and protect our interests in the transition property, Reliant Energy will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement.

SUCCESSORS TO RELIANT ENERGY

     The sale agreement provides that any person which succeeds to the major part of the transmission and distribution utility business of Reliant Energy will be the successor to Reliant Energy with respect to Reliant Energy's ongoing obligations under the sale agreement. The sale agreement further requires that:

     . immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

     . the rating agencies specified in the sale agreement will have received prior written notice of the transaction, and

     . officers' certificates and opinions of counsel specified in the sale agreement will have been delivered to us and the trustee.


                            THE SERVICING AGREEMENT

     The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the transition property. We have filed the form of the servicing agreement as an exhibit to the registration statement. The servicing agreement may be amended by the parties thereto with the prior written consent of the trustee under the indenture provided the rating agency condition has been satisfied.

RELIANT ENERGY'S SERVICING PROCEDURES

     General. The servicer, as our agent, will manage, service, administer and make collections in respect of transition property. The servicer's duties will include:

     . obtaining meter reads, calculating and billing the transition charges and collecting the transition charges from retail electric customers and retail electric providers or an agent appointed by the servicer to collect the charges, as applicable, and posting all collections,

     . responding to inquiries by retail electric customers, retail electric providers, the Texas commission or any federal, local or other state governmental authority with respect to the transition property and transition charges,

     . delivering bills or ensuring the delivery of bills by an agent appointed to do so, accounting for collected transition charges, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to us, the trustee and the rating agencies,

     . providing certified calculations and other information reasonably requested by an agent appointed by the servicer to collect the charges to enable the agent to perform collection services properly under the intercreditor agreement and monitoring the collections of the agent for compliance with the intercreditor agreement,

     . selling, as an agent, defaulted or written-off accounts in accordance with the servicer's usual and customary practices, and

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

     . taking action in connection with adjustments to the transition charges and allocation of the charges among various classes of customers as described below.

     Please refer to "Reliant Energy's Financing Order" in this prospectus. The servicer is required to notify us, the trustee and the rating agencies in writing of any laws or Texas commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement.

     Servicer Obligation to Undertake Legal Action. The servicer is required to institute any action or proceeding necessary to compel performance by the Texas commission or the State of Texas of any of their obligations or duties under the Texas Electric Choice Plan or the financing order with respect to the transition property. The cost of any action reasonably allocated by the servicer to the transition property will be payable from collected transition charges as an operating expense.

     Collections Curve. Until such time as full retail electric competition begins in Reliant Energy's service territory, the servicer will prepare a forecast of the percentages of amounts billed in a particular calendar month, referred to as a billing month, that are expected to be received during each of the following six months. These forecasts are referred to as the collections curve. There will be a separate collections curve for the residential customer class and another collections curve for all other customer classes. Beginning in January 2002, when the servicer or its agent will bill retail electric providers for transition charges attributable to the retail electric provider's retail electric customers, the servicer will no longer prepare collection curves or make remittances based on collection curves.

     In the servicing agreement, the servicer agrees to remit collected transition charges (less the servicing fee) for each billing month to the trustee for deposit in the collection account not later than the remittance date following the reconciliation date for that billing month. In addition, the servicer will make periodic payments on account of collected transition charges for each billing month to the trustee for deposit in the collection account. For so long as:

     . Reliant Energy or any successor to Reliant Energy's electric transmission and distribution business remains the servicer,

     .    no servicer default has occurred and is continuing, and

     .    either:

          . Reliant Energy, or any successor servicer referred to in this paragraph, maintains a short-term rating of "A-1" or better by S&P and "P-1" or better by Moody's and "F-1" or better by Fitch,

          . the rating agency condition has been satisfied, and any conditions or limitations imposed by the rating agencies in connection therewith are complied with, or

          . the servicer obtains a letter of credit or surety bond to assure remittances of collected transition charges,

the servicer may make remittances to the trustee on account of collected transition charges on a monthly basis. On each monthly remittance date, the servicer will remit to the trustee for each of the six preceding billing months an amount equal to the amount of collected transition charges estimated to have been received during the preceding calendar month, based on the collections curve for each customer class then in effect for those billing months. If the servicer has not satisfied the conditions specified above, the servicer will be required to remit periodic payments on account of collected transition charges to the trustee within two business days of receipt. The sum of the amounts paid to the trustee over a six-month period, following a particular billing month based on the collections curves for that billing month, is referred to as the collections curve payment for that billing month.

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


     On or before the reconciliation date for each billing month, the servicer will compare the actual collected transition charges to the collections curve payments previously made to the trustee for the billing month which is seven months prior. If the collections curve payments previously made for that billing month exceed actual collected transition charges for the current billing month, this excess is referred to as an excess curve payment. In that case, the servicer may reduce the amount that the servicer remits to the trustee for deposit in the collection account on the corresponding remittance date, and if necessary, succeeding remittance dates, by the amount of the excess curve payment, or the servicer may require the trustee by written direction to pay the servicer the amount of the excess curve payment out of the collection account.

     If the payments made for a billing month are less than actual collected transition charges for that billing month, this deficiency is referred to as a curve payment shortfall. In that case, the servicer must pay the curve payment shortfall to the trustee on that reconciliation date for deposit in the collection account.

COLLECTIONS DURING COMPETITION PERIOD

     Beginning in January 2002, or in limited circumstances, sooner, retail electric customers in Reliant Energy's service territory will purchase electricity and related services from retail electric providers, rather than from electric utilities. Each retail electric provider will include the transition charges in its bill to retail electric customers. The servicer or its agent will bill each retail electric provider for transition charges attributable to the retail electric provider's retail electric customers at least monthly. Pursuant to the financing order, each retail electric provider must remit to the servicer the amount of transition charges attributable to its retail electric customers (less an allowance for charge-offs of delinquent customer accounts) within 35 days of the servicer's bill for such charges regardless of whether payments are received from such retail electric customers. The servicer will make periodic payments on account of collected transition charges to the trustee for deposit in the collection account. In addition, in the event a retail electric provider fails to pay the servicer or the collection agent in full within 35 days of the date transition charges are billed to such retail electric provider, the servicer will assess a late-payment penalty against the retail electric provider in the amount of five percent of the outstanding balance of transition charges. All late-payment penalties will be remitted to the collection account to be applied against transition charge obligations.

THE TEXAS COMMISSION'S TRANSITION CHARGE ADJUSTMENT PROCESS

     Annual True-Ups. Among other things, the servicing agreement requires the servicer to file adjustment requests at least annually. For more information on the true-up process, please refer to "Reliant Energy's Financing Order--True-Ups." These adjustment requests are based on actual collected transition charges and updated assumptions by the servicer as to projected future usage of electricity by retail electric customers, expected delinquencies and write-offs and future payments and expenses relating to the transition property and the transition bonds. The servicer agrees to calculate these adjustments to result in:

     . the transition bond balance equaling the projected transition bond balance and the aggregate reimbursement amount due and owing for the preceding calendar year to any retail electric provider,

     . the amount on deposit in the overcollateralization subaccount equaling the scheduled overcollateralization level, and

     . the replenishment of any shortfalls in the capital subaccount to its required level.

     In addition to filing requests for adjustments to the transition charges, the servicer may be required in some years to file a request to adjust the allocation of the transition charges among the transition charge classes, according to the methodology set forth in the tariff established by the Texas commission.

     In the servicing agreement, the servicer agrees to file adjustment requests on each calculation date for us as specified in the servicing agreement. In accordance with the financing order, the Texas commission has 15 days to approve the adjustments. Any adjustment to the allocation of transition charges must be filed with the Texas


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commission at least 90 days before the date the proposed adjustment will become effective. The Texas commission must enter a final order by the proposed adjustment date stated in the filing. The adjustments to the transition charges are expected to occur on each adjustment date. Adjustments to the transition charges will cease with respect to each series on the final adjustment date specified in the prospectus supplement for that series.

     The financing order also allows an interim true-up adjustment if any series of transition bonds that matures after a date determined mutually by Reliant Energy and the Texas commission's designated personnel or financial advisor as required to meet rating agency requirements, would not be paid in full by its expected maturity date.

     Interim True-Ups. In addition to the annual adjustment process, the servicer may file a request for an interim true-up if the actual principal balance of outstanding bonds on the next bond payment date will be more than five percent higher than the projected principal balance on the bonds for that date.

     Reconciliation of Charge-Off Allowances. Under the financing order, retail electric providers are entitled to withhold an allowance for charge-offs from their payments of transition charges to the servicer. In connection with the annual adjustment process, the servicer and each retail electric provider will reconcile the retail electric provider's hold-backs with the amount actually written off as uncollectible during that time. If the retail electric provider has held back more than the amount actually written off, the charge-off rate for the next year will be adjusted so the retail electric provider will remit the underpayment of transition charges during that year. If the retail electric provider has held back less than the amount actually written off as uncollectible during that time, it shall be entitled to a credit, in the amount of the hold-back shortfall, toward the retail electric provider's future payments of transition charges.

     Reliant Energy's Collected Transition Charges. In the servicing agreement, the servicer agrees to remit all collected transition charges from whatever source and all proceeds of our other collateral, if any, to the trustee for deposit pursuant to the indenture on each remittance date. Until collected transition charges are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of collected transition charges will not include interest thereon prior to the remittance date or late fees from retail electric customers, which the servicer may retain, but will include any penalties assessed against retail electric providers for delinquent remittances of transition charges. Please refer to "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings" in this prospectus.

RELIANT ENERGY'S COMPENSATION FOR ITS ROLE AS SERVICER AND ITS RELEASE OF OTHER PARTIES

     We Agree to Pay the Servicer a Servicing Fee on Each Payment Date. The servicing fee for each series, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available therefor as described under "The Indenture--How Funds in the Collection Account Will Be Allocated" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the transition bonds. In the servicing agreement, the servicer releases us and the trustee from any and all claims whatsoever relating to the transition property or the servicer's servicing activities with respect thereto.

RELIANT ENERGY'S DUTIES AS SERVICER

     In the servicing agreement, the servicer has agreed, among other things, that, in servicing the transition property:

     . except where the failure to comply with any of the following would not materially adversely affect our or the trustee's respective interests in the transition property,

          . it will manage, service, administer and make collections (or ensure that any collection agent makes collections) in respect of the transition property with reasonable care and in material compliance with applicable law, including all applicable Texas commission regulations and guidelines, using the same degree of care and diligence that the servicer

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               exercises with respect to billing and collection activities that the servicer conducts for itself and others,

          . it will follow standards, policies and procedures in performing its duties as servicer that are customary in the electric transmission and distribution industry,

          . it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the trustee's and our rights in respect of the transition property,

          . it will calculate the transition charges and the allocation of transition charges among customer classes in compliance with the Texas Electric Choice Plan, the financing order, and any Texas commission order related to transition charge allocation and any applicable tariffs,

          . it will provide all reports to the collection agent, if any, who collects the transition charges on the servicer's behalf to enable the agent to collect, allocate, and remit transition charges properly,

     . it will petition the Texas commission for adjustments to the transition charges and allocation of the charges among customer classes that the servicer determines to be necessary in accordance with the financing order,

     . it will keep on file, in accordance with customary procedures, all documents related to the transition property and will maintain accurate and complete accounts, records and computer systems pertaining to the transition property, and

     . it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of the transition property as they become due.

The duties of the servicer set forth in the servicing agreement are qualified by any Texas commission regulations or orders in effect at the time these duties are to be performed.

RELIANT ENERGY'S REPRESENTATIONS AND WARRANTIES AS SERVICER

     In the servicing agreement, the servicer will make representations and warranties as of the date Reliant Energy sells or otherwise transfers the transition property to us to the effect, among other things, that:

     . the servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to conduct its business as presently conducted and to execute, deliver and carry out the terms of the servicing agreement,

     . the servicer is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which it is required to do so (except where such failure would not have a material adverse effect on its business, operations or properties or adversely affect the servicing of the transition property),

     . the servicer's execution, delivery and performance of the servicing agreement have been duly authorized by the servicer by all necessary corporate action,

     . the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles,

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     .    the consummation of the transactions contemplated by the servicing agreement will not conflict with or result in any breach of the terms and provisions of nor constitute a default under the servicer's articles of incorporation or by-laws or any agreement to which the servicer is a party or bound nor result in the creation or imposition of any lien upon the servicer's properties or violate any law or any order, rule or regulation applicable to the servicer,

     . except for filings with the Texas commission for adjusting the amount and allocation of the transition charges, continuation filings under the Uniform Commercial Code and other filings under the Texas Electric Choice Plan and the Uniform Commercial Code, no governmental approvals, authorizations, consents, orders or other actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have previously been obtained, and

     . no proceeding or investigation is pending or, to the servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties:

          . seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement, or

          . relating to the servicer and that might materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the transition bonds.

THE SERVICER WILL INDEMNIFY US AND OTHER RELATED ENTITIES IN LIMITED
CIRCUMSTANCES

     Under the servicing agreement, the servicer agrees to indemnify, defend and hold harmless us, the trustee, for itself and on behalf of the transition bondholders, and related parties specified in the servicing agreement, including our managers, against any costs, expenses, losses, damages and liabilities of any kind whatsoever that may be imposed upon, incurred by or asserted against any of those persons as a result of:

     . the servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the servicing agreement, and

     . the servicer's breach of any of its representations or warranties under the servicing agreement,

except to the extent that any such costs, expenses, losses, damages or liabilities resulted from the willful misconduct or gross negligence of any such person or resulting from a breach of a representation or warranty made by any such person in any of the basic documents that gives rise to the servicer's indemnification obligation.

THE SERVICER WILL PROVIDE STATEMENTS TO US AND TO THE TRUSTEE

     For each calculation date, which will be either 15 or 90 days before each annual true-up filing is made by the servicer with the Texas commission, the servicer will provide to us and the trustee a statement indicating, with respect to the transition property, among other things:

     . the transition bond balance and the projected transition bond balance for each series as of the immediately preceding payment date,

     . the amount on deposit in the overcollateralization subaccount and the scheduled overcollateralization level as of the immediately preceding payment date,

     . the amount on deposit in the capital subaccount and the amount required to be on deposit in the capital subaccount as of the immediately preceding payment date,

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     .    the amount on deposit in the reserve subaccount as of the immediately preceding payment date,

     . the projected transition bond balance on the calculation date and the servicer's projection of the transition bond balance for the payment date immediately preceding the next succeeding adjustment date,

     . the scheduled overcollateralization level and the servicer's projection of the amount on deposit in the overcollateralization subaccount for the payment date immediately preceding the next succeeding adjustment date,

     . the required capital subaccount balance and the servicer's projection of the amount on deposit in the capital subaccount for the payment date immediately preceding the next succeeding adjustment date, and

     . the servicer's projection of the amount on deposit in the reserve subaccount for the payment date immediately preceding the next succeeding adjustment date.

     The servicer will prepare and furnish to us and the trustee a monthly statement setting forth the aggregate amount remitted or to be remitted by the servicer to the trustee. In addition, on or before each payment date, the servicer will prepare and furnish to us and the trustee a statement setting forth the transfers and payments to be made on that payment date and the amounts thereof. Further, on or before each payment date for each series of the transition bonds, the servicer will prepare and furnish to us and the trustee a statement setting forth the amounts to be paid to the holders of the transition bonds of that series. The trustee will forward to the transition bondholders on each payment date such report prepared by the servicer.

THE SERVICER WILL PROVIDE COMPLIANCE REPORTS CONCERNING THE SERVICING AGREEMENT

     The servicing agreement provides that a firm of independent certified public accountants will furnish to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2002, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of transition property. This report, which is referred to in this prospectus as the "annual accountant's report," will state that the firm has performed the procedures in connection with the servicer's compliance with the servicing obligations of the servicing agreement, identify the results of these procedures and include any exceptions noted. The annual accountant's report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The servicing agreement also provides for delivery to us and the trustee, on or before March 31 of each year, a certificate signed by an officer of the servicer. This certificate will state that to the best of such officer's knowledge, the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, describing each default. The servicer has agreed to give us, each rating agency and the trustee written notice of any servicer default under the servicing agreement.

MATTERS REGARDING RELIANT ENERGY AS SERVICER

     Under the servicing agreement, any person:

     . into which the servicer may be merged or consolidated and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer,

     . which results from the division of the servicer into two or more persons and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer,

     . which may result from any merger, consolidation or conversion to which the servicer shall be a party and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer,


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     .    which may succeed to the properties and assets of the servicer substantially as a whole and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer, or

     . which may otherwise succeed to the major part of the electric transmission and distribution business of the servicer,

will be the successor of the servicer under the servicing agreement.

The servicing agreement further requires that:

     . immediately after giving effect to the transaction referred to above, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing,

     . the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement,

     . officers' certificates and opinions of counsel will have been delivered to us and the trustee, and

     .    prior written notice will have been received by the rating agencies.

     The servicing agreement provides that, subject to the foregoing provisions, Reliant Energy may not resign from the obligations and duties imposed on it as servicer unless Reliant Energy determines that the performance of its duties under the servicing agreement shall no longer be permissible under applicable law.






     Written notice of any such determination will be communicated to us, to the trustee and to each rating agency at the earliest practicable time and shall be evidenced by an opinion of counsel. A resignation by Reliant Energy as servicer will not become effective until a successor servicer has assumed the servicing obligations and duties of Reliant Energy under the servicing agreement.

     Except as expressly provided in the servicing agreement, the servicer will not be liable to us or the trustee for any action taken or for refraining from taking any action pursuant to the servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer's wilful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the servicing agreement.

EVENTS CONSTITUTING A DEFAULT BY RELIANT ENERGY IN ITS ROLE AS SERVICER

     Servicer defaults under the servicing agreement will include, among other things:

     . any failure by the servicer to deliver to the trustee, on our behalf, any required remittance by the date that such remittance must be made and that continues unremedied for a period of five business days after written notice of such failure is received by the servicer from us or the trustee,

     . any failure by the servicer to duly observe or perform, in any material respect, any other covenant or agreement in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects the transition property or the timely collection of the transition charges and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us or the trustee or after discovery of this failure by an officer of the servicer, as the case may be,

     . any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the transition property,

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

          the transition bondholders, or their investment in the transition bonds, the trustee or us and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us or the trustee or after discovery of this failure by an officer of the servicer, as the case may be, or

     . an event of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations as specified in the servicing agreement.

The trustee, with the written consent of the holders of the majority of the outstanding principal amount of the transition bonds of all series, may waive any default by the servicer, except a default in making any required remittances to the trustee.

THE TRUSTEE'S RIGHTS IF RELIANT ENERGY DEFAULTS IN ITS ROLE AS SERVICER

     As long as a servicer default under the servicing agreement remains unremedied, the trustee may, and upon the instruction of the holders of a majority of the outstanding principal amount of the transition bonds of all series, shall, by written notice to the servicer, terminate all the rights and obligations of the servicer under the servicing agreement. However, the servicer's indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed may not be terminated. In the event of the removal or resignation of the servicer, the trustee may, and upon the written instruction of the holders of a majority of the outstanding principal amount of the transition bonds of all series, shall, appoint a successor servicer which will succeed to all the rights and duties of the servicer under the servicing agreement. The trustee may make arrangements for compensation to be paid to any successor servicer.

     Upon a servicer default based upon the commencement of a case by or against the servicer under the insolvency laws, the trustee may be prevented from effecting a transfer of servicing. Please refer to the "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings" and "How a Bankruptcy May Affect Your Investment" in this prospectus. Upon a servicer default because of a failure to make required remittances, we and the trustee will have the right to apply to a Texas court for sequestration and payment to the trustee of revenues arising from the transition property.

THE OBLIGATIONS OF A SERVICER THAT SUCCEEDS RELIANT ENERGY

     Pursuant to the provisions of the servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with us, the trustee and the successor servicer in terminating the servicer's rights and responsibilities under the servicing agreement. This procedure includes the transfer to the successor servicer of all documentation pertaining to the transition property and all cash amounts then held by the servicer for remittance or subsequently acquired by the servicer. The servicing agreement provides that the servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer in the event the successor servicer is appointed as a result of a servicer default. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

                                 THE INDENTURE

     The following summary describes particular material terms of the indenture pursuant to which transition bonds will be issued. We have filed the form of the indenture and the form of the supplemental indenture with the SEC as exhibits to the registration statement.

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THE SECURITY FOR THE TRANSITION BONDS

     To secure the payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds pursuant to the indenture, we will grant to the trustee for the benefit of the transition bondholders a security interest in all of our right, title and interest in and to the following collateral which constitutes the trust estate under the indenture:

     .    the transition property,

     .    our rights under the sale agreement,

     . all bills of sale delivered by Reliant Energy pursuant to the sale agreement,

     . our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

     .    our rights under the administration agreement,

     . the collection account and all subaccounts of the collection account, including the general subaccount, the overcollateralization subaccount, the capital subaccount and the reserve subaccount and all cash, securities, instruments, investment property or other assets credited to or deposited in the collection account or any subaccount of the collection account from time to time or purchased with funds from the collection account,

     . all of our other property, other than any cash released to us by the trustee quarterly from earnings on the capital subaccount,

     . all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

     . all payments on or under and all proceeds in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing, provided that cash or other property released to us from the collection account in accordance with the provisions of the indenture will not be subject to the lien of the indenture. Please refer to "--How Funds in the Collection Account Will Be Allocated."

THE TRANSITION BONDS MAY BE ISSUED IN VARIOUS SERIES OR CLASSES

     The transition bonds may be issued under the indenture from time to time to finance the purchase by us of transition property, which we refer to as a "financing issuance." The aggregate principal amount of the transition bonds that may be authenticated and delivered under the indenture may not exceed $740 million, plus up-front qualified costs not to exceed $10.7 million in the aggregate. Any series of the transition bonds may include one or more classes which differ, among other things, as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless a series includes more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series and, if applicable, classes thereof, will be set forth in the supplemental indenture for that series. The terms of a series of transition bonds, and any classes thereof, will not be subject to consent of the transition bondholders of any previously issued series. Please refer to "Risk Factors--Other Risks Associated With an Investment in the Transition Bonds" and "The Transition Bonds" in this prospectus.


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     The issuance of more than one series of the transition bonds is not expected to adversely affect collections of transition charges to make payments on the other series. This is because transition charges and adjustments thereof are generally based on the total principal amount of all transition bonds outstanding.

     Under the indenture, the trustee will authenticate and deliver an additional series of the transition bonds only upon receipt by the trustee of, among other things, a certificate from us stating that no event of default has occurred and is continuing, an opinion of our counsel and evidence of satisfaction of the rating agency condition.

     Opinion of Independent Certified Public Accountants Required for Each Series or Class. In addition, in connection with the issuance of each new series, the trustee must receive a certificate or opinion of a firm of independent certified public accountants of recognized national reputation. This certificate will be based on the assumptions used in calculating the initial transition charges with respect to the transferred transition property or, if applicable, the most recent revised transition charges with respect to the transition property. The certificate will state to the effect that, after giving effect to the issuance of the new series and the application of the proceeds therefrom, the transition charges will be sufficient to:

     . pay all fees, costs and charges associated with each series of the transition bonds,

     .    pay interest on each series of the transition bonds when due,

     . pay principal of each series of the transition bonds in accordance with the expected amortization schedule therefor, and

     . fund the overcollateralization subaccount to the scheduled overcollateralization level and replenish any shortfalls in the capital subaccount,

as of each payment date taking into account any amounts on deposit in the reserve subaccount.

THE COLLECTION ACCOUNT FOR THE TRANSITION BONDS

     Under the indenture, we will establish the collection account with the trustee or at another eligible institution. Funds received from collections of the transition charges will be deposited into the collection account. The collection account will be divided into the following subaccounts, which need not be separate bank accounts:

     .  the general subaccount,

     .  the overcollateralization subaccount,

     .  the capital subaccount, and

     .  the reserve subaccount.

All amounts in the collection account not allocated to any other subaccount by the servicer will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus and the prospectus supplement to the collection account include all of the subaccounts contained therein. All monies deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments with these monies will be held by the trustee in the collection account as part of the collateral.

     The following institutions are eligible institutions for the establishment of the collection account:

     . the corporate trust department of the trustee so long as any of the securities of the trustee are rated investment grade by each rating agency, or

     . the trust department of a depository institution organized under the laws of the United States of America or any state or domestic branch of a foreign bank, which:

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            has either:

            . a long-term unsecured debt rating of "A+" by S&P, "AAA" by Fitch and "A" by Moody's, or

            . a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies, and

        .   whose deposits are insured by the Federal Deposit Insurance
            Corporation.

     Appropriate Investments for Funds in the Collection Account. So long as no default or event of default has occurred and is continuing, all funds in the collection account must be invested by the trustee in accordance with the written direction of the servicer in any of the following, each of which is referred to as an eligible investment:

     1. direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America,

     2. demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any domestic branch of a foreign bank, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than such depository institution or trust company, shall have either (A) a long-term unsecured debt rating from Moody's and S&P of Aaa and AAA, respectively, or (B) a certificate of deposit rating by Moody's and S&P of P-1 and A-1+, respectively,

     3. commercial paper or other short-term obligations of any corporation, other than Reliant Energy, whose ratings, at the time of the investment or contractual commitment to invest therein, from Moody's and S&P of "A-1/P-1,"

     4. investments in money market funds having a rating from Moody's and S&P of Aaa and AAA, respectively, including funds for which the trustee or any of its affiliates act as investment manager or advisor,

     5. bankers' acceptances issued by any depository institution or trust company referred to in clause 2 above,

     6. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company, acting as principal, described in clause 2 above,

     7. repurchase obligations with respect to any security or whole loan entered into with:

        a. a depository institution or trust company, acting as principal, described in clause 2 above, except that the rating referred to in the proviso in that clause 2 shall be "A-1" or higher in the case of S&P,

        b. broker/dealer, acting as principal, registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934 the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by S&P at the time of entering into this repurchase obligation, or

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        c.  an unrated broker/dealer, acting as principal, that is a wholly owned subsidiary of a nonbank or bank holding company the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by S&P at the time of purchase, or

     8. any other investment permitted by each of the rating agencies; provided, however, that:

        a. any book-entry security, instrument or security having a maturity of one month or less that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such book-entry security, instrument or security, or the obligor thereon, has a long-term unsecured debt rating of at least "A2" by Moody's, or the equivalent thereof by the other rating agencies, or a short-term rating of at least "P-1" by Moody's, or the equivalent thereof by the other rating agencies, and

        b. any book-entry security, instrument or security having a maturity of greater than one month that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such book-entry security, instrument or security, or the obligor thereon, has a long-term unsecured debt rating of at least "A1" by Moody's, or the equivalent thereof by the other rating agencies, and a short-term rating of at least "P-1" by Moody's, or the equivalent thereof by the other rating agencies.

     These eligible investments may not:

     .  mature later than the Business day prior to the next payment date, or

     . be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof.

No moneys held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest granted and perfected in the collection account will continue to be perfected in the investment or the proceeds of the sale in either case without any further action by any person. Funds in the defeasance account, if any, for any series of transition bonds may be invested only in securities discussed in clause 1 above.

     Remittances to the Collection Account. On each remittance date, the servicer will remit all collected transition charges and any indemnity amounts to the trustee under the indenture for deposit in the collection account. Indemnity amount means any amount paid by the servicer or Reliant Energy to the trustee, for the trustee or on behalf of the transition bondholders, in respect of indemnification obligations pursuant to the servicing agreement or the sale agreement. Please refer to "The Servicing Agreement" and "The Sale Agreement" in this prospectus.

     General Subaccount. Collected transition charges and any indemnity amounts remitted to the trustee will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount among the other subaccounts as described under "--How Funds in the Collection Account Will Be Allocated."

     Capital Subaccount. Upon the issuance of each series of the transition bonds, Reliant Energy will make a capital contribution to us in an amount stated in the prospectus supplement. We will pay this amount to the trustee for deposit into the capital subaccount which will be invested in eligible investments by the trustee in accordance with the written direction of the servicer. The trustee will draw on amounts in the capital subaccount to the extent that, in allocating funds in accordance with clauses 1 through 9 in "How Funds in the Collection Account Will Be Allocated" below, amounts on deposit in the general subaccount, the reserve subaccount and the overcollateralization subaccount are insufficient to make scheduled payments on the transition bonds and payments of fees and expenses specified in clauses 1 through 9. If any series of the transition bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount allocable to that series will be released to us, free of the lien of the indenture.

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     Overcollateralization Subaccount.  To the extent funds are available as described in "How Funds in the Collection Account Will Be Allocated" below, the trustee will allocate them to the overcollateralization subaccount on each payment date. We will specify the scheduled overcollateralization level on each payment date for the overcollateralization subaccount in the prospectus supplement for the related series of the transition bonds. The overcollateralization amount will be funded over the life of the transition bonds with collected transition charges for each series as specified in the related prospectus supplement, and in aggregate will equal the amount stated in the related prospectus supplement for that series, which we refer to in this prospectus and the prospectus supplement as the "overcollateralization amount."

     Amounts in the overcollateralization subaccount will be invested in eligible investments by the trustee in accordance with the written direction of the servicer. On each payment date, the trustee will draw on amounts in the overcollateralization subaccount to the extent that, after allocation of funds in accordance with clauses 1 through 9 in "How Funds in the Collection Account Will Be Allocated" below, amounts on deposit in the general subaccount and the reserve subaccount are insufficient to make scheduled payments on the transition bonds and payments of fees and expenses specified in clauses 1 through 9.

     Reserve Subaccount. The trustee will allocate collected transition charges available on any payment date that are not necessary to pay clauses 1 through 13 in "How Funds in the Collection Account Will Be Allocated" below to the reserve subaccount. The trustee will invest amounts in the reserve subaccount in eligible investments in accordance with the written direction of the servicer. On each payment date, the trustee will draw on the reserve subaccount in allocating funds in accordance with clauses 1 through 14 in "How Funds in the Collection Account Will Be Allocated" below to the extent that amounts on deposit in the general subaccount are insufficient to make scheduled payments on the transition bonds and payments of fees and expenses specified in clauses 1 through 9, 11, and 12.

HOW FUNDS IN THE COLLECTION ACCOUNT WILL BE ALLOCATED

     Amounts remitted by the servicer to the trustee, including any indemnity amounts, and all investment earnings on the subaccounts in the collection account, other than the capital subaccount, will be deposited into the general subaccount of the collection account. On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following priority:

     1. payment of the trustee's fee and any indemnity amounts owed to the trustee,

     2. payment of the servicing fee which will be a fixed fee in an amount specified in the servicing agreement, and any unpaid servicing fees from prior payment dates, and any excess curve payments for which the servicer demands reimbursement from the collection account,

     3. Payment of the collection agent fee, which will be a fixed fee in an amount specified in the intercreditor agreement and any unpaid collection agent fees from prior dates,

     4. payment of the administration fee, which will be a fixed fee in an amount specified in the administration agreement between us and Reliant Energy, and fees of our independent managers which will be specified in the amended and restated limited liability company agreement,


     5. payment of all of our other operating expenses up to an aggregate of $_______ for each payment date for all series of the transition bonds, so long as no event of default has occurred and is continuing or would be caused by this payment,


     6. payment of the interest then due on the transition bonds, including payment of any amount payable to the swap counterparty on any interest rate swap agreement,

     7. payment of the principal then required to be paid on the transition bonds, including any principal due and payable at final maturity or upon redemption or acceleration,


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      8. payment of the principal then scheduled to be paid on the transition bonds,

      9. payment of any amounts payable to any other credit enhancement providers,

     10. payment of any of our remaining unpaid operating expenses plus any expenses owed to the trustee or our managers,

     11. replenishment of any shortfalls in the capital subaccount,

     12. payment of the scheduled allocation to and replenishment of any shortfall in the overcollateralization subaccount,

     13. release of an amount equal to investment earnings on amounts in the capital subaccount to us, so long as no event of default has occurred and is continuing, and

     14. allocation of the remainder, if any, to the reserve subaccount.

     Interest means, for any payment date for any series or class of the transition bonds, the sum, without duplication, of:

     . an amount equal to the interest accrued on that series or class at the applicable bond rate from the prior payment date or, with respect to the first payment date, the amount of interest accrued since the issuance date, with respect to that series or class,

     . any unpaid interest plus, to the fullest extent permitted by law, any interest accrued on this unpaid interest, and

     . if the transition bonds have been declared due and payable, all accrued and unpaid interest thereon.

     Principal means, with respect to any payment date and any series or class of the transition bonds, the sum, without duplication, of:

     . the amount of principal due as a result of the occurrence and continuance of an event of default and acceleration of the transition bonds,

     .  the amount of principal due on the final maturity date of any series,

     . the amount of principal and premium, if any, due as a result of a redemption of the transition bonds prior to such payment date pursuant to the indenture,

     .  any overdue payments of principal, and

     . the amount of principal scheduled to be paid on such payment date in accordance with the expected amortization schedule.

     If on any payment date funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 12 of the first paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

     1. from the reserve subaccount for allocations and payments contemplated in clauses 1 through 9, 11 and 12,

     2. from the overcollateralization subaccount for allocations and payments contemplated by clauses 1 through 9, and

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     3. from the capital subaccount for allocations and payments contemplated by clauses 1 through 9.

     If, on any payment date, available collections of transition charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding transition bonds on that payment date, amounts available will be allocated among the outstanding series of the transition bonds pro rata based on the amount of interest payable on each series. If, on any payment date, remaining collections of the transition charges, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding series of the transition bonds on that payment date, amounts available will be allocated among the outstanding series pro rata based on the principal amount of each series then due and payable. If, on any payment date, remaining collections of the transition charges, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding series of the transition bonds, amounts available will be allocated on a pro rata basis based on the amounts of principal payable and scheduled to be paid on the payment date.

REPORTS TO HOLDERS OF THE TRANSITION BONDS

     With respect to each series of the transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the trustee to each transition bondholder of that series. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the applicable supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date, as applicable:

     . the amount paid to transition bondholders of that series and the related classes in respect of principal,

     . the amount paid to transition bondholders of that series and the related classes in respect of interest,

     . the transition bond balance and the projected transition bond balance of that series and the related classes as of that payment date,

     . the amount on deposit in the overcollateralization subaccount and the scheduled overcollateralization level, with respect to that series and as of that payment date,

     . the amount on deposit in the capital subaccount as of that payment date, and

     . the amount, if any, on deposit in the reserve subaccount for all series as of that payment date.

WE AND THE TRUSTEE MAY MODIFY THE INDENTURE

     Modifications of the Indenture That Do Not Require Consent of Transition Bondholders. Without the consent of any of the holders of the outstanding transition bonds but with prior notice to the rating agencies, we and the trustee may execute a supplemental indenture for any of the following purposes:

     . to correct or amplify the description of the collateral, or to better assure, convey and confirm unto the trustee the collateral, or to subject to the lien of the indenture additional property,

     . to evidence the succession, in compliance with the applicable provisions of the indenture, of another entity to us, and the assumption by any applicable successor of our covenants contained in the indenture and in the transition bonds,

     . to add to our covenants, for the benefit of the holders of the transition bonds, or to surrender any right or power therein conferred upon us,

     . to convey, transfer, assign, mortgage or pledge any property to the trustee,

     . to cure any ambiguity, to correct or supplement any provision of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental

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        indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; provided, however, that:

        . this action shall not adversely affect in any material respect the interests of any transition bondholder, and

        . the rating agency condition shall have been satisfied with respect thereto,

     . to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the transition bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements specified in the indenture,

     .  to qualify the transition bonds for registration with a clearing agency,

     . to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act, or

     . to set forth the terms of any series that has not theretofore been authorized by a supplemental indenture, provided that the rating agency condition has been satisfied.

     Additional Modifications to the Indenture That Do Not Require the Consent of Transition Bondholders. Additionally, without the consent of any of the transition bondholders, we and the trustee may execute a supplemental indenture. The supplemental indenture referred to in this paragraph may add provisions to, or change in any manner or eliminate any other provisions of, the indenture, or modify in any other manner the rights of the transition bondholders under the indenture; provided, however, that:

     . this action shall not adversely affect in any material respect the interests of any transition bondholder, and

     . the rating agency condition shall have been satisfied with respect thereto.

     Modifications That Require the Approval of the Transition Bondholders. We and the trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the transition bonds of each series or class to be affected, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the transition bondholders under the indenture. However, this supplemental indenture may not, without the consent of the holder of each outstanding transition bond of each series or class affected thereby:

     . change the date of payment of any installment of principal of or premium, if any, or interest on any transition bond, or reduce the principal amount thereof, the interest rate thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the indenture and the related applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds, or change the coin or currency in which any transition bond or any interest thereon is payable,

     . impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment,

     . reduce the percentage of the aggregate amount of the outstanding transition bonds, or of a series or class thereof, the consent of the transition bondholders of which is required for any supplemental indenture, or the consent of the transition bondholders of which is required for any waiver of

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        compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture,

     . reduce the percentage of the outstanding amount of the transition bonds required to direct the trustee to direct us to sell or liquidate the collateral,

     . modify any provision of the section of the indenture relating to the consent of transition bondholders with respect to supplemental indentures, except to increase any percentage specified therein or to provide that those provisions of the indenture or the basic documents specified in the indenture cannot be modified or waived without the consent of each outstanding transition bondholder affected thereby,

     . modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond on any payment date or change the redemption dates, expected amortization schedules, series final maturity dates or class final maturity dates of any transition bonds,

     . decrease the required capital amount with respect to any series, the overcollateralization amount or the scheduled overcollateralization level with respect to any series and any payment date,

     . modify or alter the provisions of the indenture regarding the voting of the transition bonds held by us, Reliant Energy, an affiliate of either of them or any obligor on the transition bonds,

     . decrease the percentage of the aggregate principal amount of the transition bonds required to amend the sections of the indenture which specify the applicable percentage of the aggregate principal amount of the transition bonds necessary to amend the indenture or other related agreements specified therein, or

     . permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any transition bond of the security provided by the lien of the indenture.

     Enforcement of the Sale Agreement, the Administration Agreement, the Intercreditor Agreement and the Servicing Agreement. The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by Reliant Energy, the administrator, the collection agent and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement. However, if we or the servicer proposes to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the transition charges, we must notify the trustee in writing and the trustee must notify the transition bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding transition bonds of each series or class materially and adversely affected thereby and only if the rating agency condition is satisfied.

     If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the transition bonds of all series shall, exercise all of our rights, remedies, powers, privileges and claims against Reliant Energy, the administrator, the collection agent and servicer, under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement, and any right of us to take this action shall be suspended.


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     Modifications to the Sale Agreement, the Intercreditor Agreement, the
Administration Agreement and the Servicing Agreement. With the prior written consent of the trustee, the sale agreement, the intercreditor agreement, the administration agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the transition bondholders. However, this amendment may not adversely affect the interest of any transition bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the transition bonds.

     Notification of the Rating Agencies, the Trustee and the Transition Bondholders of Any Modification. If we, Reliant Energy, the collection agent or the servicer or any other party

     . propose to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

     . waive timely performance or observance by Reliant Energy, the collection agent or the servicer under the sale agreement, the intercreditor agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of transition bondholders, we must first notify the rating agencies of the proposed amendment. Upon receiving notification regarding the rating agency condition, we must thereafter notify the trustee in writing and the trustee shall notify the transition bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the transition bonds of each series or class materially and adversely affected thereby.

WHAT CONSTITUTES AN EVENT OF DEFAULT ON THE TRANSITION BONDS

     An event of default is defined in the indenture as being:

     1. a default in the payment of any interest on any transition bond when the same becomes due and payable and the continuation of this default for five business days,

     2. a default in the payment of the then unpaid principal of any transition bond of any series on the final maturity date for that series or, if applicable, any class on the final maturity date for that class,

     3. a default in the payment of the redemption price for any transition bond on the redemption date therefor,

     4. a default in the observance or performance of any of our covenants or agreements made in the indenture, other than those specifically dealt with in clause 1, 2 or 3 above, or any of our covenants or agreements made in any swap or hedge agreement permitted under the indenture or any supplemental indenture or any of our representations or warranties made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when made, and this default continues or is not cured for a period of 30 days after:

        a. written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% of the outstanding principal amount of the transition bonds of any series or class, or

        b.  the date we have actual knowledge of the default,

     5. the filing of a decree or order for relief by a court having jurisdiction in respect of us or any substantial part of the collateral in an involuntary case under any applicable federal or state

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

        bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property for any substantial part of the collateral, or ordering the winding-up or liquidation of our affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days, or

     6. the commencement by us of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by us to the entry of an order for relief in an involuntary case under any such law, or the consent by us to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property for any substantial part of the collateral, or the making by us of any general assignment for the benefit of creditors, or the failure by us generally to pay our debts as such debts become due, or the taking of action by us in furtherance of any of the foregoing.

If an event of default occurs and is continuing, the trustee or holders of a majority in principal amount of the transition bonds of all series then outstanding may declare the unpaid principal balance of all series of the transition bonds, together with accrued interest, to be immediately due and payable. This declaration may, under the circumstances specified therein, be rescinded by the holders of a majority in principal amount of all series of the transition bonds then outstanding.

     Remedies Available to the Trustee Following an Event of Default. In addition to acceleration of the transition bonds, the trustee may exercise one or more of the following remedies upon an event of default:

     . the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the transition bonds or under the indenture with respect to the transition bonds, whether by declaration or otherwise, enforce any judgment obtained, and collect from us, the servicer and/or the collecting agent moneys adjudged due,

     . the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral,

     . the trustee may exercise any remedies of a secured party under the Uniform Commercial Code or the Texas Electric Choice Plan or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the holders of the transition bonds of that series,

     . the trustee may sell the collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law provided that certain conditions set forth in the indenture are met, and

     . the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller, the collection agent and the servicer under or in connection with the sale agreement, the intercreditor agreement or the servicing agreement.

     When the Trustee Can Sell the Collateral. If the transition bonds of all series have been declared to be due and payable following an event of default, the trustee may, at the written direction of majority noteholders, either:

     .    sell the collateral, or

     . elect to have us maintain possession of the collateral or take such other remedial action as the Trustee, at the written direction of the majority holders, may direct and continue to apply distributions on the collateral as if there had been no declaration of acceleration.

     The trustee is prohibited from selling the collateral following an event of default other than a default for five days or more in the payment of any interest on any transition bond of any series, a default in the payment of the then unpaid principal of any transition bond of any series on the final maturity date for that series or, if applicable, any

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class on the final maturity date for that class, or a default in the payment of the redemption price for any transition bond on the redemption date therefor unless:

     . the holders of 100% of the principal amount of all series of the transition bonds consent to the sale,

     . the proceeds of the sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding transition bonds, or

     . the trustee determines that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as these payments would have become due if the transition bonds had not been declared due and payable, and the trustee obtains the written consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the transition bonds of all series.

     Right of Transition Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of a majority in principal amount of the outstanding transition bonds of all series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

     . this direction does not conflict with any rule of law or with the indenture,

     . subject to the provisions specified in the indenture, any direction to the trustee to sell or liquidate the collateral is by the holders of 100% of the principal amount of all series of the transition bonds then outstanding,

     . so long as the conditions specified in the indenture have been satisfied and the trustee elects to retain the collateral pursuant to the indenture and elects not to sell or liquidate the collateral, any direction to the trustee to sell or liquidate the collateral is by the holders of 100% of the principal amount of all series of the transition bonds then outstanding, and

     . the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

However, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the transition bonds of any series if:

     . it reasonably believes it will not be indemnified to its satisfaction against the costs, expenses and liabilities which might be incurred by it in complying with this request, or

     . it determines that this action might materially adversely affect the rights of any transition bondholder not consenting to the action.

     Waiver of Default. The holders of a majority in principal amount of the transition bonds of all series then outstanding may, in those cases specified in the indenture, waive any default with respect thereto. However, they may not waive a default in the payment of principal of or premium, if any, or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding transition bonds of all affected series and classes.

     No transition bondholder of any series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the transition property or otherwise enforce the lien in the transition property, pursuant to Section 39.309 of the Texas Electric Choice Plan, with respect to the indenture, unless:

     . the holder previously has given to the trustee written notice of a continuing event of default,

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     .    the holders of not less than 25% in principal amount of the outstanding transition bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee,

     . the holder or holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in complying with the request,

     . the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute the proceeding, and

     . no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of a majority in principal amount of the outstanding transition bonds of all series.

OUR COVENANTS

  We will keep in effect our existence, rights and franchises as a limited liability company under Delaware law, provided that we may consolidate with, merge into or convert into another entity or sell substantially all of our assets to another entity and dissolve if:

     . the entity formed by or surviving the consolidation, merger or conversion or to whom substantially all of our assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all transition bonds and the performance of our obligations under the indenture,

     . the entity formed by or surviving the consolidation, merger or conversion or to whom substantially all of our assets are sold expressly assumes all obligations and succeeds to all of our rights under the sale agreement, the intercreditor agreement, the servicing agreement and any other basic document specified in the indenture to which we are a party or under which we have rights pursuant to an assignment and assumption agreement executed and delivered to the trustee,

     . no default or event of default will have occurred and be continuing immediately after giving effect to the merger, consolidation, conversion or sale,

     . prior notice will have been given to the rating agencies and the rating agency condition will have been satisfied with respect to the merger, consolidation, conversion or sale,

     . we have received an opinion of counsel to the effect that the merger, consolidation, conversion or sale will have no material adverse tax consequence to us or any transition bondholder, the merger, consolidation, conversion or sale complies with the indenture and all conditions precedent therein provided relating to the merger, consolidation, conversion or sale and will result in the trustee maintaining a continuing valid first priority perfected security interest in the collateral,

     . none of the transition property, the financing order or our rights under the Texas Electric Choice Plan or the financing order are impaired thereby, and

     . any action that is necessary to maintain the lien and security interest created by the indenture has been taken.

     Additional Covenants. We will from time to time execute and deliver all documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien of the indenture and the priority thereof. We will not permit the validity of the indenture to be impaired, the lien to be amended, subordinated or terminated or discharged, or permit any person to be released from any covenants or obligations except as expressly permitted by the indenture. We will also not permit any lien, charge, claim, security interest,


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mortgage or other encumbrance, other than the lien of the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof.

     We may not, among other things:

     . except as expressly permitted by the indenture, any supplemental indenture, the sale agreement or the servicing agreement, sell, transfer, exchange or otherwise dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture, or

     . claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Internal Revenue Code of 1986, or assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon us or any part of the collateral.

     We may not engage in any business other than purchasing and owning the transition property, issuing the transition bonds from time to time, pledging our interest in the collateral to the trustee under the indenture in order to secure the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

     We May Not Engage in Any Other Financial Transactions. We may not issue, incur, assume or guarantee any indebtedness except for the transition bonds and any obligations under any credit enhancement or any swap or hedge for any series of the transition bonds. Also, we may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the eligible investments. We may not, except as contemplated by the indenture, the sale agreement, the servicing agreement and related documents, including the amended and restated limited liability company agreement, make any loan or advance or credit to any person. We will not make any expenditure for capital assets or lease any capital asset other than the transition property purchased from Reliant Energy pursuant to, and in accordance with, the sale agreement. We may not make any payments, distributions or dividends to any member in respect of its membership interest except in accordance with the indenture.

     The servicer will deliver to the trustee the annual accountant's report, compliance certificates and monthly reports regarding distributions and other statements required by the servicing agreement. Please refer to "The Servicing Agreement" in this prospectus.

ACCESS TO THE LIST OF HOLDERS OF THE TRANSITION BONDS

     Any transition bondholder who has owned a transition bond for at least six months may, by written request to the trustee, obtain access to the list of all transition bondholders maintained by the trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. In addition, a group of transition bondholders each of whom has owned a transition bond for at least six months may also obtain access to the list of all transition bondholders for the same purpose. The trustee may elect not to afford the requesting transition bondholders access to the list of transition bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholders, to all transition bondholders.

WE MUST FILE AN ANNUAL COMPLIANCE STATEMENT

     We will be required to file annually with the trustee a written statement as to the fulfillment of our obligations under the indenture. In addition, we will furnish to the trustee an opinion of counsel concerning filings made by us on an annual basis and before the effectiveness of any amendment to the sale agreement or the servicing agreement.

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THE TRUSTEE MUST PROVIDE AN ANNUAL REPORT TO ALL TRANSITION BONDHOLDERS

  If required by the Trust Indenture Act, the trustee will be required to mail each year to all transition bondholders a brief report. This report must state, among other items:

     . the trustee's eligibility and qualification to continue as the trustee under the indenture,

     .    any amounts advanced by it under the indenture,

     . the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee's individual capacity,

     .    the property and funds physically held by the trustee,

     . any additional issue of a series of the transition bonds not previously reported, and

     . any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

WHAT WILL TRIGGER SATISFACTION AND DISCHARGE OF THE INDENTURE

     The transition bonds of any series, all moneys payable with respect to the transition bonds of that series and the indenture as it applies to that series will cease to be of further effect and the lien of the indenture will be released with respect to that series, interest will cease to accrue on the transition bonds of that series and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the transition bonds of that series, when:

     . either all transition bonds of that series which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or we have irrevocably deposited with the trustee cash, in trust for this purpose, in an amount sufficient to make payments of principal of and interest on the transition bonds of that series and to pay and discharge the entire indebtedness on those transition bonds not previously delivered to the trustee,

     . we have paid all other sums payable by us under the indenture with respect to the transition bonds of that series, and

     . we have delivered to the trustee an officer's certificate, an opinion of counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent certified public accountants, each stating that there has been compliance with the conditions precedent in the indenture or relating to the satisfaction and discharge of the indenture with respect to the transition bonds of that series.

  OUR LEGAL DEFEASANCE AND COVENANT DEFEASANCE OPTIONS

     We may, at any time, terminate:

     . all of our obligations under the indenture with respect to the transition bonds of any series, or

     . our obligations to comply with some of the covenants in the indenture, including all of the covenants described under "--Our Covenants."

The legal defeasance option is our right to terminate at any time our obligations under the indenture with respect to the transition bonds of any series. The covenant defeasance option is our right at any time to terminate our obligations to comply with the covenants in the indenture. We may exercise the legal defeasance option with respect to any series of the transition bonds notwithstanding our prior exercise of the covenant defeasance option with respect to that series. If we exercise the legal defeasance option with respect to any series, that series will be

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

entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the expected final payment date or redemption date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the expected final payment date or redemption date, as applicable. If we exercise the covenant defeasance option with respect to any series, the final payment of the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

     We may exercise the legal defeasance option or the covenant defeasance option with respect to any series of the transition bonds only if:

     . we irrevocably deposit or cause to be deposited in trust with the trustee cash or U.S. government obligations specified in the indenture for the payment of principal of and premium, if any, and interest on the transition bonds of that series to the expected final payment date or redemption date therefor, as applicable, the deposit to be made in the defeasance subaccount for that series,

     . we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

          . principal in accordance with the expected amortization schedule therefor, and/or if that series is to be redeemed, the redemption price on the redemption date therefor, and

          .    interest when due,

     . in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

     . no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

     . in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

          . we have received from, or there has been published by, the Internal Revenue Service a ruling, or

          . since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

     . in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred, and

     . we deliver to the trustee a certificate of one of our managers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture.


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

THE TRUSTEE

     Bankers Trust Company will be the trustee under the indenture. The trustee may resign at any time upon 30 days' notice by so notifying us. The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the trustee by so notifying the trustee in writing and may appoint a successor trustee. We will remove the trustee by written notice if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes insolvent, a receiver or other public officer takes charge of the trustee or its property or the trustee becomes incapable of acting. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. The trustee shall at all times satisfy the requirements of the Trust Indenture Act, as amended, and have a combined capital and surplus of at least $50 million and a long-term debt rating of "Baa3" or better by Moody's. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor trustee.

GOVERNING LAW

     The indenture will be governed by the laws of the State of New York.


                  HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

     Challenge to True Sale Treatment. Reliant Energy will represent and warrant that the transfer of the transition property in accordance with the sale agreement constitutes a true and valid sale and assignment of the transition property by Reliant Energy to us. It is a condition of closing for the sale of the transition property pursuant to the sale agreement that Reliant Energy will take the appropriate actions under the Texas Electric Choice Plan, including filing a notice of transfer of an interest in the transition property, to perfect this sale. The Texas Electric Choice Plan provides that a transfer of transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a "true sale" under applicable creditors' rights principles, and not as a pledge or other financing, of the relevant transition property. We and Reliant Energy will treat the transaction as a sale under applicable law. Reliant Energy will treat the transition bonds as debt of Reliant Energy for financial accounting and federal income tax purposes. See "The Texas Electric Choice Plan--Recovery of Stranded Costs and Regulatory Assets" in this prospectus.

     In the event of a bankruptcy of Reliant Energy, if a party in interest in the bankruptcy were to take the position that the transfer of the transition property to us was a financing transaction and not a true sale, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of Reliant Energy and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the transition bonds.

     We and Reliant Energy have attempted to mitigate the impact of a possible recharacterization of a sale of the transition property as a financing transaction under applicable creditors' rights principles. The sale agreement provides that if the transfer of the transition property is thereafter recharacterized by a court as a financing transaction and not a true sale, Reliant Energy grants to us a first priority security interest in all Reliant Energy's right, title and interest in and to the transition property and all proceeds thereof. In addition, the sale agreement requires the filing of a notice of security interest in the transition property and the proceeds thereof in accordance with the Texas Electric Choice Plan. As a result of this filing, we would be a secured creditor of Reliant Energy and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a Reliant Energy bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Texas Electric Choice Plan or we fail to otherwise perfect our interest in the transition property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Reliant Energy.


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


     Consolidation of the Issuer and Reliant Energy. If Reliant Energy were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of Reliant Energy and us. We and Reliant Energy have taken steps to attempt to minimize this risk. Please refer to "The Issuer" in this prospectus.

     However, no assurance can be given that if Reliant Energy were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of Reliant Energy. Substantive consolidation would result in our assets being combined with the assets of Reliant Energy into a single pool from which the claims of our creditors and Reliant Energy's creditors would be satisfied ratably.

     Status of Transition Property as Current Property. Reliant Energy has represented in the sale agreement, and the Texas Electric Choice Plan provides, that the transition property constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the transition bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of Reliant Energy, a court would not rule that the transition property comes into existence only as retail electric customers use electricity.

     If a court were to accept the argument that the transition property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the transition bondholders would attach to the transition charges in respect of electricity consumed after the commencement of the bankruptcy case. If it were determined that the transition property had not been sold to us, and the security interest in favor of the transition bondholders did not attach to the transition charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would be an unsecured creditor of Reliant Energy. If so, there would be delays or reductions in payments on the transition bonds. Also, a tax or government lien or other nonconsensual lien on property of Reliant Energy arising before the transition property came into existence could have priority over our interest in the transition property. Whether or not a court determined that the transition property had been sold to us, no assurances can be given that a court would not rule that any transition charges relating to electricity consumed after the commencement of the bankruptcy cannot be transferred to us or the trustee.

     In addition, in the event of a bankruptcy of Reliant Energy, a party in interest in the bankruptcy could assert that we should pay a portion of Reliant Energy's costs associated with the generation, transmission or distribution of the electricity, consumption of which gave rise to the transition charges used to make payments on the transition bonds.

     Estimation of Claims. If Reliant Energy were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against Reliant Energy under the sale agreement and the other documents executed in connection therewith could be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims of us or the trustee against Reliant Energy. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur.

     No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Reliant Energy.

     Enforcement of Rights by the Trustee. Upon an event of default under the indenture, the Texas Electric Choice Plan permits the trustee to enforce the security interest in the transition property in accordance with the terms of the indenture. If an event of default occurs, the Texas commission may order that amounts arising from transition charges be transferred to a separate account for the benefit of the transition bondholders. Furthermore, upon request by the transition bondholders, a district judge in Travis County, Texas must order the sequestration and payment to the transition bondholders of revenues arising from the transition charges. There can be no assurance, however, that the Texas commission or a district judge would issue this order after a Reliant Energy bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit this action by the Texas commission or a district judge. In that event, the trustee could under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the Texas commission or a district judge, and an order requiring an accounting and segregation of the revenues arising from the transition property. However, there can be no assurance that the bankruptcy court would grant either order.

     The servicing agreement provides that the trustee, as our assignee, together with the other persons specified therein, may appoint a successor servicer that satisfies the rating agency condition. The servicing agreement also provides that the trustee, together with the other persons specified therein, may petition the Texas commission or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay might delay a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that Reliant Energy as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

     Bankruptcy of Servicer or Collection Agent. Under the servicing agreement and the intercreditor agreement, the servicer and collection agent are both entitled to commingle transition charges with other collected funds until each remittance date. The Texas Electric Choice Plan provides that the relative priority of a lien created under the Texas Electric Choice Plan is not defeated or adversely affected by the commingling of the transition charges arising with respect to the transition property with funds of the electric utility. However, in the event of a bankruptcy of the servicer or the collection agent, a party in interest in the bankruptcy might assert, and a court might rule, that the transition charges commingled by the servicer or the collection agent with its own funds and held by the servicer or the collection agent as of the date of bankruptcy were property of the servicer or the collection agent, as the case may be, as of that date, and are therefore property of the servicer's or the collection agent's bankruptcy estate, respectively, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer or the collection agent, as the case may be, for the amount of commingled transition charges held as of that date and could not recover the commingled transition charges held as of the date of the bankruptcy.

     However the court rules on the ownership of the commingled transition charges, the automatic stay arising upon the bankruptcy of the servicer or the collection agent could delay the trustee from receiving the commingled transition charges held by the servicer or the collection agent as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any question for relief from the stay could be delayed pending the court's resolution of whether the commingled transition charges are our property or are property of the servicer or the collection agent, including resolution of any tracing of proceeds issues. If, as a result of the risk factors discussed in the preceding paragraphs or for any other reason, the trustee becomes an unsecured or an undersecured creditor in a bankruptcy involving the servicer or the collection agent, a party in interest may take the position that the funds remitted prior to bankruptcy by the servicer or the collection agent, as the case may be, to the trustee pursuant to the servicing agreement or the collection agent constitute preferences under bankruptcy law. Although the trustee may be able to assert defenses to the extent that the payments were made in the ordinary course of business, any such transfer within 90 days of the filing of the bankruptcy petition could be avoidable as a preference, and the funds could be required to be returned to the bankruptcy estate of the servicer or the collection agent, as applicable. If the trustee or we are considered to be an "insider" of the servicer or the collection agent, any such transfer made within one year of the filing of the bankruptcy petition related to that party would be avoidable. In either case, the trustee or we would merely be an unsecured creditor of the servicer or the collection agent for the amount of the returned funds.

     Bankruptcy of Retail Electric Provider. The Texas Electric Choice Plan Act establishes a process whereby retail electric customers, at some point in time, will choose their retail electric provider. The financing order requires retail electric providers to remit to the servicer the full amount of transition charges billed to its retail electric customers (less an established charge-off percentage as an allowance for uncollectible customer accounts) whether or not payment is actually received from these retail electric customers. The retail electric provider is entitled to commingle transition charges with its own funds until each remittance date. The Texas Electric Choice Plan provides that the relative priority of a lien created under the Texas Electric Choice Plan is not defeated or adversely affected by the commingling of transition charges arising with respect to the transition property with funds of the retail electric provider. However, in the event of a bankruptcy of a retail electric provider, a party in interest in the bankruptcy might assert, and a court might rule, that the transition charges commingled by the retail electric provider with its own funds and held by the retail electric provider as of the date of bankruptcy were property of the retail electric provider as of that date, and are therefore property of the retail electric provider's bankruptcy estate and not subject to the lien of the trustee. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the retail electric provider for the amount of commingled transition charges held as of that date and could not recover the commingled transition charges held as of the date of the bankruptcy.

     However the court rules on the ownership of the commingled transition charges, the automatic stay arising upon the bankruptcy of the retail electric provider could delay the servicer and the trustee from receiving the commingled transition charges held by the retail electric provider as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any question for relief from the stay could be delayed pending the court's resolution of whether the commingled transition charges are property of the retail electric provider or of the trustee, including resolution of any tracing of proceeds issues.

     In the event of a bankruptcy of a retail electric provider, a party in interest may take the position that the funds remitted prior to bankruptcy to the servicer, pursuant to the financing order, constitute preferences under bankruptcy law. If a court were to hold that the remitted funds constitute preferences, any such transfer within 90 days of the filing of the bankruptcy petition would be avoidable, and the funds would be returned to the bankruptcy estate of the retail electric provider. If the servicer is considered to be an "insider" of the retail electric provider, any such transfer made within one year of the filing of the bankruptcy petition would be avoidable. In either case, the servicer would merely be an unsecured creditor of the retail electric provider.



     Other risks relating to bankruptcy may be found in "Risk Factors--Risks Associated With Potential Bankruptcy Proceedings."


    MATERIAL FEDERAL INCOME TAX CONSEQUENCES FOR THE TRANSITION BONDHOLDERS

GENERAL

     The following is a summary of the material federal income tax consequences to holders of the transition bonds and is based on the opinion of Baker Botts L.L.P., special federal income tax counsel to us and to Reliant Energy, referred to in this prospectus as special tax counsel. Special tax counsel has advised us that the description of material federal income tax consequences in this summary is accurate in all material respects. The opinion of special tax counsel is based on some assumptions and is limited by some qualifications stated in this discussion or in the opinion. This discussion is based on current provisions of the Internal Revenue Code, currently applicable Treasury Regulations and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to holders of the transition bonds.

     This discussion applies to holders of the transition bonds who acquire the bonds at original issue for cash equal to the issue price of those bonds and hold the transition bonds as capital assets. This discussion does not address all of the tax consequences relevant to a particular holder of the transition bonds in light of that holder's circumstances, and some holders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code, broker-dealers and persons who hold the transition bonds as part of a hedge, straddle, "synthetic security" or other integrated investment, risk reduction or constructive sale transaction). Except as described below, this discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to the transition bonds because that income is effectively connected with the conduct of a U.S. trade or business. In addition, this discussion does not address any tax consequences under state, local or foreign tax laws. CONSEQUENTLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISER TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRANSITION BONDS.

INCOME TAX STATUS OF THE TRANSITION BONDS AND THE ISSUER

     Reliant Energy has received a ruling from the Internal Revenue Service to the effect that the transition bonds will be classified as obligations of Reliant Energy for federal income tax purposes. Based on that private letter ruling and the assumptions contained therein, including a representation by Reliant Energy that it will not make, or allow there to be made, any election to the contrary, special tax counsel will render its opinion that we will not be subject to United States federal income tax as an entity separate from Reliant Energy.

TAXATION OF HOLDERS OF THE TRANSITION BONDS

     Based on the assumptions and subject to the qualifications stated herein, it is the opinion of special tax counsel that the material federal income tax consequences to holders of the transition bonds are as follows:

DEFINITION OF UNITED STATES PERSON

     For purposes of the discussion below, a United States person includes:

     . an individual who is a citizen or resident of the United States for U.S. federal income tax purposes,

     . a corporation, partnership or other entity created or organized in or under the laws of the United States, or any state, including the District of Columbia, or any political subdivision thereof or, in the case of a partnership, otherwise treated as a United States person under applicable Treasury Regulations,

     . an estate, the net income of which is subject to United States federal income taxation regardless of its source, or

     . a trust, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A U.S. holder means a holder of a transition bond that is a United States person. A non-U.S. holder means a holder of a transition bond that is not a United States person.

TAX CONSEQUENCES TO U.S. HOLDERS

     Payments of Interest. Stated interest on the transition bonds will be taxable as ordinary interest income when received or accrued by U.S. holders under their method of accounting. Generally, interest on the transition bonds will constitute "investment income" for purposes of Internal Revenue Code limitations on the deductibility of investment interest expense.

     Sale or Other Taxable Disposition of the Transition Bonds. If there is a sale, exchange, redemption, retirement or other taxable disposition of a transition bond, a U.S. holder generally will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the holder's adjusted tax basis in the transition bond. The adjusted tax basis in the transition bond generally will equal its cost, reduced by any payments reflecting principal previously received with respect to the bond. Gain or loss generally will be capital gain or loss if the transition bond was held as a capital asset.

     Backup Withholding. Payments made on and proceeds from the sale of a transition bond may be subject to backup withholding, currently at the rate of 30.5%, unless a U.S. holder complies with certain identification requirements. Any amounts withheld from a payment to a U.S. holder will be allowed as a credit against such U.S. holder's federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     Withholding. Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, payments of principal, premium (if any) and interest on a transition bond by us or any paying agent to any non-U.S. holder, and gain realized on the sale or exchange of a transition bond by a non-U.S. holder, will be exempt from United States federal income or withholding tax, provided that:

     . such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of Reliant Energy's stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to Reliant Energy through stock ownership and is not a bank receiving interest described in
          Section 881(c)(3)(A) of the Internal Revenue Code,

     . the statement requirement set forth in Section 871(h) or Section 881(c) of the Internal Revenue Code has been fulfilled with respect to the beneficial owner, as discussed below,

     . such non-U.S. holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition, or such individual does not have a "tax home" (as defined in Section 911(d)(3) of the Internal Revenue Code) or an office or other fixed place of business in the United States and such holder is not subject to the rules under the Internal Revenue Code applicable to expatriates, and

     . such payments and gain are not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States.

     The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a transition bond certifies on an appropriate form (generally IRS Form W-8BEN), under penalties of perjury, that it is not a United States person and provides its name and address, and (a) the beneficial owner files that form with the withholding agent or (b) a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business holds the transition bond on behalf of the beneficial owner, files with the withholding agent a statement that it has received that form from the beneficial owner and furnishes the withholding agent with a copy thereof. With respect to any transition bond held by a foreign partnership, under current law, this certification may be provided by the foreign partnership. However, unless a foreign partnership has entered into a withholding agreement with the IRS, each partner that is a non-U.S. holder will be required to supply this certification in order to avoid withholding with respect to such partner's share of interest paid to the foreign partnership after December 31, 2000. Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

     If a non-U.S. holder of a transition bond is engaged in a trade or business in the United States, and if interest on the transition bond is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale or exchange of the transition bond in the same manner as if it were a U.S. holder. In lieu of the certificate described in the preceding paragraph, such a non-U.S. holder will be required to provide to the withholding agent an appropriate form (generally IRS Form W-
8ECI), executed under penalties of perjury, in order to claim an exemption from withholding tax. In addition, if such a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     Estate Tax. A transition bond held by an individual who is a non-U.S. holder at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that:

     . the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of Reliant Energy's voting stock, and

     . at the time of such individual's death, payments with respect to a transition bond would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

     Backup Withholding and Information Reporting. Backup withholding (currently at the rate of 30.5%) will not apply to payments made on or proceeds from the sale of a transition bond if the certifications required by Sections 871(h) or 881(c) of the Internal Revenue Code are received, provided in each case that the payor does not have actual knowledge or reason to know that the payee is a United States person. Please refer to "--Tax Consequences to U.S. Holders-- Backup Withholding."

     Interest on a transition bond that is beneficially owned by a non-U.S. holder will be reported annually on IRS Form 1042-S, which must be filed with the IRS and furnished to such non-U.S. holder. Non-U.S. holders of a transition bond should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against such non-U.S. holder's United States federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

STATE TAX CONSEQUENCES

     Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax consequences to us or to holders of the transition bonds in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of us as well as any state and local tax consequences to them of purchasing, holding and disposing of the transition bonds.


                              ERISA CONSIDERATIONS

ERISA and Section 4975 of the Internal Revenue Code impose restrictions on:

     . employee benefit plans, as defined in Section 3(3) of ERISA, that are subject to Title I of ERISA,

     . plans, as defined in Section 4975(e)(1) of the Internal Revenue Code, that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts or Keogh plans,

     . any entities whose underlying assets include plan assets by reason of that plan's investment in these entities, each of the entities described in the first three bullet points being referred to as a "plan" and

     . persons who have specified relationships to plans which are "parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code, which collectively are referred to as parties in interest.

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86
(1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account, such as through the purchase of an annuity contract. ERISA also imposes specific duties on persons who are fiduciaries of plans subject to ERISA, and ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions between a plan and parties in interest with respect to the plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Internal Revenue Code.

PLAN ASSET ISSUES FOR AN INVESTMENT IN THE TRANSITION BONDS

     The plan asset regulation is a regulation issued by the United States Department of Labor which states that, if a plan makes an "equity" investment in a corporation, partnership, trust or another specified entity, the underlying assets and properties of the entity will be deemed for purposes of ERISA and
Section 4975 of the Internal Revenue Code to be assets of the investing plan unless those exceptions set forth in the regulation apply. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the transition bonds should not be treated as an equity interest for purposes of the plan asset regulation. Accordingly, our assets should not be treated as the assets of plans investing in the transition bonds.

PROHIBITED TRANSACTION EXEMPTIONS

     It should be noted, however, that without regard to the treatment of the transition bonds as equity interests under the plan asset regulation, Reliant Energy, the underwriters and/or their affiliates, as a provider of services to plans, may be deemed to be parties in interest with respect to many plans. The purchase and holding of the transition bonds by or on behalf of one or more of these plans could result in a prohibited transaction within the meaning of
Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code. However, the purchase and holding of the transition bonds may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

     Examples of Prohibited Transaction Class Exemptions. Potentially applicable prohibited transaction class exemptions, which are referred to as PTCE's, include the following:

     . PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts,

     . PTCE 95-60, which exempts specific transactions involving insurance company general accounts,

     . PTCE 91-38, which exempts specific transactions involving bank collective investment funds,

     . PTCE 84-14, which exempts specific transactions effected on behalf of a plan by a "qualified professional asset manager," as that term is defined in PTCE 84-14, and which is referred to as a QPAM, or

     . PTCE 96-23, which exempts specific transactions effected on behalf of a plan by "in-house" asset managers that satisfy the requirements of PTCE 96-23.

It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

CONDITIONS THAT WOULD ALLOW THE QPAM EXEMPTION TO APPLY.


  Plan fiduciaries intending to rely upon the QPAM exemption should consider the following. As noted above, although we believe that the transition bonds should not constitute "equity interests" for purposes of the plan asset regulation, it is nonetheless possible that any class or series of transition bonds could be treated as "equity interests" for purposes of the plan asset regulation, in which case our assets would be treated as the assets of any plan purchasing that class or series unless another exception were applicable. In this event, transition bond charge collections could be deemed, for purposes of the prohibited transaction rules, to flow indirectly from customers to plans that own that class or series of transition bonds. Thus, if one or more customers were parties in interest with respect to a plan that owned that class or series of transition bonds, such holding could be deemed to constitute a prohibited transfer of property between a plan and any party in interest with respect to the plan. The QPAM exemption requires, among other things, that at the time of the proposed transaction, the party in interest, or its affiliate, does not have the authority to appoint or terminate the QPAM as a manager of any of the plan's assets. This means, however, that if a party in interest with respect to a plan that holds such class or series is a customer that has the authority to appoint or terminate the QPAM as a manager of the plan's assets (for example, the plan's sponsor or a director of the plan sponsor), the holding of that class or series of transition bonds by the plan could be deemed to constitute a prohibited transaction to which the QPAM exemption does not apply. Accordingly, fiduciaries intending to rely upon the QPAM exemption should carefully discuss the effectiveness of the QPAM exemption with their legal advisors before purchasing any class or series of transition bonds.

     PRIOR TO MAKING AN INVESTMENT IN THE TRANSITION BONDS OF ANY SERIES, A PLAN INVESTOR MUST DETERMINE WHETHER, AND EACH FIDUCIARY CAUSING THE TRANSITION BONDS TO BE PURCHASED BY, ON BEHALF OF OR USING PLAN ASSETS OF A PLAN THAT IS SUBJECT TO THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE, INCLUDING WITHOUT LIMITATION AN INSURANCE COMPANY GENERAL ACCOUNT, SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT, AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES, SO THAT THE USE OF PLAN ASSETS OF THE PLAN TO PURCHASE AND HOLD THE TRANSITION BONDS DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NONEXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the Department of Labor issued final regulations on January 5, 2000, referred to as the "general account regulations," with respect to insurance contracts or policies issued on or before December 31, 1998, that are supported by an insurer's general account. The general account regulations, generally effective July 5, 2001, provide that assets held by an insurance company general account will not constitute plan assets for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, provided the insurer complies with the specified conditions.

     However, the general account regulations do not apply to insurance contracts and policies issued after December 31, 1998. PTCE 95-60 would, however, be applicable to purchases of the transition bonds by insurance company general accounts respecting contracts and policies issued after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any plan invested in a separate account.

GENERAL INVESTMENT CONSIDERATIONS FOR PROSPECTIVE PLAN INVESTORS IN THE TRANSITION BONDS

     Prior to making an investment in the transition bonds, prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each plan fiduciary should take into account, among other considerations,

     .    whether the fiduciary has the authority to make the investment,

     . whether the investment constitutes a direct or indirect transaction with a party in interest,

     . the composition of the plan's portfolio with respect to diversification by type of asset,

     .    the plan's funding objectives,

     .    the tax effects of the investment, and

     . whether, under the general fiduciary standards of investment prudence and diversification, an investment in the transition bonds is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

     Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under state or other federal law and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.

     The sale of the transition bonds to a plan shall not be deemed a representation by Reliant Energy, the underwriters, or us that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.


                 PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

     The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. We and the trustee intend that the transition bonds may be offered through various methods from time to time. We also intend that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of the transition bonds may be made through a combination of these methods.

     The distribution of the transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any series of the transition bonds will develop or, if one does develop, that it will continue.

     Compensation to Underwriters. In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from us and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. These underwriters or agents will be identified, and any compensation received from us will be described, in the related prospectus supplement.

     Other Distribution Issues. Under agreements which may be entered into by Reliant Energy, us and the trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by Reliant Energy and us against liabilities specified therein, including under the Securities Act of 1933. The underwriters may, from time to time, buy and sell the transition bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that this market, if established will continue.


                        RATINGS FOR THE TRANSITION BONDS

     It is a condition of any underwriter's obligation to purchase the transition bonds that each series or class be rated investment grade, that is, in one of the four highest rating categories, by each of Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service Inc.

     Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds and, accordingly, we can give no assurance that the ratings assigned to any series or class of the transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of the transition bonds is revised or withdrawn, the liquidity of this series or class of the transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of the transition bonds by the applicable series final maturity date or class final maturity date, as well as the timely payment of interest.


                                 LEGAL MATTERS

     Some legal matters relating to us and the issuance of the transition bonds will be passed upon for us by Baker Botts L.L.P., Houston, Texas and Richards, Layton & Finger, P.A., Wilmington, Delaware, and for the underwriters by Vinson & Elkins L.L.P., Houston, Texas and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Some legal matters relating to the federal tax consequences of the issuance of the transition bonds will be passed upon for us by Baker Botts L.L.P.


                                    EXPERTS

     The financial statements of Reliant Energy Transition Bond Company LLC as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and for the period from November 10, 1999 (date of inception) to December 31, 1999, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such form given their authority as experts in accounting and auditing.

                                   APPENDIX A

                           GLOSSARY OF DEFINED TERMS


     The following definitions are used in this prospectus and in any accompanying prospectus supplement:

Adjustment rate means the rate by which the transition charges will be modified, as calculated under the true-up provision.

Adjustment request with regard to the transition charges means a request filed by the servicer with the Texas commission requesting modifications to the transition charges.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collection account means the segregated trust account designated the collection account and held by the trustee under the indenture.

Collection agent means Reliant Energy, acting as the initial collection agent, and any successor collection agent, which will collect transition charges on behalf of the servicer under the intercreditor agreement.

DTC means the Depository Trust Company, New York, New York.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means the Euroclear System.

Excess advances means advances paid to the servicer by the retail electric provider in excess of amounts paid by retail electric customers to the retail electric provider on an annual basis.

Financing order means the order issued by the Texas commission to Reliant Energy which, among other things, governs the amount and terms for collections of the transition charges.

Fitch means Fitch, Inc.

Indenture means the indenture to be entered into between Reliant Energy Transition Bond Company LLC and the trustee, providing for the issuance of transition bonds, as the same may be amended and supplemented from time to time by one or more indentures supplemental thereto.

KWh means kilowatt-hour.

Moody's means Moody's Investors Service, Inc.

MWh means megawatt-hour.

Nonbypassable refers to the right of the servicer to collect the transition charges from all existing and future retail electric customers located within Reliant Energy's service territory even if those customers elect to purchase electricity from another supplier or choose to operate self-generation equipment.

Payment date means the date or dates on which interest and principal are to be payable on the transition bonds.

Qualified costs means the transition or stranded costs of an electric utility recoverable through the issuance of transition bonds, the costs of issuing, supporting and servicing the transition bonds; and any costs of retiring and refunding existing debt and equity securities in connection with the issuance of transition bonds.

Record date means the date or dates on which payments will be made to the holders of the transition bonds.

Retail electric customers means the consumers of electricity and related services within Reliant Energy's service territory.

Retail electric providers means the providers of electricity and related services to retail electric customers within Reliant Energy's service territory.

S&P means Standard and Poor's Rating Services, a division of the McGraw-Hill Companies.

Sale agreement means the sale agreement to be entered into between Reliant Energy Transition Bond Company LLC and Reliant Energy pursuant to which Reliant Energy is selling and Reliant Energy Transition Bond Company LLC is buying the transition property.

Service territory means, with regard to Reliant Energy, the certificated service area as it existed on May 1, 1999, within which it may recover generation-related regulatory assets through nonbypassable transition charges assessed on all retail electric customers within that area.

Servicer means Reliant Energy, acting as the initial servicer, and any successor or assignee servicer, which will service the transition property under a servicing agreement with Reliant Energy Transition Bond Company LLC.

Servicing agreement means the servicing agreement to be entered into between Reliant Energy Transition Bond Company LLC and Reliant Energy, as the same may be amended and supplemented from time to time, pursuant to which Reliant Energy is undertaking to service the transition property.

Stranded costs means the net electric generation-related costs which traditionally would be recoverable under a regulated environment but which may not be recoverable in a competitive electric generation market.

Texas commission means the Public Utility Commission of Texas.

Texas Electric Choice Plan means the Texas legislation adopted in June 1999 that substantially amended the regulatory structure governing electric utilities in order to allow retail competition beginning on January 1, 2002.

Transition charges means, with regard to Reliant Energy, the amounts authorized to be imposed on all retail electric customer bills within Reliant Energy's service territory and collected, through a nonbypassable mechanism, by the servicer, to recover qualified costs pursuant to the financing order.

Transition property means, with regard to Reliant Energy, all of Reliant Energy's right, title, and interest in and to the financing order, including the irrevocable right to recover, through the transition charges, amounts sufficient to recover all of Reliant Energy's qualified costs, sold to us pursuant to the sale agreement.

True-up provision means a mechanism required by the financing order whereby the servicer will apply to the Texas commission for adjustments to the transition charges based on actual collected transition charges and updated assumptions by the servicer as to future collections of transition charges.

                         Index to Financial Statements

                                       of

                   Reliant Energy Transition Bond Company LLC

                                                                                               Page
Independent Auditors' Report.................................................................  F-2


Balance Sheets as of December 31, 1999 and 2000 and June 30, 2001 (unaudited)................. F-3

Statements of Member's Equity for the period from November 10, 1999 (date of inception) to
  December 31, 1999, the year ended December 31, 2000 and the six months ended
  June 30, 2001 (unaudited)..................................................................  F-4

Statements of Cash Flows for the period from November 10, 1999 (date of inception) to
  December 31, 1999, the year ended December 31, 2000 and the six months ended
  June 30, 2001 (unaudited)..................................................................  F-5


Notes to Financial Statements................................................................  F-6

                          INDEPENDENT AUDITORS' REPORT


To the Member of
Reliant Energy Transition Bond Company LLC
Houston, Texas


     We have audited the accompanying balance sheets of Reliant Energy Transition Bond Company LLC (the Company), a wholly owned subsidiary of Reliant Energy, Incorporated (Reliant Energy) as of December 31, 1999 and 2000, and the related statements of member's equity and cash flows for the period from November 10, 1999 (date of inception) to December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 2000, and the results of its cash flows for the period from November 10, 1999 (date of inception) to December 31, 1999, and the year ended December 31 2000, in conformity with accounting principles generally accepted in the United States of America.



Deloitte & Touche LLP
Houston, Texas
July 12, 2001

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                                 BALANCE SHEETS




                                                    December 31, 1999        December 31, 2000         June 30, 2001
                                                    -----------------        -----------------         -------------

                                                                                                        (unaudited)
ASSETS                                                     $  1,000               $    1,000             $    1,000
     Cash...............................................         --                       --              2,215,497
                                                           --------               ----------             ----------
     Unamortized debt issuance costs....................   $  1,000               $    1,000             $2,216,497
                                                           ========               ==========             ==========
        Total assets....................................
LIABILITIES AND MEMBER'S EQUITY
     Due to related party (Note 3)......................   $     --               $      --              $2,215,497
                                                           --------               ----------             ----------
        Total liabilities...............................         --                      --               2,215,497
                                                           --------               ----------             ----------
     Member's equity....................................      1,000                    1,000                  1,000
                                                           --------               ----------             ----------
        Total liabilities and member's
            equity......................................   $  1,000               $    1,000             $2,216,497
                                                           ========               ==========             ==========


                See Notes to the Company's Financial Statements

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                          STATEMENTS OF MEMBER'S EQUITY








Member's equity at November 10, 1999 (date of inception)...    $   --

Initial contribution.......................................     1,000
                                                               ------
Member's equity at December 31, 1999.......................    $1,000
                                                               ------
Member's equity at December 31, 2000.......................    $1,000
                                                               ------
Member's equity at June 30, 2001 (unaudited)...............    $1,000
                                                               ======

                See Notes to the Company's Financial Statements

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                            STATEMENTS OF CASH FLOWS



                                                       November 10, 1999                         Six Months Ended June 30,
                                                        (inception) to         Year Ended        -------------------------
                                                       December 31, 1999   December 31, 2000         2000          2001
                                                       -----------------   ------------------    -----------    ----------
                                                                                                         (unaudited)
Cash Flows from Financing Activities:
   Contribution from member.........................         $1,000              $   --              $   --         $   --
                                                             ------              ------              ------         ------
Net Increase in Cash................................          1,000                  --                  --             --
Cash at Beginning of Period.........................             --               1,000               1,000          1,000
                                                             ------              ------              ------         ------
Cash at End of Period...............................         $1,000              $1,000              $1,000         $1,000
                                                             ======              ======              ======         ======


                See Notes to the Company's Financial Statements

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                         NOTES TO FINANCIAL STATEMENTS

(1)  BASIS OF PRESENTATION

       Reliant Energy Transition Bond Company LLC (Company) is a special purpose Delaware limited liability company, whose sole member is Reliant Energy, Incorporated (Reliant Energy). Reliant Energy is a diversified international energy services company.

       In June 1999, the State of Texas enacted the Texas Electric Choice Plan (Legislation). The Legislation authorizes competition in the retail and generation markets for electricity beginning in January 2002, and provides for recovery of stranded costs (i.e., the excess of net book value of generation assets (as defined by the Legislation) over the market value of those assets) and generation-related regulatory assets (as defined by the Legislation) through irrevocable, nonbypassable transition charges assessed on all retail electric customers within a utility's certificated service area as it existed on May 1, 1999 (transition charges). The Legislation authorizes the Public Utility Commission of Texas (Texas PUC)to issue a "financing order" approving the issuance of transition bonds to recover generation- related regulatory assets and stranded costs. The Legislation and the financing order permit an electric utility to transfer its rights and interests in the financing order, including the right to collect transition charges pursuant to the Legislation, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the transition charges. The electric utility's right to receive the transition charges and its other rights and interests under the financing order constitute transition property. The Texas PUC issued a financing order to Reliant Energy on May 31, 2000 that authorizes Reliant Energy to cause the Company to issue transition bonds in an aggregate principal amount not to exceed $740 million, plus up-front qualified costs not to exceed $10.7 million in the aggregate.

       The Company was organized on November 10, 1999, under the laws of the State of Delaware for the sole purpose of acquiring and holding transition property to be acquired from Reliant Energy. In connection with the acquisition of the transition property, the Company will (a) issue and register one or more series of transition bonds, (b) pledge its interests in the transition property and other transition bond collateral to secure the transition bonds, (c) make debt service payments on the transition bonds and (d) perform other activities that are necessary, suitable or convenient to accomplish these purposes. The purchase price of such transition property will be paid from the proceeds of the transition bonds issued by the Company secured by the transition property and other collateral.

       The Company is restricted by its organizational documents from engaging in any other activities. In addition, its organization documents require it to operate in such a manner that it should not be consolidated in the bankruptcy estate of Reliant Energy, in the event Reliant Energy becomes subject to such proceeding. The Company is legally separate from Reliant Energy.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Income Taxes. Reliant Energy Transition Bond Company LLC is organized as a single member limited liability company. Income or losses will be passed through to Reliant Energy, and accordingly, there is no provision for income taxes.

       Deferred Costs. Debt issuance costs associated with the proposed debt issuance incurred by Reliant Energy and billed to Reliant Energy Transition Bond Company LLC are deferred on the accompanying financial statements and are expected to be amortized ratably over the life of the underlying securities.

       Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Interim Financial Information. The interim statements for the six months ended June 30, 2000 and 2001 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

(3)  SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

       Under a servicing agreement to be entered into by the Company and Reliant Energy concurrently with the issuance of the first series of transition bonds, Reliant Energy, as servicer, will be required to manage and administer the transition property of the Company and to collect the transition charges on behalf of the Company. The Company will pay an annual servicing fee to Reliant Energy for these services.

       All debt issuance costs incurred to date have been or will be paid by Reliant Energy and reimbursed by Reliant Energy Transition Bond Company LLC upon issuance of the bonds.

Through and including __________, 2001 (the 90th day after the date of this prospectus supplement and the accompanying prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to a dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and when offering an unsold allotment or subscription.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The registrant estimates that expenses in connection with the offering described in this registration statement, other than underwriting discounts and commissions, will be as follows:


Securities and Exchange Commission filing fee............................................  $  187,703
Printing and engraving expenses..........................................................     250,000
Attorney's fees and expenses.............................................................   3,000,000
Rating Agency fees.......................................................................     550,000
Independent Auditor's fees and expenses..................................................      75,000
Trustee's fees and expenses..............................................................      75,000
Tax consulting fees......................................................................     225,000
Texas commission legal fees..............................................................     100,000
Texas commission financial advisor's fees................................................   1,129,000
Miscellaneous fees and expenses..........................................................   1,408,297
                                                                                           ----------
      Total..............................................................................  $7,000,000
                                                                                           ==========




ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 109 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in the limited liability company agreement of a limited liability company, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and
demands whatsoever.   Under the amended and restated limited liability company
agreement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under the amended and restated limited liability company agreement, except for:

     . liabilities arising from their own willful misconduct or gross negligence,

     . liabilities arising from the failure by any manager to perform obligations expressly undertaken in the amended and restated limited liability company agreement, or

     . taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by our managers in connection with the transactions described in this prospectus.

ITEM 16.  EXHIBITS.

     See Index to Exhibits at page II-5.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 13, 2001.


          RELIANT ENERGY TRANSITION BOND
          COMPANY LLC
          (Registrant)



          By:   /s/ Marc Kilbride
              -----------------------------------------------
                Name:   Marc Kilbride
                Title:  Sole Manager


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



     /s/ Marc Kilbride                             July 13, 2001
------------------------------------

Name:   Marc Kilbride
Title:  Sole Manager

                               INDEX TO EXHIBITS



Exhibit
Number                                       Document Description
-------                                      --------------------
 1.1*   Form of Underwriting Agreement
 4.1+   Limited Liability Company Agreement of Reliant Energy Transition Bond Company LLC
 4.2+   Certificate of Formation of Reliant Energy Transition Bond Company LLC
 4.3*   Form of Amended and Restated Limited Liability Company Agreement
 4.4*   Form of Indenture
 4.5*   Form of Supplemental Indenture
 4.6*   Form of the Transition Bonds (included in Exhibit 4.5)
 5.1*   Opinion of Baker Botts L.L.P. relating to legality of the transition bonds
 8.1*   Opinion of Baker Botts L.L.P. with respect to federal tax matters
10.1*   Form of Sale Agreement
10.2*   Form of Servicing Agreement
10.3*   Form of Administration Agreement
10.4*   Form of Intercreditor Agreement
23.1    Consent of Deloitte & Touche LLP
23.2*   Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
25.1*   Statement of Eligibility under the Trust Indenture Act on Form T-1 of Bankers Trust Company, as Trustee
        under the Indenture
99.1*   Financing Order
99.2*   Internal Revenue Service Private Letter Ruling relating to the transition bonds
99.3*   State of Texas Comptroller of Public Accounts rulings relating to the transition bonds

----------------
*  To be filed by amendment.
+  Previously filed.